UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ADVANCED MICRO DEVICES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ADVANCED MICRO DEVICES, INC.

ONE AMD PLACE

P.O. BOX 3453

SUNNYVALE, CALIFORNIA 94088-3453

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

YOUR VOTE IS IMPORTANT AND WE ENCOURAGE YOU TO VOTE PROMPTLY

You are cordially invited to attend our 2014 annual meeting of stockholders (our “Annual Meeting”) to be held on Thursday, May 8, 2014 at 9 a.m. Pacific Time at AMD, “Commons Building,” One AMD Place, Sunnyvale, CA 94088. We are holding our Annual Meeting to:

•	Elect the 11 director nominees named in this proxy statement;

•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year;

•

Approve the amendment and restatement of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan (as amended and restated, the “2004 Plan”) to amend the existing plan to (i) increase the number of shares authorized for issuance under the 2004 Plan by 32.5 million shares, (ii) extend the term of the 2004 Plan until July 31, 2024, and (iii) remove the 180 million share limit for shares issued (counting each reissuance of a share that was previously issued and then forfeited or repurchased by us as a separate issuance) under the 2004 Plan upon exercise of an award;

•

Approve on a non-binding, advisory basis the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission (the “SEC”); and

•	Transact any other business that properly comes before our Annual Meeting or any adjournment or postponement thereof.

We are pleased to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. As a result, we are mailing to our stockholders (other than those who previously requested printed or emailed materials on an ongoing basis) a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of printed copies of our proxy materials. The Notice contains instructions on how to access our proxy materials on the Internet, how to vote on the Internet and how you can receive printed or emailed copies of our proxy materials. We believe that providing our proxy materials over the Internet will lower our Annual Meeting’s cost and environmental impact, while increasing the ability of our stockholders to access the information that they need.

Stockholders of record at the close of business on March 10, 2014 and holders of proxies for those stockholders may attend and vote at our Annual Meeting. To attend our Annual Meeting in person, you must present valid photo identification, and, if you hold shares through a broker, bank, trustee or nominee (i.e., in street name), you must also present a letter from your broker or other nominee showing that you were the beneficial owner of the shares on March 10, 2014.

This year, we are also pleased to offer a virtual annual meeting at which our stockholders can view our Annual Meeting at www.virtualshareholdermeeting.com/AMD14. Stockholders at the close of business on March 10, 2014 may also ask questions and vote at our Annual Meeting via the Internet. We hope this will allow our stockholders who are unable to attend our Annual Meeting in person to participate in our Annual Meeting.

Sincerely,

HARRY A. WOLIN

Senior Vice President, General Counsel & Secretary

This notice of annual meeting and proxy statement are dated March 25, 2014 and will first be distributed and made available to the stockholders of Advanced Micro Devices, Inc. on or about March 28, 2014.

Important notice regarding Internet availability of proxy materials: This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 28, 2013 are available at www.proxyvote.com and on the Investor Relations pages of our Web site at www.amd.com or ir.amd.com.

In this proxy statement, the words “AMD,” the “Company,” “we,” “ours,” “us” and similar terms refer to Advanced Micro Devices, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

ADVANCED MICRO DEVICES, INC.

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

1.	Q:	WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

	A:	In accordance with rules adopted by the SEC, commonly referred to as “Notice and Access,” we may furnish proxy materials by providing access to the documents on the Internet, instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice was mailed on or about March 28, 2014 to stockholders of record on March 10, 2014 who have not previously requested to receive printed or emailed materials on an ongoing basis. The Notice instructs you as to how you may access our proxy materials on the Internet and how to vote on the Internet.

In addition, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions in the Notice. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the environmental impact of our annual meetings. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

2.	Q:	WHY AM I RECEIVING THESE MATERIALS?

	A:	Our board of directors (the “Board”) is providing these materials to you in connection with the Board’s solicitation of proxies for use at our Annual Meeting, which will take place on May 8, 2014 at 9 a.m. Pacific Time at AMD, “Commons Building,” One AMD Place, Sunnyvale, CA 94088. Our stockholders as of the close of business on March 10, 2014, the record date for our Annual Meeting, are invited to attend our Annual Meeting and are requested to vote on the items described in this proxy statement. This proxy statement includes information that we are required to provide you under SEC rules and is designed to assist you in voting your shares.

3.	Q:	WHAT IS INCLUDED IN THE PROXY MATERIALS?

	A:	The proxy materials for our Annual Meeting include the Notice, this proxy statement and our Annual Report on Form 10-K for the year ended December 28, 2013 (our “Annual Report”). If you received a printed copy of these materials, the proxy materials also include a proxy card or voting instruction form.

4.	Q:	WHO IS SOLICITING MY VOTE?

	A:	This proxy solicitation is being made by the Board of Advanced Micro Devices, Inc. We have retained MacKenzie Partners, Inc., professional proxy solicitors, to assist us with this proxy solicitation. We will pay the entire cost of this solicitation, including MacKenzie’s fees and expenses, which we expect to be approximately $30,000.

5.	Q:	WHEN WERE MATERIALS MAILED TO STOCKHOLDERS?

	A:	The Notice was first mailed to stockholders on or about March 28, 2014. The proxy materials were first mailed to stockholders who requested a printed version on or about March 28, 2014.

	Q:	HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?

The Notice, proxy card and voting instruction form contain instructions on how you may access our proxy materials on the Internet and how to vote on the Internet. Our proxy materials are also available at www.proxyvote.com and the Investor Relations pages of our Web site at www.amd.com or ir.amd.com.

6.	Q:	WHAT AM I BEING ASKED TO VOTE ON?

	A:	You may vote on:

•    Proposal 1: Election of 11 directors to serve on our Board.

•    Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

•    Proposal 3: Approval of the amendment and restatement of the 2004 Plan to amend the existing plan to (i) increase the number of shares authorized for issuance under the 2004 Plan by 32.5 million shares, (ii) extend the term of the 2004 Plan until July 31, 2024, and (iii) remove the 180 million share limit for shares issued (counting each reissuance of a share that was previously issued and then forfeited or repurchased by us as a separate issuance) under the 2004 Plan upon exercise of an award.

•    Proposal 4: Approval on a non-binding, advisory basis of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC (Proposal 4 is referred to in this proxy statement as the “Say-On-Pay” proposal).

•    Such other business as may properly come before our Annual Meeting or any adjournment or postponement of our Annual Meeting.

7.	Q:	HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

	A:	The Board recommends that you vote:

•    FOR each of the 11 director nominees named in this proxy statement.

•    FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

•    FOR the approval of the amendment and restatement of the 2004 Plan.

•    FOR the Say-On-Pay proposal.

8.	Q:	WHO IS ENTITLED TO VOTE?

	A:	Stockholders as of the close of business on March 10, 2014, the record date for our Annual Meeting, are entitled to vote on all items properly presented at our Annual Meeting. On the record date, approximately 761,517,519 shares of our common stock were outstanding. Every stockholder is entitled to one vote for each share of common stock held on the record date. A list of these stockholders will be available during regular business hours at our headquarters, located at One AMD Place, Sunnyvale, California, 94088, from our Secretary at least ten days before our Annual Meeting. The list of stockholders will also be available at the time and place of our Annual Meeting.

9.	Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

	A:	Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to AMD or to vote at our Annual Meeting. If you requested to receive printed proxy materials, we have enclosed a proxy card for you to use, as described in the Notice and under Question 11 below. You may also vote on the Internet, as described in the Notice and under Question 11 below. You are also invited to attend our Annual Meeting in person or via the Internet.

Beneficial Owner. If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization (i.e., in street name), like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice should be forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker or other nominee how to vote your shares, and you are also invited to attend our Annual Meeting in person or via the Internet.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at our Annual Meeting unless you obtain a “legal proxy” from the broker or other nominee that holds your shares giving you the right to vote the shares at our Annual Meeting and a letter from your broker or other nominee showing that you were the beneficial owner of your shares on March 10, 2014. If you do not wish to vote in person or you will not be attending our Annual Meeting, you may submit voting instructions to your broker or other nominee. You may also vote over the Internet, as described in the Notice and under Question 12 below.

10.	Q:	WHO CAN ATTEND THE ANNUAL MEETING? CAN I VOTE AT THE ANNUAL MEETING? CAN I ATTEND THE ANNUAL MEETING VIA THE INTERNET?

	A:	You can attend our Annual Meeting in person or you can attend and participate via the Internet.

Attending in Person. Only stockholders as of the close of business on March 10, 2014 (the record date for our Annual Meeting), holders of valid proxies for those stockholders and other persons invited by us can attend our Annual Meeting in person. To attend our Annual Meeting in person, you must present valid photo identification, such as a driver’s license or passport, and, if you were a beneficial owner you must also present a letter from your broker or other nominee showing that you were the beneficial owner of the shares on March 10, 2014. If you were a stockholder of record on March 10, 2014, you may vote your shares in person at our Annual Meeting. If you were a beneficial owner on March 10, 2014, you must also bring a legal proxy from your broker or other nominee to vote your shares in person at our Annual Meeting.

Attending and Participating via the Internet. Stockholders may also attend our Annual Meeting via the Internet at www.virtualshareholdermeeting.com/AMD14. Stockholders of record and beneficial owners as of the close of business on March 10, 2014 may also submit questions and vote while attending the meeting via the Internet. Instructions on how to attend and participate at our Annual Meeting via the Internet are posted at www.virtualshareholdermeeting.com/AMD14. To demonstrate proof of stock ownership, you will need to enter the 12-digit control number received with your Notice or proxy materials to submit questions and vote at our Annual Meeting via the Internet. On the day of our Annual Meeting, Broadridge Financial Solutions will be available to answer your questions regarding how to attend and participate at our Annual meeting via the Internet. Broadridge can be contacted by calling 1-855-449-0991 on the day of our Annual Meeting. Broadridge is hosting our virtual annual meeting and has also been retained to distribute, receive, count and tabulate proxies.

11.	Q:	IF I AM A STOCKHOLDER OF RECORD, HOW DO I VOTE?

	A:	If you are a stockholder of record you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can vote by mail, telephone (from the United States and Canada) or the Internet pursuant to instructions provided on the proxy card provided to you with your printed proxy materials.

You may also vote in person at our Annual Meeting. A ballot will be given to you upon request when you arrive at our Annual Meeting. You may also vote while attending our Annual Meeting via the Internet, as described in Question 10 above. Even if you plan to attend our Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

12.	Q:	IF I AM A BENEFICIAL OWNER, HOW DO I VOTE?

	A:	If you are a beneficial owner, you may submit your voting instructions over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can submit your voting instructions by following the instructions in the voting instruction form provided to you by your broker or other nominee. We urge you to instruct your broker or other nominee how to vote on your behalf. As described more fully under Question 14, your broker or other nominee cannot vote on certain items without your instructions.

Alternatively, you can vote in person at our Annual Meeting, but you must bring to our Annual Meeting a legal proxy from your broker or other nominee as the record holder and a letter from your broker or other nominee showing that you were the beneficial owner of your shares on March 10, 2014. You may also vote while attending our Annual Meeting via the Internet, as described in Question 10 above. Even if you plan to attend our Annual Meeting, we recommend that you also submit your voting instructions as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

13.	Q:	WHAT IF I AM A STOCKHOLDER OF RECORD AND DO NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY CARD OR VOTING BY TELEPHONE OR THE INTERNET?

	A:	If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as specified in Question 7 above. With respect to any other matter that properly comes before our Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

14.	Q:	WHAT IF I AM A BENEFICIAL OWNER AND DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER OR OTHER NOMINEE? WHAT IS A BROKER NON-VOTE?

	A:	As a beneficial owner, in order to ensure your shares are voted, you must provide voting instructions to your broker or other nominee by the deadline provided in the materials you receive from your broker or other nominee. If you do not provide voting instructions to your broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

Non-Discretionary Items. The election of directors, the amendment and restatement of the 2004 Plan and the Say-on-Pay proposal are non-discretionary items and may not be voted on by brokers or other nominees who have not received specific voting instructions from beneficial owners. A broker non-vote occurs when your broker or other nominee has not received instructions from you as to how to vote your shares on a proposal and does not have discretionary authority to vote on the proposal.

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year is a discretionary item. Generally, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

15.	Q:	CAN I CHANGE MY VOTE AFTER I HAVE VOTED?

	A:	Yes. You may change your vote at any time before the voting concludes at our Annual Meeting. You may vote by proxy again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to our Annual Meeting will be counted), by signing and returning a new proxy card with a later date or by attending our Annual Meeting and voting in person or via the Internet. However, your attendance at our Annual Meeting in person or via the Internet will not automatically revoke your proxy unless you vote again at our Annual Meeting or specifically request in writing that your prior proxy be revoked.

16.	Q:	WHAT IS A “QUORUM”?

	A:	For the purposes of our Annual Meeting, a “quorum” is the presence, in person or by proxy, by the holders of a majority of the voting power of the outstanding shares entitled to vote at our Annual Meeting. There must be a quorum for our Annual Meeting to be held. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

17.	Q:	WHAT IS THE REQUIRED VOTE FOR EACH PROPOSAL?

	A:	Election of Directors. Each of the 11 director nominees will be elected if each of them receives the affirmative vote of a majority of the votes cast. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Each director nominee has submitted a written resignation that will be effective if he/she does not receive a majority of the votes cast for such director and the resignation is accepted by the Nominating and Corporate Governance Committee, another authorized committee of the Board or the Board.

Ratification of the Appointment of our Independent Registered Public Accounting Firm. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. Abstentions have the same effect as a vote against this proposal. Because brokers and other nominees have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with this item.

Amendment and Restatement of the 2004 Plan. The proposal to amend and restate the 2004 Plan requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Say-On-Pay Proposal. Approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. Because your vote is advisory, it will not be binding on the Board, the Compensation Committee or us. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions about our executive compensation program. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

18.	Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

	A:	We will announce preliminary voting results at our Annual Meeting and publish voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after our Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

19.	Q:	IS MY VOTE CONFIDENTIAL?

	A:	Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Broadridge and handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit Broadridge to tabulate and certify the vote and as required by law. However, comments written on the proxy card may be forwarded to management. In that case, your identity may not be kept confidential.

20.	Q:	HOW WILL VOTING ON ANY BUSINESS NOT DESCRIBED IN THIS PROXY STATEMENT BE CONDUCTED?

	A:	We do not know of any business to be considered at our Annual Meeting other than the items described in this proxy statement. If any other business is presented at our Annual Meeting, your proxy gives authority to each of Rory P. Read, our President and Chief Executive Officer, and Harry A. Wolin, our Senior Vice President, General Counsel and Secretary, to vote on such matters at his discretion.

21.	Q:	WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING DUE?

	A:	For stockholder proposals to be considered for inclusion in the proxy statement for our 2015 annual meeting of stockholders, they must be submitted in writing to Advanced Micro Devices, Inc., One AMD Place, Sunnyvale, California 94088, Attention: Secretary and received by us on or before November 28, 2014. In addition, for directors to be nominated or other stockholder proposals to be properly presented at our 2015 annual meeting of stockholders (but not included in our proxy materials), a separate notice of any nomination or proposal must be received by us between January 8, 2015 and February 7, 2015. If our 2015 annual meeting of stockholders is not held within 30 days of May 8, 2015, to be timely, the stockholder’s notice must be received by us no later than the close of business on the tenth day following the earlier of the day on which the first public announcement of the date of 2015 annual meeting of stockholders was made or the notice of our 2015 annual meeting of stockholders is mailed. The public announcement of an adjournment or postponement of our 2015 annual meeting of stockholders will not trigger a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. More information about the notice period and information required to be included in a stockholder’s notice of a nomination is included under “Consideration of Stockholder Nominees for Director,” below.

22.	Q:	WHAT IS HOUSEHOLDING AND HOW DO I OBTAIN A SEPARATE SET OF PROXY MATERIALS IF I SHARE AN ADDRESS WITH OTHER STOCKHOLDERS?

	A.	We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of the Notice and, if applicable, our printed proxy materials to stockholders of record who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. A separate proxy card for each stockholder of record will be included in the printed materials. This procedure reduces our printing costs, mailing costs and fees. Upon written or oral request, we will promptly deliver a separate copy of the Notice or, if applicable, the printed proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice or Annual Report or, if applicable, the printed proxy materials, contact us at (408) 749-4000 or at Advanced Micro Devices, Inc., One AMD Place, Sunnyvale, California 94088, Attention: Secretary, or by email to Corporate.Secretary@amd.com. If you would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge at 1-800-542-1061.

A number of brokerage firms have instituted householding. If you are a beneficial owner, please contact your broker or other nominee to request information about householding.

ITEM 1—ELECTION OF DIRECTORS

Eleven directors will be elected at our Annual Meeting. All directors are elected annually and serve a one-year term until our next annual meeting.

The Nominating and Corporate Governance Committee of the Board selected, and the Board approved, the following 11 persons as nominees for election to the Board: Mr. Bruce L. Claflin, Dr. W. Michael Barnes, Mr. John E. Caldwell, Mr. Henry WK Chow, Ms. Nora M. Denzel, Mr. Nicholas M. Donofrio, Mr. Martin L. Edelman, Mr. John R. Harding, Mr. Michael J. Inglis, Mr. Rory P. Read and Mr. Ahmed Yahia. All of the nominees are currently directors of AMD. The Board waived the retirement age requirement set forth in our Principles of Corporate Governance with respect to Mr. Edelman upon his designation as a nominee for election to the Board.

Mr. Edelman was first appointed to the Board on February 22, 2013, pursuant to our agreement with Advanced Technology Investment Corporation (“ATIC”) and West Coast Hitech L.P. (“WCH”), which provides that until such time as WCH and its permitted transferees beneficially own, in the aggregate, less than 10% of the outstanding shares of our common stock, WCH has the right to designate a representative to our Board. Mr. Edelman replaced Mr. Waleed Muhairi as WCH’s representative to the Board. Ms. Denzel and Mr. Inglis were first appointed to the Board on March 19, 2014 and were recommended as potential candidates for the Board by a third-party search firm. Ms. H. Paulett Eberhart will not be standing for re-election at the Annual Meeting in order to focus on other matters. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Immediately following our Annual Meeting, the Board intends to reduce the size of the Board from 12 to 11 directors pursuant to our Amended and Restated Bylaws.

The Board expects all nominees named below to be available for election. If a nominee declines or is unable to act as a director, your proxy may vote for any substitute nominee proposed by the Board. Your proxy will vote FOR the election of these nominees, unless you instruct otherwise. Directors are strongly encouraged to attend annual meetings of our stockholders, and we expect all of our current Board member nominees to be present at our Annual Meeting. All of the Board member nominees were present at our 2013 annual meeting of stockholders except Ms. Denzel and Messrs. Edelman, Harding and Inglis.

Certain information regarding each of the nominees is set forth below, including his or her experience, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee and the Board to conclude that the individual should serve as a director on the Board, as well as his or her principal occupation and directorships during the past five years. Our goal is to assemble a Board that operates cohesively and works with management in a constructive way to deliver long-term value to our stockholders. We believe that the nominees set forth below, all of whom are currently directors of AMD, possess valuable experience necessary to guide us in the best interests of our stockholders. Our current Board consists of individuals with proven records of success in their chosen professions. They possess the highest integrity and a keen intellect. They are collegial, yet independent in their thinking, and are committed to the hard work necessary to be informed about the semiconductor industry, us and our key constituents, including our customers, stockholders and management. Most of our directors have broad technology sector experience, including expertise in semiconductor technology, innovation and strategy. Several members of the Board are current or former chief executive officers, thereby providing the Board with practical understanding of how large organizations operate, including the importance of employee development and retention. They also understand strategy and risk management and how these factors impact our operations.

Bruce L. Claflin—Mr. Claflin, 62, has been a director since 2003. On March 2, 2009, he was appointed as the Chairman of the Board. In January 2011, upon the resignation of our former Chief Executive Officer, Mr. Claflin was appointed as non-employee Executive Chairman of the Board, and he held that position until our new Chief Executive Officer was appointed in August 2011, when he resumed acting as our Chairman of the Board. Mr. Claflin was President, Chief Executive Officer and a member of the board of directors of 3Com Corporation, a provider of voice and data networking products and services, from January 2001 until he retired in

2006. He joined 3Com as President and Chief Operating Officer in August 1998. Prior to 3Com, Mr. Claflin served as Executive Vice President, Sales, and prior to that as General Manager of the PC Business Unit for Digital Equipment Corporation. Mr. Claflin also worked for 22 years at International Business Machines Corporation (“IBM”), where he held various sales, marketing and senior management positions, including General Manager of IBM PC Company’s worldwide research and development, product and brand management and President of IBM PC Company, Americas. He was also responsible for the introduction of IBM’s highly successful ThinkPad line of products. In addition to his general management experience, Mr. Claflin has held senior positions where he has been responsible for almost every operation of a global, high technology company, including sales, marketing, research and development and manufacturing. Also, while employed by IBM, Mr. Claflin lived and worked in Hong Kong and Tokyo and was responsible for IBM’s Asia/South Pacific Area, and while employed by 3Com, Mr. Claflin established a joint venture in China in partnership with a leading Chinese global telecom solutions provider. Mr. Claflin was named a distinguished alumnus by Pennsylvania State University. He is also founder, director and President of Kids First! a Virgin Islands non-profit corporation that supports the education of children in St. John, U.S. Virgin Islands. He has been a member of the board of directors of Ciena Corporation since 2006. Mr. Claflin holds a bachelor of arts degree in political science from Pennsylvania State University.

Mr. Claflin brings to the Board extensive experience in the IT industry, having held a wide range of senior operating and executive positions at large IT providers. Mr. Claflin has run large PC operations and has extensive global experience particularly in China, which is our largest single market. As a former chief executive, he is familiar with the challenges faced by our senior management, and as a director of a major telecommunications company, he has insights into a segment of the IT industry that strongly influences how technology is use in today’s connected world.

Dr. W. Michael Barnes—Dr. Barnes, 71, has been a director since 2003. Between 1968 and 2001, Dr. Barnes held several senior executive positions at Rockwell International Corporation (now Rockwell Automation, Inc.), a major manufacturing corporation that has aircraft, defense electronics, commercial electronics, automotive components, printing presses and industrial automation divisions, including Senior Vice President, Finance and Planning and Chief Financial Officer from 1991 through 2001. Dr. Barnes was also a key member of the management team of Rockwell’s Semiconductor Products division and Vice President and General Manager of the Rockwell Communications Systems division. He was named a distinguished alumnus by Texas A&M University College of Engineering in 1992. Dr. Barnes has been a member of the board of directors of T-Mobile US, Inc. since its April 2013 merger with MetroPCS Communications, Inc. Dr. Barnes served as a member of the board of directors of MetroPCS Communications from 2004 to April 2013. Dr. Barnes holds a PhD in operations research from Texas A&M University. He also holds bachelor’s and master’s degrees in industrial engineering from Texas A&M University.

As a result of his numerous senior leadership positions at Rockwell, Dr. Barnes brings to the Board extensive financial management experience and a strong understanding of semiconductor technologies. Dr. Barnes also brings to the Board his experience as a board member of T-Mobile US.

John E. Caldwell—Mr. Caldwell, 64, has been a director since October 2006. He was President and Chief Executive Officer of SMTC Corporation, an electronics manufacturing services company, from 2003 until he retired in March 2011. Before joining SMTC, Mr. Caldwell held positions at The Mosaic Group, a marketing services provider, as Chair of the Restructuring Committee of the Board, from October 2002 to September 2003; at GEAC Computer Corporation Limited, a computer software company, as President and Chief Executive Officer from October 2000 to December 2001; and at CAE Inc., a provider of simulation and modeling technologies and integrated training solutions for the civil aviation and defense industries, as President and Chief Executive Officer from June 1993 to October 1999. In addition, Mr. Caldwell served in a variety of senior executive positions in finance, including Senior Vice President of Finance and Corporate Affairs of CAE and Executive Vice President of Finance and Administration of Carling O’Keefe Breweries of Canada. Over the course of his career, Mr. Caldwell has served on the audit committees of ten public companies. Also, for the past several years, Mr. Caldwell has been a lecturer on board oversight responsibility for enterprise risk as part of an accredited board of director education program through McMaster University in Canada. Mr. Caldwell has been a director of Faro Technologies, Inc., a producer of three dimensional manufacturing measurement systems, since 2002, and of IAMGOLD Corporation, a mid-tier gold producer, since 2006. Mr. Caldwell also served on the board of directors of SMTC from 2003 to 2011, Rothmans Inc. from 2004 to 2008 and Cognos Inc. from 2000 to 2008. Mr. Caldwell holds a bachelor of commerce degree from Carleton University, Ontario, and is a chartered professional accountant with the Ontario Institute of Chartered Accountants.

Mr. Caldwell brings to the Board extensive and diversified general management, financial management and risk assessment experience as a result of his experience at SMTC, his other executive management experience and his service as a director on the boards of directors of other public companies.

Henry WK Chow—Mr. Chow, 68, has been a director since February 2011. From July 2009 through August 2011, Mr. Chow acted as a corporate business advisor to IBM. Prior to this role, during his 41-year career at IBM, Mr. Chow held a variety of management positions in the services, systems engineering, sales and marketing and human resources divisions across IBM’s Asia Pacific operations, including as General Manager of IBM’s Greater China Group from 1995 until 2007, where he was responsible for IBM’s operations in China, Hong Kong and Taiwan and as Chairman of IBM’s Greater China Group, from January 2007 until his retirement from this position in June 2009. Prior to serving in these positions, Mr. Chow served in a variety of general management positions, including General Manager of IBM China Company Limited and General Manager of IBM PC Company, Asia Pacific South, where he was responsible for IBM’s PC business throughout the Asia Pacific region, excluding Japan. Mr. Chow also held various positions at IBM Australia, IBM Taiwan and IBM Hong Kong. From 2005 until 2009, Mr. Chow served as an observer for IBM at the meetings of the board of directors of Lenovo Group Limited, which acquired IBM’s PC business in 2005. Mr. Chow has been a member of the board of directors of Trina Solar Limited, a solar energy company based in Changzhou, China, since July 2012. In addition, since September 2011, Mr. Chow has been a Vice Chairman of the Advisory Board for Guangtong International Clinical Research Center, a government-owned research center, and since October 2011, he has been a member of the European Advisory Committee for Bridgepoint, an international private equity firm. Mr. Chow completed a one-year fellowship in Advanced Leadership Initiative at Harvard University and holds a bachelor of science degree in electrical engineering from the University of Hong Kong.

Mr. Chow brings to the Board his extensive experience and insight in operating a technology business in the Asia Pacific region, a strategic market for us, as well as his significant expertise in general management and operations.

Nora M. Denzel—Ms. Denzel, 51, has been a director since March 19, 2014. From February 2008 through August 2012, Ms. Denzel held various executive management positions at Intuit Inc., a provider of cloud financial management software, including Senior Vice President of Big Data, Social Design and Marketing and Senior Vice President and General Manager of the QuickBooks Employee Management business unit. From 2000 to 2006, Ms. Denzel held several executive level positions at Hewlett-Packard Company, a technology software, services and hardware provider, including Senior Vice President and General Manager Software Global Business Unit from May 2002 to February 2006 and Vice President of Storage Organization from August 2000 to May 2002. Prior to Hewlett-Packard, Ms. Denzel also held executive positions at Legato Systems Inc., a data storage management software company purchased by EMC, and IBM. Ms. Denzel is currently a member of the board of directors of Saba Software, Inc., a provider of learning and talent management cloud services, Ericsson, a telecommunications software, hardware and services provider, and Outerwall Inc., an automated retail solutions provider. She holds a master of business administration degree from Santa Clara University and a bachelor of science degree in computer science from the State University of New York.

Ms. Denzel brings to the Board more than 25 years of technology and leadership experience as a result of her experience at Intuit, Hewlett-Packard and IBM and her experience on the boards of directors of other public companies.

Nicholas M. Donofrio—Mr. Donofrio, 68, has been a director since November 2009. During his 44-year career at IBM, Mr. Donofrio held a variety of technical management positions, and later, executive positions in IBM’s server, advanced workstations, personal computing, manufacturing and semiconductor development divisions, including as Senior Vice President, Technology and Manufacturing from 1997 to 2005 and as Executive Vice President, Innovation and Technology from 2005 until his retirement in September 2008. Mr. Donofrio holds seven technology patents and is a member of numerous technical and science honor societies. He is a Fellow of the Institute for Electrical and Electronics Engineers, a Fellow of the UK-based Royal Academy of Engineering and a Fellow of the American Academy of Arts and Sciences. He also serves as chairman of the New York Youth Hall of Science, Syracuse University and The MITRE Corporation, a not-for-profit organization that provides systems engineering research and development and information technology support to the U.S. government, the Advisory Boards of the Secretary of Energy, Pennsylvania State University’s School of International Affairs and the Workforce Opportunity Services Academic Advisory Board. Mr. Donofrio is also a member of the U.S.-based National Academy of Engineering. Mr. Donofrio is the recipient of numerous awards. For example, in 2006, he was named among Business Week magazine’s 25 Top Innovation Champions, and in 2008, he was awarded the Excellence in Leadership Award by the U.S. Chamber of Commerce and the Renaissance Engineer Award by the Society of Hispanic Professional Engineers for his commitment and promotion of Science, Technology, Engineering and Mathematics for the U.S. Hispanic Community. In 2003, he was named Technology Leader of the Year by IndustryWeek magazine and the Technical Executive of the Year by the University of Arizona, and he received the Rodney D. Chipp Memorial Award by the Society of Women Engineers for his contributions to the advancement of women in the engineering field. In addition to being on the board of several private companies, including Liberty Mutual Holding Company Inc. and Sproxil, Inc., Mr. Donofrio has been a director of The Bank of New York Mellon Corporation since 1998 and a director of Delphi Automotive PLC since 2009. Mr. Donofrio has a bachelor of science degree in electrical engineering from Rensselaer Polytechnic Institute and a master of science in the same discipline from Syracuse University.

Mr. Donofrio brings to the Board significant expertise in the areas of semiconductor technology and manufacturing, system design and integration and is able to provide us with valuable insight and guidance regarding technological and innovation strategies as well as the development and retention of our technical employee population.

Martin L. Edelman—Mr. Edelman, 72, has been a director since February 2013. Since 2000, Mr. Edelman has served as Of Counsel to Paul, Hastings, Janofsky & Walker LLP, a New York law firm. Mr. Edelman was a partner with Battle Fowler LLP, which merged with Paul, Hastings, Janofsky & Walker, LLP, from 1972 to 1993 and was Of Counsel to Battle Fowler LLP from 1994 to 2000. In addition to several private corporations, Mr. Edelman has served as a member of the board of directors of Ashford Hospitality Trust Inc., a hospitality property focused REIT, since 2003 and Blackstone Mortgage Trust, Inc. (formerly Capital Trust, Inc.), a real estate finance company, since 1997. He also served on the board of directors of Avis Budget Group, Inc., a rental car company, from 1997 until March 2013. In addition, Mr. Edelman is a senior advisor to Mubadala Development Company PJSC, a strategic investment and development company headquartered in the Emirate of Abu Dhabi (“Mubadala”), and he serves as a member of the board of directors of Aldar Property Group, a real estate development, management and investment company, that is publicly traded in Abu Dhabi. Mr. Edelman also serves on the boards of several charitable entities, including the Intrepid Museum Foundation, the Intrepid Fallen Heroes Fund, the Fisher House Foundation, the Tribeca Film Institute, the Jackie Robinson Foundation and the Fisher Center for Alzheimer’s Research Foundation. Mr. Edelman holds a bachelor of law degree from Columbia Law School and a bachelor of arts degree from Princeton University.

Mr. Edelman brings to the Board an extensive legal background as a result of over 40 years of experience in the legal profession and brings to the Board his considerable experience in structuring and negotiating complex transactions.

John R. Harding—Mr. Harding, 59, has been a director since August 2012. Mr. Harding co-founded and is President and Chief Executive Officer of eSilicon Corporation (“eSilicon”), a privately held company that designs and manufactures complex, custom chips for a broad and growing portfolio of large and small firms. Before starting eSilicon in 2000, Mr. Harding served as President, Chief Executive Officer and director of Cadence Design Systems, Inc., a leading global electronic design automation company, which acquired his former employer, Cooper & Chyan Technology, Inc. Mr. Harding has held a variety of senior management positions at Zycad Corporation, and his career also includes positions with TXL and IBM. Mr. Harding has also held leadership roles at Drew University and Indiana University, where he was Vice Chairman of the Board of Trustees and a member of the School of Public and Environmental Affairs Advisory Board, respectively. In addition, Mr. Harding has served as a member of the Steering Committee at the U.S. Council on Competitiveness and was a former National Academies’ Committee member for Software, Growth and Future of the U.S. Economy. In 2012, Mr. Harding was re-elected as the value chain producer director to the board of directors of the Global Semiconductor Alliance. He has been a director of the Global Semiconductor Alliance since 2007. Mr. Harding has been a director of RF Micro Devices, Inc., a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies, since 2006. He has also served on the advisory board of Atrenta, Inc. since 2007. Mr. Harding holds a bachelor of arts degree in chemistry and economics from Drew University.

Mr. Harding’s experience as President and Chief Executive Officer of eSilicon provides the Board with a deep understanding of the challenges and issues facing semiconductor companies. In addition, Mr. Harding brings to the Board substantial general management and operational experience and expertise in corporate strategy development gained from serving as President and Chief Executive Officer of two technology companies and from his experience as an entrepreneur.

Michael J. Inglis—Mr. Inglis, 54, has been a director since March 19, 2014. Between 2002 and 2013, Mr. Inglis held several senior executive positions at ARM Holdings plc, a semiconductor intellectual property supplier, including as Executive Vice President, Sales and Marketing, as Executive Vice President, General Manager, Processor Division, and as Chief Commercial Officer. Before joining ARM, Mr. Inglis was a Principal at A.T. Kearney, a global management consulting firm, from 1999 to 2001. Mr. Inglis served as General Manager, Smartcard Division and European Hi-End Microprocessor Operations Manager amongst various roles at Motorola Semiconductor 1991 to 1998. In addition, Mr. Inglis has held a number of operational and marketing positions at Texas Instruments, a global semiconductor company, BIS Macintosh, an electronics market research firm, and Fairchild Camera and Instrument, a semiconductor company. Mr. Inglis served on the board of directors of ARM from 2002 until his retirement in March 2013. Mr. Inglis was also a director at Pace plc from 2008 until April 2013 and was re-appointed as a director to the Pace board of directors in March 2014. Mr. Inglis has a master of business administration degree from Cranfield School of Management and a bachelor of science degree in electronic and electrical engineering from Birmingham University. In addition, Mr. Inglis is a Chartered Engineer and a Member of the Chartered Institute of Marketing.

Mr. Inglis brings senior leadership, management, and sales and marketing expertise, as well as his experience gained from serving as a director on the boards of other public companies. He also has a broad understanding of the semiconductor industry.

Rory P. Read—Mr. Read, 52, has been a director since August 2011. Mr. Read is our President and Chief Executive Officer. Mr. Read joined us as President and Chief Executive Officer on August 25, 2011. Before joining us, Mr. Read served as President and Chief Operating Officer of Lenovo Group, Ltd., a manufacturer and provider of computers and information technology management software, from February 2009 to August 2011, where he was responsible for leading day-to-day global operations while overseeing the development and implementation of Lenovo’s growth strategy. Prior to serving as Lenovo’s President and Chief Operating Officer, Mr. Read served as Lenovo’s Senior Vice President, Operations, from July 2006 to February 2009. During his five years at Lenovo, Mr. Read helped take the company into dynamic new markets, including Lenovo’s entry into the tablet and smartphone markets, while growing market share and expanding profitability. Prior to Lenovo, Mr. Read had a 23-year career at IBM, where he held various management positions, including Managing Partner for IBM’s Business Consulting Services division where he led the division through a successful turnaround, and

Executive Vice President of Global Business Transformation, IBM Global Services, where he was responsible for worldwide leadership of IT initiatives and business transformation. Mr. Read holds a bachelor’s degree in information systems from Hartwick College.

As our President and CEO, Mr. Read brings to the Board his valuable insight into our operations, management and culture, providing an essential link between the management and the Board on management’s perspectives.

Ahmed Yahia—Mr. Yahia, 41, has been a director since November 2012. Mr. Yahia is CEO of the Technology & Industry global platform of Mubadala, where he oversees Mubadala’s technology, metals, mining and utilities portfolio. He is also a member of Mubadala’s Investment Committee, which is mandated to develop Mubadala’s investment policies, establish investment guidelines and review all proposed projects and investments to ensure they are in line with Mubadala’s business objectives. He also leads a number of corporate efforts across the Mubadala portfolio, including Enterprise Risk Management, Asset Management/Value Creation and Learning & Development. From March 2001 to February 2010, Mr. Yahia was a partner of McKinsey & Company where the central theme of his work was corporate performance transformations, business building and industrial sector development. Mr. Yahia was also the Managing Partner of McKinsey’s Abu Dhabi practice. Mr. Yahia serves as a director on several private and public company boards in the United Arab Emirates and abroad, including GLOBALFOUNDRIES Inc., Emirates Aluminum Company, Guinea Alumina Corporation, National Central Cooling Company (Tabreed), Mubadala Petroleum and Abu Dhabi Future Energy Company (Masdar). Mr. Yahia holds a master of science degree in mechanical engineering/product strategy from the Massachusetts Institute of Technology and a bachelor of science degree in industrial engineering from the Ecole Centrale Paris.

Mr. Yahia’s experience as the CEO of the Technology and Industry platform of Mubadala and as a former partner of McKinsey & Company provides the Board with expertise in corporate strategy development, corporate performance transformations and operations.

Consideration of Stockholder Nominees for Director

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates to serve on the Board. Pursuant to our bylaws, stockholders who wish to nominate persons for election to the Board at our 2015 annual meeting of stockholders must be a stockholder of record, both when they give us notice and at our 2015 annual meeting, must be entitled to vote at our 2015 annual meeting and must comply with the notice provisions in our bylaws. A stockholder’s notice must be delivered to our Secretary not less than 90 nor more than 120 days before the anniversary date of the immediately preceding annual meeting. For our 2015 annual meeting of stockholders, the notice must be delivered between January 8, 2015 and February 7, 2015. However, if our 2015 annual meeting of stockholders is not within 30 days of May 8, 2015, the stockholder’s notice must be delivered no later than the close of business on the tenth day following the earlier of the day on which the first public announcement of the date of our 2015 annual meeting was made or the day the notice of our 2015 annual meeting is mailed. The public announcement of an adjournment or postponement of our 2015 annual meeting of stockholders will not trigger a new time period (or extend any time period) for the giving of a stockholder notice as described in this proxy statement. Notwithstanding the foregoing, if the number of directors to be elected to the Board at an annual meeting is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, the stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to our Secretary not later than the close of business on the tenth day following the day on which we first make such public announcement. The stockholder’s notice must be updated and supplemented as set forth in our bylaws. The stockholder’s notice must include the following information for the person making the nomination:

•	name, age, nationality, business and residence addresses;

•	principal occupation and employment;

•	the class and number of shares owned beneficially or of record;

•	any derivative, swap or other transaction which gives economic risk similar to ownership of shares;

•	any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any shares;

•

any agreement, arrangement, understanding or relationship engaged in to increase or decrease the level of risk related to, or the voting power with respect to, our shares, or that provides the opportunity to profit from a decrease in price or value of shares;

•	any performance-related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares; and

•	any other information required by the SEC to be disclosed in a proxy statement.

The stockholder’s notice must also include the following information for each proposed director nominee:

•	financial or other material relationships between the nominating person and the nominee during the past three years;

•	the same information as for the nominating person (see above); and

•	all information required to be disclosed in a proxy statement in connection with election of directors.

The Chair of our Annual Meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination was made in accordance with the procedures in our bylaws, the Nominating and Corporate Governance Committee will apply the same criteria in evaluating the nominee as it would any other Board nominee candidate and will recommend to the Board whether or not the stockholder nominee should be nominated by the Board and included in our proxy statement. These criteria are described below in the description of the Nominating and Corporate Governance Committee beginning on page 19 of this proxy statement. The nominee must be willing to provide a written questionnaire, representation and agreement, if requested by us, and any other information reasonably requested by us in connection with our evaluation of the nominee’s independence.

Communications with the Board or Non-Management Directors

Interested parties who wish to communicate with our Board or with non-management directors may send their communications in writing to One AMD Place, Sunnyvale, California 94088, Attention: Secretary or send an email to Corporate.Secretary@amd.com. Our Secretary will forward all of these communications to our Chairman of the Board.

Required Vote

At our Annual Meeting, our directors will be elected using a majority vote standard with respect to uncontested elections. This standard requires that each director receive the affirmative vote of a majority of the votes cast. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will have no effect on the outcome of this proposal. In contested elections, where the number of nominees exceeds the number of directors to be elected, the vote standard will be a plurality of votes cast. Each director nominee has submitted a written resignation that will be effective if he/she does not receive a majority of the votes cast for such director and the resignation is accepted by the Nominating and Corporate Governance Committee, another authorized committee of the Board or the Board.

Recommendation of the Board Directors

The Board of Directors unanimously recommends that you vote FOR each of the director nominees. Unless you indicate otherwise, your proxy will vote FOR the proposed nominees.

CORPORATE GOVERNANCE

The Board has adopted the Principles of Corporate Governance (the “Principles”) to address significant corporate governance issues. The Principles provide a framework for our corporate governance matters and include topics such as Board and Board committee composition and evaluation. The Nominating and Corporate Governance Committee is responsible for reviewing the Principles and reporting and recommending any changes to the Principles to the Board.

Director Independence

The Principles provide that a substantial majority of the members of the Board must meet the criteria for independence as required by applicable law and the listing standards of the New York Stock Exchange (“NYSE”). No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with us. On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. We also review our relationship to any entity employing a director or on which a director currently serves as a member of the board.

In determining that Ms. Denzel is independent, the Board considered payments to us by Ericsson AB, a subsidiary of Ericsson, in 2013. Ms. Denzel is a member of the board of directors of Ericsson.

In determining that Mr. Donofrio is independent, the Board considered our payments to Liberty Mutual Insurance Company, a subsidiary of Liberty Mutual Holding Company Inc. (“LMHC”) in 2013. Mr. Donofrio is a member of the board of directors of LMHC.

In determining that Mr. Harding is independent, the Board considered our payments to eSilicon. Mr. Harding is the President and Chief Executive Officer of eSilicon, which is one of our suppliers. Our payments to eSilicon were less than 2% of eSilicon’s gross revenues in eSilicon’s last full fiscal year. In addition, the Board considered our payments to the Global Semiconductor Alliance and Atrenta, Inc. Mr. Harding is a member of the board of directors of the Global Semiconductor Alliance and a member of the advisory board of Atrenta, Inc.

The Board also considered whether any member of the Compensation Committee has a relationship to us which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director, and whether such director is affiliated with us, one of our subsidiaries or an affiliate of one of our subsidiaries.

The Board concluded that there are no business relationships that are material or that would interfere with the exercise of independent judgment by any of the independent directors in his or her service on our Board, the Audit and Finance Committee or the Compensation Committee. The Board determined that all directors who served during 2013, other than Messrs. Edelman, Muhairi, Read and Yahia, and all of our director nominees, other than Messrs. Edelman, Read and Yahia, are independent in accordance with SEC and NYSE rules.

Compensation Committee Interlocks and Insider Participation

During 2013, Messrs. Caldwell, Craig A. Conway and Donofrio and Ms. Eberhart served on the Compensation Committee (Mr. Caldwell resigned from the Compensation Committee in May 2013). None of the members of the Compensation Committee is or has been an executive officer or employee of us. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Board or Compensation Committee.

Board Leadership Structure

The Principles permit the roles of Chairman of the Board and Chief Executive Officer to be filled by the same or different individuals, based on our needs, best practices and the interests of our stockholders. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. The Board has the experience of functioning effectively either way.

Mr. Claflin, who is independent in accordance with SEC and NYSE rules, is our Chairman of the Board. The Board first appointed Mr. Claflin as our independent Chairman of the Board in 2009. Mr. Claflin presides at meetings of our stockholders and directors and leads the Board in fulfilling its responsibilities. The Board benefits from Mr. Claflin’s leadership experience as a technology industry veteran, significant public company board experience and intimate familiarity with our history and business. The Board believes that its current leadership structure, with an independent Chairman of the Board, separate from the Chief Executive Officer, is appropriate at this time and allows the Board to fulfill its duties and effectively and efficiently based on our current needs. The Board believes that this structure allows Mr. Read, our President and Chief Executive Officer, to focus on our strategy and market opportunities as well as on our organizational structure and execution capabilities.

Risk Oversight

The Board’s role in risk oversight of us is consistent with our leadership structure, with our Chief Executive Officer and other members of management having responsibility for day-to-day risk management activities and processes, and our Board and its committees being actively involved in overseeing our risk management. The Board and management consider “risk” for these purposes to be the possibility that an undesired event could occur that might adversely affect the achievement of our objectives. Examples of the types of risks faced by us include:

•

business-specific risks related to our ability to develop new products and services, our strategic position in key existing and new markets, our operational execution and infrastructure, our relationships with our third party manufacturing suppliers and competition in the microprocessor and graphics markets;

•	macro-economic risks, such as adverse global economic conditions; and

•	“event” risks, such as natural disasters.

We engage in activities that seek to take calculated risks that protect the value of our existing assets and create new or future value. Management is responsible for day-to-day risk management activities and processes. Members of senior management participate in identifying risks and risk controls, developing recommendations to determine the appropriate manner in which to control risk and implementing risk mitigation activities. Our Chief Executive Officer has ultimate responsibility for management of our business, including enterprise level risks and the risk management program and processes.

In fulfilling its oversight role, the Board focuses on understanding the nature of our enterprise risks, including reputational risk and risks in our operations, finances and strategic direction, as well as the adequacy of our risk assessment and risk management processes. In addition, the Board implements its oversight function primarily through management reports and committees of the Board. At least annually, the Board discusses with management the appropriate level of risk relative to our corporate strategy and objectives and reviews with management our existing risk management processes and their effectiveness. As well, the Board receives periodic management updates on our business operations, financial results and strategy and, as appropriate, discusses and provides feedback with respect to risks related to these topics. In addition, the Board receives full reports from the following Board committee chairs regarding the committee’s considerations and actions related to the specific risk topics over which the committee has oversight:

•

The Audit and Finance Committee assists the Board in overseeing our enterprise risk management process; reviews our portfolio of risk; discusses with management significant financial, reporting, regulatory and legal compliance risks in conjunction with enterprise risk exposures as well as risks associated with our capital structure; and reviews our policies with respect to risk assessment and risk management and the actions management has taken to limit, monitor or control financial and enterprise risk exposure. The Audit and Finance Committee meets with members of our Internal Audit department to discuss any issues that warrant attention.

•

The Compensation Committee oversees risk management as it relates to our compensation policies and practices and has reviewed with management whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on us. For additional detail regarding the Compensation Committee’s review of risks related to our compensation policies and practices, see “Compensation Policies and Practices,” below.

•	The Nominating and Corporate Governance Committee considers potential risks related to the effectiveness of the Board, including succession planning for the Board and our overall governance.

•

The Innovation and Technology Committee assists the Board in its oversight responsibilities relating to technical and market risks associated with product development and investment as well as risk mitigation policies and procedures relating to products based on new technology or significant innovations to existing technology.

Code of Ethics

The Board has adopted a code of ethics that applies to all directors and employees entitled “Worldwide Standards of Business Conduct,” which we designed to help directors and employees resolve ethical issues encountered in the business environment. The Worldwide Standards of Business Conduct covers topics such as conflicts of interest, compliance with laws (including anti-corruption laws), fair dealing, protecting our property and confidentiality of our information and encourages the reporting of any behavior not in accordance with the Worldwide Standards of Business Conduct.

The Board has also adopted a Code of Ethics for our executive officers and all other senior finance executives. The Code of Ethics covers topics such as financial reporting, conflicts of interest and compliance with laws, rules, regulations and our policies.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board Meetings and Attendance

The Board held five meetings during 2013. All members of the Board during 2013 attended at least 75 percent of the meetings of the Board and Committees of the Board on which they served in 2013. Typically, meetings of the Board take place over a two-day period. In addition, on at least an annual basis, the Board holds a formal strategy meeting with management during which the Board and management discuss matters such as our strategic direction, new business opportunities and product roadmap. Independent and non-management directors also meet regularly in scheduled executive sessions with our Chief Executive Officer and other members of senior management. In addition to these formal meetings, members of our Board informally interact with senior management, our Chief Executive Officer, industry leaders and customers on a periodic basis. Sessions of our non-employee directors were held four times in 2013, and three of these meetings included separate sessions where only independent directors were present.

Board Committees

The Board has four standing committees: an Audit and Finance Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and an Innovation and Technology Committee. The members of the Board committees and their Chairs are nominated by the Nominating and Corporate Governance Committee and appointed by the Board.

Each of the Board committees has adopted a written charter, which has been approved by the Board. You can access our current bylaws, committee charters, the Principles, the Worldwide Standards of Business Conduct and the Code of Ethics on the Investor Relations pages of our Web site at www.amd.com or ir.amd.com.

The current membership, meetings during 2013 and primary functions of each of the Board committees are described below.

Audit and Finance Committee.    The Audit and Finance Committee assists the Board with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, risk assessment, the performance of our internal audit function, our financial affairs and policies and the nature and structure of major financial commitments. The Audit and Finance Committee is also directly responsible for the appointment, independence, compensation, retention and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit and Finance Committee. The Audit and Finance Committee meets alone with our senior management, our financial, legal and internal audit personnel and with our independent registered public accounting firm, which has free access to the Audit and

Finance Committee. The Corporate Vice President of our Internal Audit Department reports directly to the Chair of the Audit and Finance Committee and “dotted-line” to our Chief Financial Officer and serves a staff function for the Audit and Finance Committee. The Audit and Finance Committee currently consists of Dr. Barnes, as Chair, and Messrs. Chow and Harding, each determined to be financially literate and “independent” under applicable SEC and NYSE rules. The Board also determined that Dr. Barnes is an “audit committee financial expert,” as defined under applicable SEC rules. The Audit and Finance Committee held 17 meetings during 2013.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee assists the Board in discharging its responsibilities regarding the identification of qualified candidates to become Board members, the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected), the selection of candidates to fill any vacancies on the Board, the development and recommendation to the Board of corporate governance guidelines and principles, including the Principles. In addition, the Nominating and Corporate Governance Committee oversees the Board’s annual review of its performance (including its composition and organization), leads a process for our non-employee directors to evaluate the performance of our Chief Executive Officer and provides input regarding the evaluation of other Section 16 officers. The Nominating and Corporate Governance Committee retains a search firm for the purpose of obtaining information regarding potential candidates for Board membership. The Nominating and Corporate Governance Committee currently consists of Mr. Claflin, as Chair, Dr. Barnes, Messrs. Caldwell, Chow, Donofrio, Harding and Inglis and Mses. Denzel and Eberhart, each determined by the Board to be “independent” under applicable SEC and NYSE rules. The Nominating and Corporate Governance Committee held four meetings during 2013 and held one meeting during 2014 to consider director nominees for our 2014 Annual Meeting and other matters.

In evaluating candidates to determine if they are qualified to become Board members, the Nominating and Corporate Governance Committee looks principally for the following attributes: personal and professional character, integrity, ethics and values; general business experience and leadership profile, including experience in corporate management, such as serving as an officer or former officer of a publicly held company; strategic planning abilities and experience; aptitude in accounting and finance; expertise in domestic and international markets; experience in our industry and with relevant social policy concerns; understanding of relevant technologies; expertise in an area of our operations; communication and interpersonal skills; and practical and mature business judgment. The Nominating and Corporate Governance Committee also considers Board members’ and nominees’ service on the boards of other public companies. Although we do not have a formal diversity policy, to foster and maintain a diversity of viewpoints, backgrounds and experience on the Board, the Nominating and Corporate Governance Committee evaluates the mix of skills and experience of the directors and assesses nominees and potential candidates in the context of the current composition of the Board and our requirements, taking into consideration the diverse communities and geographies in which we operate. Although the Nominating and Corporate Governance Committee uses these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees. The Nominating and Corporate Governance Committee uses the same standards to evaluate all director candidates, regardless of who proposes them.

Compensation Committee.    The Compensation Committee assists the Board in discharging its responsibilities relating to the compensation of all Section 16 officers, members of the Board and such other employees as delegated from time to time by the Board. In consultation with management, the Board and the Compensation Committee’s compensation consultant, the Compensation Committee designs, recommends to the Board for approval and evaluates employment, severance and change of control agreements and our compensation plans, policies and programs with respect to our Section 16 officers. The Compensation Committee reviews and approves all grants under our equity plans, including grants to persons who are not Section 16 officers. To the extent permitted by its charter, the Compensation Committee may delegate certain authority and certain responsibilities to one or more of its members, our officers or a subcommittee of the Compensation Committee. The Compensation Committee aims to structure our compensation program to encourage high performance, promote accountability and align employee interests with our strategic goals and with the interests of our stockholders. The Compensation Committee also oversees risk management as it relates to our compensation policies and practices for employees generally. The Compensation Committee currently consists of Mr. Caldwell, as Chair, Mr. Donofrio and Ms. Eberhart, each determined to be “independent” under applicable SEC and NYSE rules. During 2013, the Compensation Committee held six meetings.

Innovation and Technology Committee.    The Innovation and Technology Committee was formed in August 2013 and assists the Board in its oversight responsibilities regarding matters of innovation and technology. The Innovation and Technology Committee is responsible for reviewing, evaluating and making recommendations to the members of the Board regarding our major technology plans and strategies, including our research and development activities, as well as the technical and market risks associated with product development and investment; reviewing, evaluating and making recommendations regarding talent and skills of our workforce supporting our technology and research and development activities; monitoring the performance of our technology development in support of our overall business strategy; monitoring and evaluating existing and future trends in technology that may effect our strategic plans; and assessing our risk mitigation policies and procedures relating to products based on new technology or significant innovations to existing technology. The Innovation and Technology Committee consists of Mr. Donofrio, as Chair, and Messrs. Harding and Yahia. During 2013 and since its formation in August 2013, the Innovation and Technology Committee held two meetings.

DIRECTORS’ COMPENSATION AND BENEFITS

Our directors play a critical role in guiding our strategic direction and overseeing our management. In order to compensate them for their substantial time commitment, we provide a mix of cash and equity-based compensation. We do not provide pension or retirement benefits to our non-employee directors.

Key Directorship Changes.    Effective February 22, 2013, Mr. Waleed Muhairi resigned from the Board and Mr. Edelman was appointed to the Board. Effective May 16, 2013, Mr. Conway no longer served as a member of the Board, as he did not stand for re-election at our 2013 annual meeting of stockholders, and Mr. Robert B. Palmer retired from the Board. Ms. Denzel and Mr. Inglis were appointed to the Board effective March 19, 2014. Ms. Eberhart will not be standing for re-election at our Annual Meeting in order to focus on other matters.

Non-Employee Director Compensation.    The table below summarizes the compensation paid to our non-employee directors for our fiscal year ended December 28, 2013. Mr. Read, an employee director, did not receive any compensation for his service as a director on the Board.

2013 Non-Employee Director Compensation

Name (a)	Fees Earned or Paid in Cash(1) $ (b)	Stock Awards(2)(3) $ (c)		Total $ (d)
W. Michael Barnes	$100,800	$265,300		$366,100
John E. Caldwell	$73,750	$265,300		$339,050
Henry WK Chow	$75,800	$265,300		$341,100
Bruce L. Claflin	$126,458	$530,601	(4)	$657,059
Nicholas M. Donofrio	$71,567	$265,300		$336,867
H. Paulett Eberhart	$71,250	$265,300		$336,550
Martin L. Edelman	$54,167	$166,940		$221,107
John R. Harding	$78,200	$265,300		$343,500
Ahmed Yahia	$67,400	$265,300		$332,700
Craig A. Conway	$27,083	$0		$27,083
Waleed Muhairi	$10,833	$0		$10,833
Robert B. Palmer	$27,083	$0		$27,083

(1)	The amounts reflected in this column consist of the annual retainer, additional retainers for directors who chair a Board committee and attendance fees, where applicable. Messrs. Edelman’s, Conway’s, Muhairi’s and Palmer’s annual retainers were pro-rated because of the timing of their respective appointments to and resignations from the Board. Messrs. Caldwell’s and Donofrio’s and Ms. Eberhart’s retainers as chairs of Board committees were prorated based on the duration of their respective chairmanships.
(2)	This column reflects the aggregate grant date fair value of the respective director’s 2013 restricted stock unit (“RSU”) award(s) computed in accordance with ASC Topic 718, except no assumptions for forfeitures were included. For a discussion of the assumptions made in the valuations reflected in this column, see Note 14 of the Notes to Consolidated Financial Statements in our Annual Report. The actual value that a director may realize from a RSU award is contingent upon the satisfaction of the conditions to vesting of that award. Thus, there is no assurance that the value, if any, eventually realized by the director will correspond to the amounts shown.

The following table reflects each RSU awarded to each non-employee director in 2013.

Name	Grant Date	RSUs Granted #
W. Michael Barnes	5/16/2013	69,269
John E. Caldwell	5/16/2013	69,269
Henry WK Chow	5/16/2013	69,269
Bruce L. Claflin	5/16/2013	138,538
Nicholas M. Donofrio	5/16/2013	69,269
H. Paulett Eberhart	5/16/2013	69,269
Martin L. Edelman	2/22/2013	30,080
Martin L. Edelman	5/16/2013	23,089
John R. Harding	5/16/2013	69,269
Ahmed Yahia	5/16/2013	69,269
Craig A. Conway	—	—
Waleed Muhairi	—	—
Robert B. Palmer	—	—

(3)	The aggregate number of outstanding RSUs and stock options held by our non-employee directors as of December 28, 2013 are in the following table. Messrs. Caldwell, Chow, Edelman and Harding and Ms. Eberhart elected to defer the issuance of 133,374; 28,125; 53,169; 99,349; and 50,000 underlying shares, respectively, subject to certain RSU awards until the termination of their directorship pursuant to our Outside Director Equity Compensation Policy. The deferred RSUs are included in the following table:

Name	RSUs Outstanding as of December 28, 2013	Options Outstanding as of December 28, 2013
W. Michael Barnes	78,311	78,710
John E. Caldwell	202,643	50,000
Henry WK Chow	97,394	0
Bruce L. Claflin	160,071	92,500
Nicholas M. Donofrio	78,311	0
H. Paulett Eberhart	128,311	72,224
Martin L. Edelman	53,169	0
John R. Harding	99,349	0
Ahmed Yahia	69,269	0
Craig A. Conway	0	0
Waleed Muhairi	0	0
Robert B. Palmer	0	75,000

(4)	As Chairman of the Board, Mr. Claflin’s annual 2013 RSU award was two times the annual RSU award of the other non-employee directors, or 138,538 RSUs.

Determining Non-Employee Director Compensation.    The Compensation Committee annually reviews our non-employee directors’ compensation. Based on this review, the Compensation Committee recommends any changes to our non-employee director’s compensation to the Board for approval.

In addition, the Compensation Committee periodically evaluates how our director pay levels and pay policies compare to the competitive market. In 2013, the Compensation Committee reviewed competitive market data compiled by Compensia, Inc., its independent compensation consultant (“Compensia”). While competitive market data is important to the evaluation of the directors’ compensation, it is just one of several factors considered by the Board in approving director compensation, and the Board has discretion in determining the nature and extent of its use.

In 2013, the Board approved changes to the annual retainer and equity award received by our Chairman of the Board, as described under “Cash Retainer and Meeting Fees for Non-Employee Directors” and “Equity Awards,” below.

Cash Retainer and Meeting Fees for Non-Employee Directors.    During 2013, each of our non-employee directors, with the exception of the Chairman of the Board, received an annual retainer of $65,000 for serving as a director and each of the applicable additional retainers and attendance fees set forth below for serving as a chair of one of the Board committees.

Additional Retainers for Committee Chairs

Audit and Finance Committee	$25,000
Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$10,000
Innovation and Technology Committee	$10,000

In addition, when the Board or a Board committee, other than the Innovation and Technology Committee, has met more than eight times during the year, we pay an attendance fee to our non-employee directors for each additional meeting attended, in the amounts set forth below.

Board meeting attendance	$2,000
Committee meeting attendance	$1,200

Members of the Innovation and Technology Committee receive $1,200 for each Innovation and Technology Committee meeting that they attend.

In 2013, the Board changed the annual retainer received by our Chairman of the Board, effective June 1, 2013. As a result, for his service as Chairman of the Board, Mr. Claflin received an annual retainer of $116,458, representing 1.5 times the annual retainer fee of the other non-employee directors from January 1, 2013 until May 31, 2013 and 2 times the annual retainer fee of the other non-employee directors effective June 1, 2013.

Equity Awards.    In order to align the long-term interests of our directors with those of stockholders, a substantial portion of director compensation is provided in the form of equity. Non-employee directors participate in our 2004 Plan and are generally eligible to receive an annual equity award in the form of RSUs (the “Annual RSU Award”) at each annual meeting of stockholders.

The Annual RSU Award for each non-employee director (other than the Chairman of the Board) who has served on the Board for at least six months prior to an annual meeting of stockholders is calculated based on the following formula, with no discretionary component: the quotient of (i) $225,000 divided by (ii) the trailing average closing price of our common stock for the 30-day period preceding and ending with the date of the respective RSU grant. In 2013, the Board changed the Annual RSU Award for our Chairman of the Board. As a result, commencing with the 2013 annual meeting of stockholders, the Chairman of the Board receives an Annual RSU Award equal to 2 times the Annual RSU Award received by the other non-employee directors.

If a non-employee director is appointed to the Board other than on the date of an annual meeting of stockholders, as was the case with Mr. Edelman in 2013 and Mr. Inglis and Ms. Denzel in 2014, such director is entitled to receive an initial RSU award (each, an “Off-Cycle RSU Grant”) equal to the Annual RSU Award granted to the other non-employee director at the immediately preceding annual meeting of stockholders. In addition, in the case of a non-employee director who has served on the Board for less than six months prior to an annual meeting of stockholders, such director’s Annual RSU Award is prorated based on the number of months of service before the respective annual meeting of stockholders. For purposes of the pro-rata calculation, service during any portion of a month counts as a full month of service. The Annual RSU Awards and the Off-Cycle RSU Grants vest as to 100% on the one-year anniversary of the respective grant date.

Deferral.    Pursuant to our Outside Director Equity Compensation Policy, our non-employee directors may elect to defer the issuance of shares of our common stock that become issuable upon vesting of the RSUs granted pursuant to the 2004 Plan (and the recognition of taxable income associated with such RSUs) until such time as the director ceases to serve on our Board. A non-employee director can make this election by completing a Restricted Stock Unit Award Deferral Election Agreement before the scheduled date of an RSU grant. If a director makes this election, the issuance of the common stock subject to the RSUs may not be accelerated or changed once the Election Agreement is submitted to us. Any common stock deferred under our Outside Director Equity Compensation Policy is issued to the director, in one lump sum, within 30 days after his or her resignation from our Board.

Acceleration of Vesting.    Pursuant to our Outside Director Equity Compensation Policy, in the event of our change of control, all of our non-employee directors’ equity compensation awards will become fully vested. In addition, in the event of the termination of a non-employee director’s service to the Board as a result of death, disability or retirement, all of his or her non-employee director’s equity compensation awards will become fully vested, provided that such non-employee director served as a member of the Board for at least three years prior to the date of termination and satisfied our stock ownership guideline requirements during his or her service as a Board member.

Other Benefits.    We reimburse our directors for their travel and expenses in connection with attending Board meetings and Board-related activities, such as AMD site visits and sponsored events, as well as for continuing education programs.

Stock Ownership Guidelines.    Under our stock ownership guidelines, our non-employee directors, other than the Chairman of the Board, are required to hold the lesser of (i) the number of shares equivalent to three times the then-current annual retainer divided by the average closing price of our common stock for the 30-day period immediately preceding and ending with the date of the annual meeting of stockholders or (ii) 30,000 shares. The ownership guideline for the Chairman of the Board is the lesser of (i) the number of shares equivalent to three times the then-current annual retainer divided by the average closing price of our common stock for the 30-day period immediately preceding and ending with the date of the annual meeting of stockholders or (ii) 45,000 shares.

The stock ownership guidelines must be achieved by each non-employee director within the later of (i) October 2016, which is the five-year anniversary of the adoption of our current stock ownership guidelines, or (ii) the five-year anniversary of the respective director’s first election or appointment to the Board or first appointment as Chairman of the Board, as applicable.

As of December 28, 2013, all of our non-employee directors were on target to meet the requirements of our stock ownership guidelines within the established compliance time frame.

Until the requirements of our stock ownership guidelines are achieved, each non-employee director is encouraged to retain at least 10% of the “net shares” (as defined below) obtained through our stock incentive plans. Shares counted toward the minimum stock ownership requirements include (i) shares held directly by a director, (ii) RSUs that have vested, but where the issuance of the shares have been deferred by the director pursuant to our Outside Director Equity Compensation Policy, and (iii) 50% of exercisable, “in the money” stock options. “Net shares” are the number of shares from the sale of stock options or the vesting of restricted stock, less the number of shares the director sells to cover the exercise price of stock options and sells or has withheld to pay taxes.

As of December 28, 2013, all of our non-employee directors retained at least 10% of the net shares obtained through our stock incentive plans.

PRINCIPAL STOCKHOLDERS

The following table shows each person or entity we know to be the beneficial owner of five percent or more of our common stock as of March 10, 2014.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
West Coast Hitech, L.P.(2)	141,906,166	18.6%
P.O. Box 309 GT Ugland House, South Church Street George Town, Grand Cayman, Cayman Islands	(shared voting and shared dispositive power as to all shares)

The Vanguard Group(3)	38,026,762	5.0%
100 Vanguard Blvd. Malvern, PA 19355	(sole dispositive power as to 37,688,891shares, shared dispositive power as to 337,871shares and sole voting power as to 380,871 shares)

(1)	Based on 761,517,519 shares of our common stock outstanding as of March 10, 2014.
(2)	Based on Amendment No. 5 of Schedule 13D filed with the SEC on March 10, 2014 by Mubadala, WCH and West Coast Hitech G.P. Ltd. (“WCH GP”) pursuant to a joint filing agreement. Mubadala is a public joint stock company incorporated in the Emirate of Abu Dhabi, United Arab Emirates and is wholly-owned by the Government of the Emirate of Abu Dhabi. WCH, a Cayman Islands exempted limited partnership, and its general partner, WCH GP, a Cayman Islands corporation, are wholly owned by Mubadala. The 141,906,166 shares of our common stock are held by WCH and beneficially owned by Mubadala, WCH and WCH GP. The shares include 34,906,166 shares of our common stock purchased by WCH on March 7, 2014 as a result of WCH’s cashless exercise of its warrants to purchase an additional 35,000,000 shares of our common stock at an exercise price of $0.01 per share (as adjusted pursuant to the terms of the warrants).
(3)	Based on Amendment No. 2 of Schedule 13G filed with the SEC on February 10, 2014 by The Vanguard Group. The Vanguard Group is an investment adviser deemed to be the beneficial owner of 38,026,762 shares of our common stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 337,871 shares of our common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 43,000 shares of our common stock as a result of its serving as investment manager of Australian investment offerings.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the number of shares of our common stock beneficially owned as of March 10, 2014 by our current directors, our Named Executive Officers (as defined in “Compensation Discussion and Analysis,” below) and all of our current directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as beneficially owned. Ownership information is based upon information provided by the individuals.

Name	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
Rory P. Read	2,109,193	*
W. Michael Barnes	255,264	*
John E. Caldwell	201,938	*
Henry WK Chow	52,189	*
Bruce L. Claflin	456,088	*
Nora M. Denzel(4)	0	*
Nicholas M. Donofrio	107,204	*
H. Paulett Eberhart	249,344	*
Martin L. Edelman	30,080	*
John R. Harding	30,080	*
Michael J. Inglis(4)	0	*
Ahmed Yahia	22,260	*
John Byrne	445,024	*
Devinder Kumar	945,333	*
Mark D. Papermaster	658,071	*
Lisa T. Su	1,036,624	*
All current directors and executive officers as a group (17 persons)	7,757,318	1.0

*	Less than one percent
(1)	Some of the individuals may share voting power with their spouses with respect to the listed shares.
(2)	Includes beneficial ownership of the following number of shares of our common stock that are issuable upon exercise of stock options that are exercisable by May 9, 2014 (within 60 days of March 10, 2014) and upon vesting of RSUs that will vest by May 9, 2014 (within 60 days of March 10, 2014). Also includes beneficial ownership of the following number of shares of our common stock issuable upon the vesting of RSUs that vested as of March 10, 2014 or will vest by May 9, 2014 (within 60 days of March 10, 2014) where the issuance of shares of our common stock upon vesting was deferred by the director (the “Deferred RSU Shares”) pursuant to our Outside Director Equity Compensation Policy until such director ceases to serve on the Board:

	Shares	Deferred RSU Shares
Rory P. Read	1,637,898	—
W. Michael Barnes	87,752	—
John E. Caldwell	50,000	133,374
Henry WK Chow	0	28,125
Bruce L. Claflin	110,583	—
Nora M. Denzel	0	—
Nicholas M. Donofrio	9,042	—
H. Paulett Eberhart	81,266	50,000
Martin L. Edelman	0	30,080
John R. Harding	0	30,080
Michael J. Inglis	0	—
Ahmed Yahia	0	—
John Byrne	337,028	—
Devinder Kumar	764,071	—
Mark D. Papermaster	460,335	—
Lisa T. Su	662,816	—
All current directors and executive officers as a group (17 persons)	5,042,727	271,659

(3)	Based on 761,517,519 shares of our common stock outstanding as of March 10, 2014. Also, with respect to each individual, the calculation includes shares of our common stock that are issuable upon exercise of stock options held by that individual that are exercisable by May 9, 2014 (within 60 days of March 10, 2014) and upon vesting of RSUs held by that individual that will vest by May 9, 2014 (within 60 days of March 10, 2014), ignoring the withholding of shares of common stock to cover applicable taxes. These shares, however, were not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual.
(4)	Effective March 19, 2014, Ms. Denzel and Mr. Inglis were appointed to the Board and were each granted 69,269 RSUs, none of which will vest by May 9, 2014 (within 60 days following March 10, 2014). Mr. Inglis elected to defer the issuance of 69,269 shares of our common stock subject to these RSUs until the termination of his directorship pursuant to our Outside Director Equity Compensation Policy.

EXECUTIVE OFFICERS

The following persons were our executive officers as of March 10, 2014:

Rory P. Read—Mr. Read, 52, is our President and Chief Executive. Mr. Read has also been a member of the Board since August 2011. Mr. Read joined us as President and Chief Executive Officer on August 25, 2011. Before joining us, Mr. Read served as President and Chief Operating Officer of Lenovo Group Limited, a manufacturer and provider of computers and information technology management software, from February 2009 to August 2011, where he was responsible for leading day-to-day global operations while overseeing the development and implementation of Lenovo’s growth strategy. Prior to serving as Lenovo’s President and Chief Operating Officer, Mr. Read served as Lenovo’s Senior Vice President, Operations, from July 2006 to February 2009. During his five years at Lenovo, Mr. Read helped take the company into dynamic new markets, including Lenovo’s entry into the tablet and smartphone markets, while growing market share and expanding profitability. Prior to Lenovo, Mr. Read had a 23-year career at IBM, where he held various management positions, including Managing Partner for IBM’s Business Consulting Services division where he led the division through a successful turnaround, and Executive Vice President of Global Business Transformation, IBM Global Services, where he was responsible for worldwide leadership of IT initiatives and business transformation. Mr. Read holds a bachelor’s degree in information systems from Hartwick College.

John Byrne—Mr. Byrne, 43, is our Senior Vice President and Chief Sales Officer. Mr. Byrne joined us in 2007 as Vice President, Worldwide Graphics Sales. In 2009, he was promoted to Vice President, Channel, where he was responsible for our worldwide channel sales. In 2011, he was promoted to Vice President, Americas Region, where he was responsible for managing our Americas sales and marketing organization. In February 2012, he was promoted to Senior Vice President, Global Accounts, and in August 2012, he was appointed as Chief Sales Officer. Prior to joining us, Mr. Byrne was the Chief Executive Officer of Advanced Technologies, Ltd., a leading European sales and marketing organization that collaborated with global hardware and software companies, including ATI Technologies and Cyberlink, to successfully define and activate local channel sales and marketing strategies.

Devinder Kumar—Mr. Kumar, 58, is our Senior Vice President and Chief Financial Officer. Prior to being appointed as our Senior Vice President and Chief Financial Officer in January 2013, Mr. Kumar was our Senior Vice President, Interim Chief Financial Officer and Corporate Controller. He was appointed as Corporate Controller in 2001, as Senior Vice President in 2006 and as Interim Chief Financial Officer in September 2012. Mr. Kumar also served as our Treasurer from April 2009 to July 2010 and as our Assistant Treasurer from February 2007 to April 2009. Mr. Kumar joined us in 1984 as a financial analyst and spent ten years in Asia as financial controller for AMD Penang and group finance director for our Manufacturing Services Group across Singapore, Thailand, China and Malaysia. Starting in 1998, Mr. Kumar assumed several corporate roles including leadership positions in Corporate Accounting and Corporate Finance. Mr. Kumar holds a bachelor’s degree in ecology from the University of Malaya, Malaysia, a master’s degree in biology from the University of California, Santa Barbara, and an MBA in finance from the University of California, Los Angeles.

Mark D. Papermaster—Mr. Papermaster, 52, is our Chief Technology Officer and Senior Vice President—Technology and Engineering. Mr. Papermaster joined us in October 2011. From November 2010 to October 2011, Mr. Papermaster served as Vice President of the Silicon Engineering Group of Cisco Systems, Inc., a company that designs, manufactures and sells Internet Protocol-based networking and other products related to the communications and IT industry, where he was responsible for the silicon strategy, architecture and development of the company’s switching and routing businesses. Prior to Cisco, Mr. Papermaster served as Senior Vice President of Device Hardware Engineering at Apple Inc. from November 2008 to August 2010 and was responsible for iPod and iPhone hardware development. Prior to his employment at Apple, Mr. Papermaster held a number of senior leadership roles at IBM, most recently as VP of Blade Server Development from October 2006 to October 2008. He also served on IBM’s technical leadership team and oversaw development of key microprocessors and blade server technologies. Mr. Papermaster is a member of the University of Texas Cockrell

School of Engineering Advisory Board, the Olin College President’s Council and the Juvenile Diabetes Research Foundation IT Advisory Committee. From 2011 to 2012, he also served on the Technical Advisory Board of Philips Lumileds Lighting Company, a leading manufacturer of high-power LEDs and a pioneer in the use of solid-state lighting solutions. Mr. Papermaster holds a bachelor’s degree in electrical engineering from The University of Texas at Austin and a master’s degree in electrical engineering from The University of Vermont.

Lisa T. Su—Dr. Su, 44, is our Senior Vice President and General Manager, Global Business Units. Dr. Su joined us in January 2012. Prior to joining us, Dr. Su served as Senior Vice President and General Manager, Networking and Multimedia at Freescale Semiconductor, Inc., a company that designs and manufactures embedded processors, where she was responsible for global strategy, marketing, product management and engineering for their embedded communications and applications processor businesses. Dr. Su joined Freescale in 2007 as Chief Technology Officer, where she led the company’s technology roadmap and research and development efforts. She was promoted to Senior Vice President and General Manager, Networking and Multimedia in September 2008. Prior to her employment with Freescale, Dr. Su spent 13 years with IBM in various engineering and business leadership positions, including Vice President of the Semiconductor Research and Development Center, responsible for the strategic direction of IBM’s silicon technologies, joint development alliances and semiconductor R&D operations. Dr. Su has served on the board of directors of Analog Devices since June 2012. Dr. Su holds a bachelor’s, master’s and doctorate degrees in electrical engineering from the Massachusetts Institute of Technology (MIT), has been published in more than 40 technical publications and was named a Fellow of the Institute of Electronics and Electrical Engineers (IEEE) in 2009. Dr. Su was also named in MIT Technology Review’s Top 100 Young Innovators in 2002.

Harry A. Wolin—Mr. Wolin, 51, is our Senior Vice President, General Counsel and Secretary. Mr. Wolin was appointed as our Secretary in April 2010. Prior to becoming General Counsel in 2003, Mr. Wolin was our Vice President, Intellectual Property. Before joining us in 2000, Mr. Wolin spent 12 years at Motorola, Inc. (now known as Motorola Mobility Holdings, Inc.), a provider of technologies, products and services that enable a broad range of mobile, wireline, digital communication, information and entertainment experiences, where his last role was Vice President and Director of Legal Affairs for the Semiconductor Products Sector. Mr. Wolin served as a member of the board of directors of GLOBALFOUNDRIES Inc. from February 2011 through March 2012. Mr. Wolin received the 2008 Magna Stella award for innovative management from the Texas General Counsel Forum. He is a member of the State Bars of Arizona and Texas and is registered to practice before the United States Patent and Trademark Office. Mr. Wolin holds a bachelor’s degree in chemistry from the University of Arizona and a juris doctor degree from Arizona State University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that during 2013, none of our directors, Section 16 officers or beneficial owners of more than 10% of our common stock failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended. In making the above statement, we have relied solely upon a review of information provided to us and upon the written representations of our directors and Section 16 officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 28, 2013 with respect to shares of our common stock that may be issued under our existing equity compensation plans. Our 2004 Plan, which was approved by our stockholders, is our only equity incentive plan available for the grant of new equity awards. Outstanding options and any full value awards are not transferable for consideration.

Equity Compensation Plan Information

	Fiscal Year Ended December 28, 2013
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders(1)	74,763,193		—	5,669,393
Options	31,896,177		$5.53	—
Awards	42,867,016		—	—
Equity compensation plans not approved by stockholders	3,418,455	(2)	—	—
Options	3,418,455		$0.92	—
Awards	—		—	—

Total	78,181,648			5,669,393

(1)	Includes (i) 1,987,108 shares of our common stock issuable upon the exercise of performance-based options and (ii) 7,528,324 shares of our common stock issuable from performance-based RSUs, in each case representing the number of shares that could be earned assuming maximum achievement of the applicable performance conditions. See Note 14 of the Notes to Consolidated Financial Statements in our Annual Report for additional information.
(2)	Includes 3,321,523 shares of our common stock to be issued upon exercise of outstanding options assumed from SeaMicro, Inc. (“SeaMicro”) stock plans as part of our acquisition of SeaMicro in March 2012. We do not intend to grant any awards under these plans in the future. See Note 14 of the Notes to Consolidated Financial Statements in our Annual Report for additional information.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis provides information regarding our executive compensation program in 2013 for the following executive officers (the “Named Executive Officers”):

•	Rory P. Read, our President and Chief Executive Officer;

•	Devinder Kumar, our Senior Vice President and Chief Financial Officer;

•	John Byrne, our Senior Vice President and Chief Sales Officer;

•	Mark D. Papermaster, our Chief Technology Officer and Senior Vice President—Technology and Engineering; and

•	Lisa T. Su, our Senior Vice President and General Manager, Global Business Units.

Executive Summary

Fiscal 2013 Business Highlights.    During the fourth quarter of 2012, we embarked on a three-phase transformation plan designed to restructure, accelerate and transform us to better align our business to the changing computing landscape and to position ourselves to take advantage of new opportunities in high-growth adjacent markets. As of the end of 2013, we completed the first two phases of our transformation. We restructured our company and created a more efficient business with significantly lower operating expenses. During 2013, we also began laying the foundation for execution of the third phase of our transformation plan, in which we intend to expand our business beyond a transitioning traditional PC industry by creating a more diverse product portfolio and expanding our revenue base into new high-growth adjacent markets, with the goal of transitioning approximately 50% of revenue to come from high-growth adjacent markets by the end of 2015.

Overview of our 2013 Financial and Operational Performance.    In 2013, we achieved key corporate and financial milestones tied to our transformation plan, including:

•	Reducing operating expenses (as measured in accordance with U.S. generally accepted accounting principles (“GAAP”)) by approximately 31% from the first quarter of 2012 to the fourth quarter of 2013.

•	Deriving more than 30% of our net revenues in the second half of 2013 from semi-custom and embedded products.

•

Increased our cash balance (i.e., cash, cash equivalents and marketable securities, including long-term marketable securities) by managing working capital, preserving cash and other actions, resulting in a cash balance at the end of 2013 of $1.2 billion.

•	Launching new products in accordance with our product roadmap and ramping our new semi-custom design capabilities.

Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report for a more detailed description of our 2013 financial results.

We believe that the quality, skills, engagement and dedication of our senior leadership team, including our Named Executive Officers, are vital to the successful execution of each phase and milestone of our transformation plan and other key objectives that are designed to continue to drive stockholder value. As we explain in detail below, we believe that our 2013 executive compensation program successfully supported the execution of our turnaround plan and other business objectives, demonstrated our strong pay-for-performance philosophy and further aligned the interests of our Named Executive Officers with those of our stockholders.

Significant Aspects of our 2013 Executive Compensation Program. The Compensation Committee took the following key actions with respect to the 2013 compensation of our Named Executive Officers:

Compensation Action	Summary of Compensation Action
Did not increase base salaries, with one exception	Except in the case of Mr. Kumar, the Compensation Committee did not increase the base salaries of any of the Named Executive Officers in 2013. The Compensation Committee increased Mr. Kumar’s base salary by 23.5% (from $405,000 to $500,000) effective January 2, 2013, in connection with his appointment as our Senior Vice President and Chief Financial Officer. The Compensation Committee left unchanged the base salaries of the other Named Executive Officers because it believed that they were competitive based on its review of competitive market data compiled by Compensia, its independent compensation consultant.

Changed a key financial measure used in the Executive Incentive Plan and adopted a single annual performance period for fiscal 2013	Annual cash performance bonuses for the Named Executive Officers are provided under our Executive Incentive Plan (the “EIP”). For the fiscal 2013 EIP, the Compensation Committee replaced non-GAAP gross margin with adjusted non-GAAP free cash flow and replaced non-GAAP net income with adjusted non-GAAP net income, as financial measures upon which the annual cash performance bonuses would be determined. The Compensation Committee also changed the performance period under the EIP from two semiannual performance periods to a single annual performance period and made the payment of any annual cash performance bonus under the EIP contingent on our maintaining a cash balance (i.e., cash, cash equivalents and marketable securities, including long-term marketable securities) of at least $700 million on the last day of each quarter of fiscal 2013. These changes were intended to more closely align the bonus opportunities under the EIP with the objectives and timeline of our transformation plan.

Paid annual cash performance bonuses at below-target levels	Based on our fiscal 2013 performance as measured against pre-established performance levels, the Compensation Committee approved annual cash performance bonuses under the EIP for each of the Named Executive Officers at 47% of target.

Awarded performance-based restricted stock unit awards tied to our financial performance and subject to reduction/increase based on our relative total shareholder return

In 2013, the Compensation Committee awarded 50% of the target value of the Named Executive Officers’ 2013 long-term equity awards in the form of performance-based restricted stock unit awards (“pRSUs”). The number of shares of our common stock that may be earned under these pRSUs is based in part on our non-GAAP operating income plus interest expense, and in part on our total shareholder return (“TSR”) measured against the TSR of the S&P 500 IT Sector, as measured in each case over the 18-month performance period beginning on July 1, 2013 and ending on December 31, 2014. Any shares earned vest 50% on June 30, 2015, six months after the end of the performance period, and the remaining 50% vest on June 30, 2016, in each case subject to the Named Executive Officer’s continued employment with us through each vesting date. We designed this delayed vesting component to act as a retention device.

The remaining 50% of target value of the Named Executive Officers’ 2013 long-term equity awards was divided equally between a time-

Compensation Action	Summary of Compensation Action

based stock option that vests over three years, 33.33% on June 17, 2014, and thereafter 8.33% per quarter over the next eight quarters, and a time-based restricted stock unit (“RSU”) award which vests in three equal annual installments beginning August 9, 2014, subject to the Named Executive Officer’s continued employment with us through each vesting date. The vesting requirements are designed to act as a retention device.

Approved Mr. Kumar’s compensation as our Chief Financial Officer

In connection with Mr. Kumar’s appointment as our Senior Vice President and Chief Financial Officer on January 2, 2013, the Compensation Committee approved the following principal compensation and benefits for him:

	•	an initial annual base salary of $500,000;

	•	target annual cash performance bonus opportunity under the EIP of 100% of base salary;

	•	long-term equity awards consisting of (i) a time-based RSU award for 336,322 shares of our common stock, which vests in three equal annual installments, and (ii) a time-based stock option to purchase 726,556 shares of our common stock, which vests over three years, 33.33% of which vested on January 15, 2014, and the remainder of which will vest 8.33% per quarter over the next eight following quarters; and

	•	a change in control agreement, which he entered into in February 2013 and which replaced his management continuity agreement.

Granted special retention awards to certain Named Executive Officers

To promote continuity and stability at the leadership positions of the three key executive management functions primarily responsible for executing our transformation plan, in January 2013 the Compensation Committee granted special retention awards to Messrs. Byrne and Papermaster and Dr. Su.

Each of these special retention awards is comprised of an RSU award and a time-based cash retention bonus. With respect to these special retention awards, half of the shares of our common stock subject to the RSUs vested, and half of the time-based cash retention bonuses were paid, on January 15, 2014. The remaining shares of our common stock subject to the RSUs will vest, and the remainder of the time-based cash retention bonuses will be paid, on January 15, 2015, subject to the respective Named Executive Officer’s continued employment through January 15, 2015.

These special retention awards were as follows:

Named Executive Officer	Cash Retention Bonus	Shares Underlying RSUs
John Byrne	$450,000	205,450

Mark D. Papermaster	$450,000	205,450

Lisa T. Su	$600,000	273,935

Compensation Action	Summary of Compensation Action
Approved the Executive Severance Plan for Senior Vice Presidents

In June 2013, the Compensation Committee approved the adoption of the Advanced Micro Devices, Inc. Executive Severance Plan for Senior Vice Presidents (the “SVP Severance Plan”). Each of the Named Executive Officers participates in the SVP Severance Plan, except for Mr. Read, whose severance is governed solely by his employment agreement.

Under the SVP Severance Plan, participants who incur an involuntary termination, not for cause, and who execute a full release of claims following such termination are eligible to receive severance benefits of (i) a single lump sum payment of one-time the participant’s annual base salary, (ii) Company-paid COBRA continuation coverage under our group health plan for up to twelve months, and (iii) use of our Employee Assistance Plan for up to twelve months. A Named Executive Officer will not receive severance benefits under the SVP Severance Plan if he or she receives severance benefits in connection with a change in control pursuant to his or her change in control agreement.

In addition, during 2013 we maintained the following executive compensation policies and practices:

•	All stock options, RSUs and pRSUs granted to our Named Executive Officers include a compensation recovery (“claw-back”) provision;

•

Under our Worldwide Standards of Business Conduct, we expressly reserve the right to claw-back incentive-based or other compensation (including equity-based compensation) paid to a Named Executive Officer if we are required to prepare an accounting restatement as a result of our material noncompliance with any financial reporting laws;

•

Our policy provides that we will not enter into any change in control agreement or arrangement that provides for an excise tax gross-up payment or that provides for a cash severance payment in excess of (i) two times the sum of the executive officer’s base salary and target annual cash performance bonus, plus (ii) the executive officer’s prorated target annual cash performance bonus for the year in which the termination occurs; and

•

Our employees, including the Named Executive Officers, are not permitted to hedge their economic exposure to our equity securities, meaning that they may not engage in buying or selling puts or calls or short-selling our securities.

2013 Stockholder Advisory Vote on Executive Compensation

The Compensation Committee has reviewed the results of the stockholder advisory vote (commonly referred to as the “say-on-pay” vote) on the 2012 compensation of our then-named executive officers, which was conducted at our 2013 annual meeting of stockholders. At this meeting, our stockholders approved our 2012 named executive officer compensation, with 85.79% of shares voted in favor of this proposal. The Compensation Committee did not make any changes to our executive compensation program solely in response to the results of our 2013 say-on-pay vote. Although the say-on-pay vote is non-binding, the Board and the Compensation Committee considers the outcome of the vote when making decisions about our executive compensation program.

During 2013, we continued our standing practice of proactive engagement with our stockholders to discuss executive compensation and other governance matters. After publishing our 2013 proxy statement, our Corporate Vice President of Investor Relations conducted conference calls and other discussions with our top 50 stockholders entitled to vote at our 2013 annual meeting to solicit their views on our executive compensation structure and pay practices. Our Chief Human Resources Officer, our Senior Vice President, General Counsel and Secretary and other members of our senior management were also available to answer stockholder questions. Based on this dialogue, we learned that these stockholders generally felt our compensation program was aligned with their interests. We were also pleased that our stockholders approved our 2013 say-on-pay vote. The Compensation Committee continues to advocate an active dialogue with our stockholders regarding compensation and governance practices.

For 2014, the Compensation Committee continues to focus compensation design to align it with the objectives of the transformational phase of our transformation plan and to promote stability and continuity at our senior leadership positions. In the first quarter of 2014, the Compensation Committee made the following changes to our EIP to better align the annual cash performance bonus opportunity under the EIP for fiscal 2014 with the objectives of our 2014 annual operating plan and our three-phase transformation plan:

•	Adopted two semi-annual performance periods, weighted 33.33% for the first half of 2014 and 66.66% for the second half of 2014; and

•

Adopted adjusted non-GAAP net income (weighted 40%), revenue (weighted 25%), adjusted non-GAAP free cash flow (weighted 20%) and adjusted non-GAAP gross-margin (weighted 15%) as the EIP performance measures and weightings for 2014.

Annual cash performance bonuses earned under the EIP will continue to be paid in one installment after the end of the fiscal year and be subject to the Compensation Committee’s discretion to reduce any Named Executive Officer’s annual cash performance bonus for any reason prior to payment. The Compensation Committee will consider each Named Executive Officer’s individual performance over the full fiscal year when determining whether to exercise its discretion to reduce his or her annual cash performance bonus under the EIP.

Executive Compensation Principles

In designing and implementing our executive compensation program, the Compensation Committee is guided by the following principles:

Design Principle	Discussion
Pay-for-performance

The Compensation Committee places a strong emphasis on performance-based compensation, which is designed to incentivize our Named Executive Officers to drive the creation of stockholder value. To this end, a significant portion of the Named Executive Officers’ target total direct compensation opportunity (i.e., base salary, annual target cash performance bonus opportunity and target value of annual long-term equity awards, but excluding the special retention awards, non-recurring new hire awards and promotional awards) is delivered in the form of a cash performance bonus and long-term equity awards.

The following charts show the allocation of the 2013 target total direct compensation opportunity for Mr. Read and the average 2013 target total direct compensation opportunity for the other Named Executive Officers:

Design Principle	Discussion
The Compensation Committee believes that the above compensation structures and mixes provided an appropriate balance for 2013 by focusing the Named Executive Officers on the goal of achieving our business objectives, including the execution of our transformation plan, without encouraging or rewarding excessive risk-taking.

Competitive compensation

The Compensation Committee generally seeks to position each Named Executive Officer’s target total direct compensation opportunity (i.e., base salary, annual target cash performance bonus opportunity and target value of annual long-term equity awards, but excluding special retention awards, non-recurring new hire awards and promotional awards) between the 50th and 75th percentile of the competitive market (the “Target Positioning”). However, from time to time a Named Executive Officer’s target total direct compensation opportunity may vary from the Target Positioning as the result of the impact of one or more factors that the Compensation Committee believes to be significant to the best interests of us and our stockholders.

For 2013, the target total direct compensation opportunity for Messrs. Read, Byrne and Papermaster were within the Target Positioning. Mr. Kumar’s and Dr. Su’s 2013 target total direct compensation opportunity fell below the Target Positioning because the Compensation Committee took into account, in Mr. Kumar’s case, the promotional long-term equity award he received on January 15, 2013, and, in Dr. Su’s case, the sign-on bonus and new hire long-term equity award she received on January 15, 2012 and the special retention award she was granted on January 15, 2013 in determining their respective target total direct compensation opportunity.

Align pay practices with sound risk management

The Compensation Committee seeks to structure our executive compensation program to motivate and reward the Named Executive Officers for appropriately balancing opportunity and risk, such as investment in key initiatives designed to advance our growth in existing and new markets, while at the same time avoiding pay practices that encourage excessive risk-taking.

The Compensation Committee believes that our executive compensation program fosters our objectives while mitigating potentially excessive risk-taking, through the following means:

•	multiple internal controls and approval processes intended to prevent manipulation of outcomes;

•	pay mixes that represent an appropriate balance of fixed pay versus variable pay and short-term versus long-term incentives;

•	caps on performance-based compensation opportunities;

•	incentive programs that include multiple Company-wide financial measures (e.g., adjusted non-GAAP net income, adjusted non-GAAP free cash flow and revenue (in the case of the EIP) and non-GAAP operating income plus interest expense and TSR (in the case of the pRSUs)) that are quantitative and measurable;

•	time-based and performance-based vesting conditions for long-term equity awards spanning multiple years;

•	compensation recovery (“claw-back”) policies/provisions; and

•	stock ownership requirements.

Design Principle	Discussion
Compensation recovery	We have adopted the following compensation recovery (“claw-back”) provisions/policies:

•	Form of Stock Option, RSU and pRSU Agreements. Each stock option, RSU and pRSU awarded since May 2010 to an employee at or above the level of senior vice president (which includes the Named Executive Officers) has included a compensation recovery (“claw-back”) provision. The claw-back provides the Compensation Committee with the right to recover all or a portion of the compensation attributable to the award if the employee’s direct involvement with fraud, misconduct or his or her gross negligence contributes to or results in us being required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. The claw-back does not apply to any award awarded more than 18 months prior to the date of the first public issuance or SEC filing of the financial document embodying the reporting requirement. The Compensation Committee may exercise this claw-back right by cancelation, forfeiture, repayment and/or disgorgement of profits realized by the employee from the sale of our securities.

•	Worldwide Standards of Business Conduct. Our Worldwide Standards of Business Conduct provide that we may pursue all remedies available under applicable law to recover any incentive-based or other compensation (including equity awards) paid or granted to our employees or agents if we are required to prepare an accounting restatement as a result of our material noncompliance with any financial reporting laws.

We continue to monitor the rulemaking activities of the SEC and NYSE with respect to the development, implementation and disclosure of compensation recovery provisions/policies. We expect to revise our compensation recovery provisions/policies in the future if and as required by applicable law.

The Named Executive Officers are subject to stock ownership requirements

Our stock ownership requirements are designed to increase our Named Executive Officers’ stakes in us and to align their interests more closely with those of our stockholders.

The guidelines provide that on or before the Ownership Achievement Date (defined below), the President and/or Chief Executive Officer should attain an investment position in our common stock equal to three-times his base salary, and the other Named Executive Officers should attain an investment position equal to one-and-one-half times their base salary.

Shares counted toward the minimum stock ownership requirements include any shares held directly or indirectly by an executive officer and shares underlying vested but unexercised stock options, with 50% of the in-the-money value or shares (as applicable) of such stock options being used for this calculation.

The “Ownership Achievement Date” is the later of October 2016 or five years from first appointment as an executive officer.

As of December 28, 2013, each of the Named Executive Officers was on target to comply with his or her applicable stock ownership requirement by the Ownership Achievement Date.

Executive Compensation Framework

Executive Compensation Philosophy and Objectives.    Our executive compensation philosophy is intended to (i) provide compensation and benefit programs that enable us to attract, retain and motivate high-caliber executive officers, (ii) motivate these executive officers to achieve our short-term and long-term objectives, and (iii) support our career development and succession plans.

To implement this philosophy, the Compensation Committee has established the following objectives:

•	link rewards to the achievement of our objectives that are intended to drive the creation of stockholder value;

•	reward corporate and individual performance;

•	manage the incentives for executive officers to discourage excessive risk-taking by, among other things, balancing fixed/variable pay and short-term/long-term incentives;

•	seek to provide an appropriate return on investment on the overall executive compensation program spending; and

•	require equity ownership to help align the interests of our executive officers and stockholders.

Role of Management.    In 2013, the Compensation Committee worked closely with three members of our management team—our President and Chief Executive Officer, our Senior Vice President and Chief Human Resources Officer and our Senior Vice President, General Counsel and Secretary—to formulate the specific plan and award designs, including performance measures and performance levels, necessary to align our executive compensation program with our business objectives and strategies.

Our President and Chief Executive Officer evaluates, at least annually, the performance of each of the other Named Executive Officers. The President and Chief Executive Officer reviews these evaluations with the Compensation Committee and provides recommendations regarding the compensation for the other Named Executive Officers, including base salary adjustments, annual cash performance bonuses and long-term equity awards. The Board and the Compensation Committee each conduct their own performance assessment of the President and Chief Executive Officer, and no management recommendation is made with regard to his compensation.

While certain members of management attended the meetings of the Compensation Committee and the Board in 2013 upon invitation, they did not attend either executive sessions or portions of any other meetings of the Compensation Committee or the Board where their own executive compensation determinations were made.

Role of the Compensation Committee.    The Compensation Committee regularly reviews the alignment of our executive compensation program with the strategies and needs of our business, market trends, changes in competitive practices, individual performance, our performance and the interests of our stockholders. Based on this review, the Compensation Committee approves the compensation of the Named Executive Officers, including, without limitation, base salary, short-term incentive awards (in the form of an annual cash performance and other bonuses), long-term equity awards and other benefits.

In general, the Named Executive Officers’ compensation is influenced by their individual performance. At least annually, the Board evaluates the performance of our President and Chief Executive Officer. The Compensation Committee will review and consider the Board’s evaluation in making its recommendations to the Board regarding the compensation and other terms of employment of our President and Chief Executive Officer. The Compensation Committee also at least annually assesses the performance of the other Named Executive Officers, taking into consideration the President and Chief Executive Officer’s evaluation of such Named Executive Officer’s individual performance. All decisions regarding the compensation of the Named Executive Officers other than that of Mr. Read are made by the Compensation Committee. Mr. Read’s compensation is approved by the Board.

The assessment of each of the Named Executive Officer’s individual performance is an objective and subjective assessment of his or her accomplishments and contributions to us during the preceding fiscal year.

Role of Compensation Consultant.    The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. During 2013, the Compensation Committee retained Compensia, a national compensation consulting firm, as its compensation consultant to provide assistance on executive and director compensation matters. Compensia advised the Compensation Committee on a variety of compensation-related matters in 2013, including:

•	the competitiveness of our executive compensation program;

•	the pay levels of the Named Executive Officers;

•	our executive compensation program design, including short-term incentive plan design, long-term incentive plan design and pay mix; and

•	the pay levels of the Board.

In 2013, Compensia did not provide any services to us or receive any payments from us, except in its capacity as a consultant to the Compensation Committee. The Compensation Committee has assessed whether the services provided by Compensia raised any conflicts of interest pursuant to applicable SEC and NYSE rules and has concluded that no such conflicts of interest existed.

In the course of its engagement, Compensia attended meetings of the Compensation Committee and presented its findings and recommendations for discussion. During 2013, Compensia also met with senior management to obtain and validate market data, review materials and discuss management recommendations.

Competitive Pay Analysis.    The Compensation Committee generally seeks to set each Named Executive Officer’s total direct compensation opportunity (i.e., base salary, target annual cash performance bonus opportunity and target value of annual long-term equity awards, but excluding non-recurring new hire and promotional awards) between the 50th and 75th percentile of the competitive market, with the opportunity for the Named Executive Officer to realize a higher level of pay in connection with superior performance. The Compensation Committee seeks to set compensation at this level to attract and retain a senior leadership team capable of executing our objectives and managing our business in a competitive industry environment. Each Named Executive Officer’s total direct compensation opportunity may vary between or fall outside of the 50th and 75th percentile of the competitive market, however, as the result of the impact of one or more factors that the Compensation Committee deems significant to the best interests of us and our stockholders.

Each year, the Compensation Committee reviews the compensation data and pay practices of a custom group of peer companies, in combination with industry-specific compensation survey data, to develop a subjective representation of the “competitive market” with respect to our executive compensation levels and related policies and practices. The Compensation Committee then evaluates how our pay practices and the Named Executive Officers’ compensation levels compare to the competitive market. As part of its evaluation, the Compensation Committee reviews the performance measures and performance goals generally used within the competitive market to reward performance.

Methodology Used to Perform the Competitive Pay Analysis.    In 2013, Compensia conducted a competitive pay analysis for the Compensation Committee for each Named Executive Officer using (i) compensation data developed from publicly available information (as of January 1, 2013) of companies included in a custom peer group (the “2013 Custom Peer Group”) and (ii) compensation data for the companies included in the 2013 Custom Peer Group as reported in the Radford Custom Executive Compensation Survey.

The companies comprising the 2013 Custom Peer Group were selected primarily based on their industry and revenues (generally 0.5x to 2.5x our revenues), in each case based on publicly available information as of November 7, 2012. There were no changes in the composition of the 2013 Custom Peer Group from the prior year’s compensation peer group, except that EMC Corporation and Qualcomm Incorporated were removed because of their high revenues and KLA-Tencor Corporation and ON Semiconductor Corporation were added because their industry and revenues fell within the Compensation Committee’s peer group selection guidelines. Our revenues for the four fiscal quarters ending September 30, 2012 would have placed us in approximately the 56th percentile of the 2013 Custom Peer Group based on publicly available information as of November 7, 2012. The Compensation Committee believes that the composition of the 2013 Custom Peer Group reflects an appropriate set of comparator companies for purposes of assessing our executive compensation program.

The Compensation Committee used the 2013 Custom Peer Group competitive pay analysis developed by Compensia as its reference source in analyzing the competitiveness of Named Executive Officers’ compensation.

The companies comprising the 2013 Custom Peer Group were as follows:

Company	GICS Sub-Industry
Applied Materials, Inc.	Semiconductor Equipment
Broadcom Corporation	Semiconductors
CA, Inc.	Systems Software
Corning Incorporated	Electronic Components
Freescale Semiconductor, Ltd.	Semiconductors
Harris Corporation	Communications Equipment
Juniper Networks, Inc.	Communications Equipment
KLA-Tencor Corporation	Semiconductor Equipment
Lexmark International, Inc.	Computer Storage & Peripherals
Marvell Technology Group Ltd.	Semiconductors
Micron Technology, Inc.	Semiconductors
NetApp, Inc.	Computer Storage & Peripherals
NVIDIA Corporation	Semiconductors
ON Semiconductor Corporation	Semiconductors
SanDisk Corporation	Computer Storage & Peripherals
Seagate Technology plc	Computer Storage & Peripherals
Symantec Corporation	Systems Software
Texas Instruments Incorporated	Semiconductors
Western Digital Corporation	Computer Storage & Peripherals

2013 Executive Compensation Decisions

Elements of Compensation.    For 2013, our executive compensation program included the following principal elements:

Element	Basis of Design
Base Salary	Base salaries are provided to the Named Executive Officers as compensation for day-to-day responsibilities and services to us and to attract and retain key talent needed to manage our business. Base salaries also provide the Named Executive Officers with a consistent cash flow assuming ongoing employment.

The annual base salaries of the Named Executive Officers as of the beginning and end of fiscal 2013, including any adjustments made during the year, were as follows:

Named Executive Officer	Base Salary as of 12/30/12	Base Salary as of 12/28/13	Percentage Increase
Rory P. Read	$1,000,000	$1,000,000	—
Devinder Kumar(1)	$405,000	$500,000	23.5%
John Byrne	$455,000	$455,000	—
Mark D. Papermaster	$550,000	$550,000	—
Lisa T. Su	$575,000	$575,000	—

(1)    Mr. Kumar was appointed as our Senior Vice President and Chief Financial Officer effective January 2, 2013.
From September 17, 2012 until January 1, 2013, Mr. Kumar served as our Senior Vice President, Interim Chief
Financial Officer and Corporate Controller.

Effective January 2, 2013, the annual base salary of Mr. Kumar was increased by $95,000 in connection with his promotion from Senior Vice President, Interim Chief Financial Officer and
Corporate Controller to Senior Vice President and Chief Financial Officer. The Compensation
Committee determined that this increase to Mr. Kumar’s base salary was appropriate to increase the competitiveness of his base salary.

Annual Cash Performance Bonuses

Generally, short-term incentives in the form of an annual cash performance bonus are provided to the Named Executive Officers under the EIP. These bonuses are designed to reward short-
term performance and the achievement of our annual operating plan.

Under the EIP, the amount of the Named Executive Officers’ annual cash performance bonus for a performance period is calculated based on (i) the Named Executive Officer’s target annual cash performance bonus opportunity and (ii) our corporate financial performance as measured against pre-established performance levels. The financial measures and related performance levels for a given performance period are approved by the Compensation Committee shortly after the commencement of the performance period. Bonuses earned under the EIP are paid in a single lump-sum amount after the end of the fiscal year.

The fiscal 2013 EIP performance period began on December 30, 2012 and ended on
December 28, 2013. The Compensation Committee used the following financial measures and weightings to determine the amount of each Named Executive Officer’s 2013 bonus under the
EIP:

Financial Measure	Weighting
Adjusted Non-GAAP Net Income	50%
Adjusted Non-GAAP Free Cash Flow	25%
Revenue	25%

The performance levels for each financial measure were established by the Compensation
Committee at the beginning of the fiscal 2013 performance period in consultation with senior management. The performance levels were structured to align with our fiscal 2013 financial objectives under our transformation plan, which contemplated, among other things, the facility consolidations and other income generating opportunities, such as entry into licenses and settlement agreements regarding patent-related matters. The adjusted non-GAAP net income performance levels include adjustments by the Compensation Committee to exclude the impact of the accrued employee bonus expense under the EIP and AIP for fiscal 2013, and the adjusted non-GAAP free cash flow performance levels include adjustments by the Compensation
Committee to exclude the impact of cash payments of the fiscal 2012 EIP and AIP bonuses, which were paid in March 2013.

The following table sets forth the performance levels for each of the financial measures for the fiscal 2013 performance period at the 25%, 50%, 100% (target) and 200% (maximum) levels and our actual performance for each of the financial measures. Since our actual performance fell between these performance levels, the weighted performance level was linearly interpolated to determine the actual bonus payment.

2013 Executive Incentive Plan Performance Levels

Financial Measure (millions)	25%	50%	100% (Target)	200% (Maximum)	Actual Performance
Adjusted Non-GAAP Net Income	$33	$92	$295	$650	$39
Adjusted Non-GAAP Free Cash Flow	$(379)	$(175)	$43	$440	$47
Revenue	$5,197	$5,500	$5,800	$6,702	$5,299

Notwithstanding the adjusted non-GAAP net income, adjusted non-GAAP free cash flow and revenue financial goals, the funding and payment of any annual cash performance bonus under the EIP was contingent on our maintaining a cash balance (i.e., cash, cash equivalents and marketable securities, including long-term marketable securities) of at least $700 million on the last day of each quarter of fiscal 2013. We exceeded this cash balance on the last day of each quarter of fiscal 2013.

Our “adjusted non-GAAP net income” was calculated as our GAAP net loss for the fiscal 2013 performance period, adjusted to exclude the impact of the following items:

(i)	Amortization expenses of acquired identifiable intangible assets in connection with the acquisitions of ATI Technologies Inc. and SeaMicro, Inc.

(ii)	Net restructuring and other special charges, primarily consisting of the sale and lease back of buildings in various locations, the sale of a building in Austin, Texas and restructuring costs related to facility consolidation and site closures, which were partially offset by the release of estimated employee-related severance costs.

(iii)	Amounts accrued as of December 28, 2013 for fiscal 2013 employee bonuses under the EIP and AIP.

The Compensation Committee chose this measure of adjusted non-GAAP net income because it reflects our bottom-line financial performance or profitability, which the Compensation Committee believes is directly tied to stockholder value creation on a short-term basis.

Our “adjusted non-GAAP free cash flow” was calculated by adjusting our GAAP net cash used in operating activities for the fiscal 2013 performance period for:

(i)	Purchase of property, plant and equipment.

(ii)	Cash provided by net proceeds from the sale and lease back of buildings in various locations and the sale of a building in Austin, Texas. The Compensation Committee believes this adjustment reflects the fiscal 2013 financial performance objectives of our transformation plan, which contemplated facility consolidations.

(iii)	Cash payments for fiscal 2012 employee bonuses under the EIP and AIP, which were paid in March 2013.

The Compensation Committee chose this measure of adjusted non-GAAP free cash flow because it believes effective cash management is a key component of our transformation plan, the successful execution of which the Compensation Committee believes will help drive growth of stockholder value. In addition, the Compensation Committee believes that this measure avoids artificial deflation of the annual bonus due to unusual items in the performance period and items that are not indicative of operating performance or the underlying performance of our core business.

Our “revenue” was calculated as our GAAP net revenue for the fiscal 2013 performance period. The Compensation Committee chose revenue as a financial measure because it reflects our top line growth, which the Compensation Committee believes is a strong indicator of our long-term ability to create stockholder value.

Each Named Executive Officer’s annual cash performance bonus, to the extent earned, was determined as the product of (i) his or her base salary during the performance period, (ii) his or her annual target cash performance bonus opportunity (i.e., 150% of base salary for Mr. Read and 100% of base salary for the other Named Executive Officers), and (iii) the weighted performance level (based upon actual adjusted non-GAAP net income, adjusted non-GAAP free cash flow and revenue) attained for the performance period, which can range from 0% to 200%.

Based on our fiscal 2013 performance as measured against the performance levels discussed above, the Compensation Committee approved annual cash performance bonuses under the EIP for each of the Named Executive Officers at 47% of target. Each Named Executive Officer’s 2013 target annual cash performance bonus, together with his or her actual 2013 bonus, was as follows:

2013 Executive Incentive Plan Awards
Named Executive Officer	Base Salary During 2013	Fiscal 2013 Target Annual Bonus Opportunity	Weighted Performance Level (Based upon actual Adjusted Non-GAAP Net Income, Adjusted Non-GAAP Free Cash Flow and Revenue) (% of Target)		Target Performance Bonus	Actual Performance Bonus
			Minimum	Maximum
Rory P. Read	$1,000,000	150%	0%	200%	$1,500,000	$705,000
Devinder Kumar	$500,000	100%	0%	200%	$500,000	$235,000
John Byrne	$455,000	100%	0%	200%	$455,000	$213,850
Mark D. Papermaster	$550,000	100%	0%	200%	$550,000	$258,500
Lisa T. Su	$575,000	100%	0%	200%	$575,000	$270,250

The Compensation Committee reviews and certifies our level of achievement for each performance measure before any payments are made. This review and certification is generally performed at the first regularly scheduled Compensation Committee meeting following the end of the year with any payout of the annual cash performance bonus occurring shortly thereafter. Under the terms of the EIP, the Compensation Committee has the authority to reduce any Named Executive Officer’s annual cash performance bonus prior to payment. For 2013, the Compensation Committee did not exercise this authority in connection with any of the Named Executive Officers.

Long-Term Equity Awards (in the form of pRSUs, RSUs and Stock Options)

Grants of stock awards to our Named Executive Officers are approved by the Compensation Committee. Generally, the grant date of a stock award is the fifteenth day of the month of the Compensation Committee’s approval or, if the Compensation Committee’s approval occurs after the fifteenth day of the month, the grant date is the fifteenth day of the following month. However, the Compensation Committee may approve grants of stock awards with a later, pre-established grant date.

For 2013, the Compensation Committee granted the Named Executive Officers long-term equity awards under the 2004 Plan.

On July 22, 2013, each of the Named Executive Officers received long-term equity awards in the form of pRSUs, RSUs and stock options. The allocation of the aggregate target values of the 2013 long-term equity awards for each of the Named Executive Officers was as follows:

The Compensation Committee believes that this award mix balances the incentives for pursuing stock price performance (primarily through stock options) and corporate financial and relative stock price performance (primarily through pRSUs), while encouraging continued employment and rewarding stable value delivery (primarily through pRSUs and RSUs).

Performance-Based Restricted Stock Unit Awards.    In 2013, the Compensation Committee awarded 50% of the target value of the Named Executive Officers’ 2013 long-term equity awards in the form of pRSUs. Each pRSU award provides for a grant of a target number of shares of our common stock (the “Target Shares”). The actual number of shares the Named Executive Officer receives following vesting is determined based on (i) our non-GAAP operating income plus interest expense over the 18-month performance period beginning July 1, 2013 and ending December 31, 2014, and (ii) our TSR relative to the TSRs of the companies comprising the S&P 500 IT Sector over the same 18-month performance period.

The minimum, target and maximum levels for the non-GAAP operating income plus interest expense measure were established at the inception of the award. This performance criterion was chosen because the Compensation Committee believes it reflects a commonly recognized measure of overall company performance and is associated with the creation of value for our stockholders. At the end of the performance period, the initial number of shares varies between 0% of the Target Shares, if performance is below the minimum level, and 160% of the Target Shares, if performance is at or above the maximum level. For performance between the minimum level and maximum level, a proportionate percentage between 40% and 160% is applied to the Target Shares based on relative performance between the minimum and maximum levels. We are not disclosing specific minimum, target and maximum performance levels used in this calculation because we believe such disclosure would cause us competitive harm and we consider this information to be confidential business information. We believe that the target level is reasonably challenging to achieve, while the minimum level is more likely to be achieved and the maximum level more difficult to achieve.

The initial number of shares is then adjusted based on our TSR relative to the TSRs of the companies comprising the S&P 500 IT Sector over the same 18-month performance period. If our TSR for the performance period is at or below the 25th percentile, then the Named Executive Officer will earn 75% of the initial number of shares. If our TSR for the performance period is at or above the 75th percentile, then the Named Executive Officer will earn 125% of the initial number of shares. If our TSR for the performance period is above the 25th percentile and below the 75th percentile, a proportionate adjustment between 75% and 125% is applied to the initial number of shares based on relative performance between the 25th and 75th percentile.

The earned shares vest 50% on June 30, 2015, six months after the end of the performance period, and the remaining 50% vest on June 30, 2016, subject to the Named Executive Officer’s continued employment with us through each vesting date.

Stock Options.    The stock options are intended to align the Named Executive Officers’ interests with our stockholders’ interests, because they will not realize any financial benefit from these awards unless our stock price appreciates over the option term. These stock options have an exercise price equal to 100% of the fair market value of our common stock on the grant date. The shares of our common stock subject to the options vest as to one-third of the shares on the first anniversary of the grant date and, as to the remaining two-thirds of such shares, at a rate of 8.333% per quarter for the following eight quarters, and expire seven years after the grant date.

Restricted Stock Unit Awards.    The RSUs are intended to encourage executive retention, manage share dilution, recognize individual performance and align the Named Executive Officers’ interests with our stockholders’ interests, because the value of the awards is tied to the market value of our common stock. The shares of our common stock subject to the RSUs vest as to one-third of the shares on each of August 9, 2014, August 9, 2015 and August 9, 2016.

Aggregate Target Value of Annual Equity Award Grant.    The Compensation Committee set the aggregate target value for the long-term equity awards granted on July 22, 2013 to each Named Executive Officer consistent with the target range of the competitive market data compiled by Compensia. In determining the aggregate target value for Mr. Kumar’s July 22, 2013 equity award, the Compensation Committee took account of the RSUs and stock options awarded to him on January 15, 2013, in connection with his appointment as our Senior Vice President and Chief Financial Officer. In determining the aggregate target value for Messrs. Byrne’s and Papermaster’s and Dr. Su’s July 22, 2013, equity awards, the Compensation Committee factored in the RSU component of their special retention awards.

The Compensation Committee then converted the aggregate target value of each July 22, 2013 equity award into a mix of pRSUs, RSUs and stock options with (i) the number of pRSUs determined by dividing one-half of the aggregate target value by $4.00 (the greater of $4.00 or the 30-day trailing average closing price of our common stock on the grant date), (ii) the number of RSUs determined by dividing one-quarter of the aggregate target value by $4.00, and (iii) the number of shares of our common stock subject to stock options determined by dividing one-quarter of the aggregate target value by $4.00 and multiplying that by 41.59%, the then-current binomial discount factor.

Additionally, in approving the 2013 equity awards for the Named Executive Officers, the Compensation Committee considered an affordable annual share usage, executive retention objectives and continuity within senior management and, in the case of each of the Named Executive Officers, the following individual performance factors:

•       Rory P. Read—Mr. Read’s (i) leadership in the challenging macroeconomic environment, including, in particular, his refinements to and execution of our business strategy and our talent development objectives, and (ii) expected future contributions;

•      Devinder Kumar—Mr. Kumar’s (i) contributions to our global finance function (including related financial planning and analysis), (ii) management and oversight of various treasury functions, and (iii) expected future contributions;

•      John Byrne—Mr. Byrne’s personal performance in managing our worldwide sales organization and his expected future contributions;

•      Mark D. Papermaster—Mr. Papermaster’s (i) management and oversight of our Technology and Engineering organization, which includes engineering, research and development and product development responsibilities, and (ii) expected future contributions; and

•      Lisa T. Su—Dr. Su’s (i) management and oversight of our global business units, which drive end-to-end business execution of our products, including strategy and product definition, (ii) management and development of our partnerships with software developers, and (iii) expected future contributions.

The equity awards (including the annual long-term equity awards and the special retention awards and promotion awards) approved by the Compensation Committee in 2013 for the Named Executive Officers were as follows:

2013 Long-Term Equity Awards
Named Executive Officer	Grant Date	Target Value of Equity Award(1)	Shares Underlying Stock Options	Shares Underlying pRSUs	Shares Underlying RSUs
Rory P. Read	07/22/2013	$6,500,000	976,797	812,500	406,250
Devinder Kumar	07/22/2013	$1,700,000	255,470	212,500	106,250
	01/15/2013	$1,500,000	726,556	N/A	336,322
John Byrne	07/22/2013	$1,800,000	270,497	225,000	112,500
	01/15/2013	$450,000	N/A	N/A	205,450
Mark D. Papermaster	07/22/2013	$1,800,000	270,497	225,000	112,500
	01/15/2013	$450,000	N/A	N/A	205,450
Lisa T. Su	07/22/2013	$2,000,000	300,553	250,000	125,000
	01/15/2013	$600,000	N/A	N/A	273,935

(1)    This column reflects the target value of the Named Executive Officers’ time-based stock options, RSUs and pRSUs (as applicable), which may be greater or less than the aggregate grant date fair value of such awards or the value that the respective Named Executive Officer realizes upon exercise of the time-based stock options and vesting of the pRSU and RSU awards.

Special Retention Awards	In January 2013, the Compensation Committee granted special retention awards to Messrs. Byrne and Papermaster and Dr. Su described under “—Executive Summary—Significant Aspects of our 2013 Executive Compensation Program,” above.

Deferred Compensation

In 2013, the Named Executive Officers were eligible to participate in our Deferred Income Account Plan (the “DIA”). Participation in the DIA is intended to assist the Named Executive Officers in their retirement planning, as well as restore Company contributions that are lost due to IRS limits applicable to contributions in our Section 401(k) plan.

For further information about the DIA, see “2013 Nonqualified Deferred Compensation,” below.

Health, Welfare and Other Personal Benefits (Perquisites)

In 2013, a broad population of our employees, including the Named Executive Officers, were eligible to receive the following health, welfare and other personal benefits:

•      participation in our U.S. benefit programs, including our Section 401(k) plan, health care coverage, paid time-off and paid holidays;

•      Company matching contributions under our Section 401(k) plan, which were equal to 75% of an employee’s annual contribution, up to the first 6% of compensation deferred under the plan; and

•      patent awards, if earned.

In addition to the above, the Named Executive Officers were eligible to receive an annual physical examination and executive life insurance.

We also provide for air and other travel for the Named Executive Officers for business purposes only, which may include air travel on aircraft charted by us. From time-to-time we may request that a Named Executive Officer’s spouse, significant other or dependent (an “invitee”) accompany the Named Executive Officer on such business-related travel. Occasionally, invitees may ride along on Company-chartered aircraft for personal reasons when the aircraft is already going to a specific destination for a business reason, the travel does not result in any significant incremental cost to us and the Named Executive Officer pays us an amount equal to the economy fare of the most directly comparable commercial aircraft flight plus any incremental costs to us. No tax protection is provided to a Named Executive Officer related to his or her invitee’s use of Company-chartered aircraft or Company-provided travel, whether or not the invitee’s travel is at our request for business purposes. All use of Company-chartered aircraft in 2013 by invitees of our Named Executive Officers complied with our guidelines for invitee’s use of Company-chartered aircraft.

The health, welfare and other personal benefits described above are intended to be part of a competitive overall compensation program and help attract and retain employee talent.

For further information regarding the health, welfare and other personal benefits paid to the Named Executive Officers during 2013, see “2013 Summary Compensation Table,” below.

Other Aspects of Our Executive Compensation Program

Change in Control Agreements and Other Change in Control Arrangements.    Mr. Read’s change in control arrangement is set forth in his employment agreement, the terms of which were the result of arms-length negotiations between him and the Compensation Committee. Each of the other Named Executive Officers is subject to a change in control agreement with us. These arrangements are designed to encourage the Named Executive Officers’ continued services in the event of a potential change in control of us and to allow for a smooth leadership transition upon such a change in control. In addition, these arrangements are intended to provide incentives to the Named Executive Officers to effectively execute the directives of the Board, even in the event that such actions may result in the elimination of a Named Executive Officer’s position.

Under the terms and conditions of these arrangements, a Named Executive Officer is eligible to receive certain specified compensatory payments and benefits only if (i) a “change in control” of us occurs and (ii) the Named Executive Officer’s employment is terminated or the Named Executive Officer is constructively discharged within two years of the change in control. The Compensation Committee believes this structure strikes a balance between our incentive arrangements and our executive hiring and retention objectives without providing “windfall” payments and benefits to any Named Executive Officers who continue employment with an acquiring entity following our change in control.

We have a policy of not entering into any new management continuity agreements, change in control agreements or other change in control arrangements (i) containing an excise tax gross-up provision or (ii) providing for a cash severance payment in excess of (A) two times the sum of the executive’s base salary and annual target bonus, plus (B) a prorated annual target bonus for the year in which the termination occurs.

Mr. Read’s change in control arrangement and the change in control agreements with the other Named Executive Officers comply with this policy.

For a detailed description of the payments and benefits payable under these arrangements, see “Severance and Change in Control Arrangements,” below.

Severance Arrangements.    Any severance payable to Mr. Read is governed solely by his employment agreement, the terms of which were the result of arms-length negotiations between him and the Compensation Committee. Under his employment agreement, Mr. Read is eligible to receive certain specified payments and benefits in the event that his employment is terminated as further described in “Severance and Change in Control Arrangements,” below.

With the exception of Mr. Read, all of the Named Executive Officers participate in the SVP Severance Plan. The SVP Severance Plan was adopted by the Compensation Committee in June 2013 to implement a uniform process for handling potential future involuntary departures of U.S. senior executives (except Mr. Read) and to provide a level of transition assistance in the event of an involuntary termination of employment with the goal of keeping executives focused on our business rather than their personal circumstances. Under the SVP Severance Plan, participants who incur an involuntary termination, not for cause, and who execute a full release of claims following such termination are eligible to receive severance benefits of (i) a single lump sum payment of one-times the participant’s annual base salary, (ii) Company-paid COBRA continuation coverage under our group health plan for up to twelve months, and (iii) use of our Employee Assistance Plan for up to twelve months. A Named Executive Officer will not receive severance benefits under the SVP Severance Plan if he or she receives severance benefits in connection with a change in control pursuant to his or her change in control agreement.

Although the majority of each Named Executive Officer’s 2013 target total direct compensation opportunity is performance-based and contingent upon achievement of our financial goals and/or our stock price performance, the Compensation Committee believes that the SVP Severance Plan provides important protections to the participating Named Executive Officers and is appropriate for attraction and retention of executive talent.

Compliance with Financial Accounting Standards.    We apply Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) to account for our share-based compensation awards. ASC Topic 718 requires us to measure and recognize compensation expense in our consolidated financial statements for all share-based payment awards made based on the grant date “fair value” of such awards. In accordance with ASC Topic 718, compensation cost is recognized in the consolidated financial statements over the period in which a recipient is required to provide services in exchange for the stock-based awards (the “requisite service period”). Reported in the compensation tables below is the aggregate grant date fair value of awards granted during the fiscal year, even though our Named Executive Officers may never realize any value from their awards upon vesting.

Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to our Chief Executive Officer and each of the three other most highly compensated executive officers (other than our Chief Financial Officer) in any taxable year. Generally, remuneration in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Code.

The Compensation Committee believes that, in establishing the cash and equity incentive compensation plans and arrangements for our executive officers, the potential deductibility of the compensation payable under those plans and arrangements should be only one of a number of relevant factors taken into consideration and not the sole governing factor. For that reason, the Compensation Committee may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash incentive awards or equity incentive awards, which may not be deductible by reason of Section 162(m) or other provisions of the Code.

The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
John E. Caldwell, Chair
Nicholas M. Donofrio
H. Paulett Eberhart

COMPENSATION POLICIES AND PRACTICES

The Compensation Committee reviewed our compensation policies and practices for employees generally and concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

In reaching this conclusion, the Compensation Committee, with the assistance of management, assessed our executive and broad-based compensation and benefits programs to determine if any of them created undesired or excessive risks of a material nature. The assessment included (i) a review of our compensation policies and practices for employees generally, (ii) identification of the risks that could result from such policies and practices, (iii) identification of the risk mitigators and controls, and (iv) analysis of the potential risks against the risk mitigators and controls and our business strategy and objectives. Although the Compensation Committee reviewed all of our compensation programs, the Compensation Committee focused on the programs that have variability of payout and in which employees could directly affect the payout of incentives. These programs included the EIP, AIP, Sales Incentive Plan and 2004 Plan.

In performing the assessment and reaching its conclusion, the Compensation Committee noted the following factors that the Compensation Committee believes may reduce the likelihood of undesired or excessive risk-taking:

•	Our overall compensation levels are competitive with the market.

•	Our compensation practices and policies appropriately balance base pay versus variable pay and short-term versus long-term incentives.

•

Although the EIP, AIP and Sales Incentive Plan have variability of payout, the Compensation Committee believes that any potential risks associated with such plans are controlled or mitigated by one or more of the following: (i) the performance goals being multi-dimensional (e.g., adjusted non-GAAP net income, adjusted non-GAAP free cash flow and revenue), thereby increasing the range of performance over which incentives are paid, (ii) the performance goals being aligned with our transformation plan and business objectives and being quantitative financial measures, (iii) the use of sliding payout scales, with the payouts in certain instances being linearly interpolated for performance falling between the performance levels set by the Compensation Committee, (iv) the ability of the Compensation Committee and/or management to exercise discretion to reduce payouts, (v) the existence of multiple internal controls and approval processes that are intended to prevent manipulation of outcomes by any employee, including the Named Executive Officers, and (vi) the incentive opportunities being capped.

•

Although the grant of equity awards under the 2004 Plan could incentivize our employees to, among other things, focus on increasing our short-term stock price rather than the creation of stockholder value, the Compensation Committee believes that potential risks are controlled or mitigated by one or more of the following: (i) awarding a combination of stock options, pRSUs and RSUs, (ii) the vesting provisions of stock options and RSUs occurring over multi-year periods, (iii) the performance goals of the pRSUs being multi-dimensional (i.e., our non-GAAP operating income plus interest expense and our TSR) and vesting of pRSUs occurring over an 18-month period following the end of the performance period, (iv) caps on performance-based compensation opportunities, and (v) our stock ownership guidelines for our executive officers. In addition, we prohibit our employees, including Named Executive Officers, from engaging in hedging transactions in our securities.

•	We have implemented claw-back provisions and policies, as described in more detail in “Compensation Discussion and Analysis,” above.

EXECUTIVE COMPENSATION

The following table shows compensation information for the individuals serving as our Chief Executive Officer and Chief Financial Officer during 2013 and our three most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of 2013.

2013 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Rory P. Read(7)	2013	$1,000,002	$0	$4,891,250	$1,582,411	$705,000	$32,827	$8,211,490
President and Chief Executive Officer	2012	$1,000,002	$0	$3,744,848	$1,596,407	$568,500	$388,571	$7,298,328
	2011	$353,847	$1,530,770	$6,746,597	$6,953,314	$0	$25,823	$15,610,351

Devinder Kumar(8)	2013	$508,875	$0	$2,180,593	$1,265,966	$235,000	$23,609	$4,214,043
Senior Vice President and Chief Financial Officer	2012	$423,689	$125,000	$288,059	$122,801	$153,495	$19,060	$1,132,104
	2011	$—	$—	$—	$—	$—	$—	$—

John Byrne(9)	2013	$455,000	$233,600	$1,905,106	$438,205	$213,850	$26,226	$3,271,987
Senior Vice President and Chief Sales Officer	2012	$392,175	$233,600	$1,215,575	$624,505	$212,418	$21,811	$2,700,084
	2011	$—	$—	$—	$—	$—	$—	$—

Mark D. Papermaster(10)	2013	$549,994	$0	$1,905,106	$438,205	$258,500	$19,746	$3,171,551
Chief Technology Officer and Senior Vice President—Technology and Engineering	2012	$549,994	$0	$1,152,260	$491,202	$208,450	$54,712	$2,456,618
	2011	$105,768	$450,000	$1,610,847	$1,105,324	$0	$342	$3,272,281

Lisa T. Su(11)	2013	$574,995	$0	$2,239,146	$486,896	$270,250	$20,121	$3,591,408
Senior Vice President and General Manager, Global Business Units	2012	$572,784	$225,000	$2,844,877	$2,004,874	$286,875	$77,036	$6,011,446
	2011	$—	$—	$—	$—	$—	$—	$—

(1)	For 2013, salary amounts also reflect $9,615 for Mr. Kumar, representing a cash out of a portion of his accrued vacation.
(2)	For 2013, bonus amount reflects a retention bonus payment of $233,600 for Mr. Byrne, which represents the second half of the retention bonus originally granted to him in 2011.
(3)	Amounts shown represent the aggregate grant date fair value of the RSUs granted in the year indicated computed in accordance with ASC Topic 718, except no assumptions for forfeiture were included. For a discussion of the assumptions made in the valuations reflected in this column, see Note 14 of the Notes to Consolidated Financial Statements in our Annual Report. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting in that award. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown. In addition, for 2013, the amounts shown include the grant date fair value of the target number of pRSUs awarded in 2013 to each Named Executive Officer, as set forth in the table below. The grant date fair value of the pRSUs is determined using a Monte-Carlo simulation model and based upon a discounted cash flow analysis of the probability-weighted payoffs of a share-based payment assuming a variety of possible stock price paths and represents the estimate of aggregate compensation cost to be recognized over the requisite service period determined as of the grant date under ASC Topic 718, except no assumptions for forfeitures were included.

Named Executive Officer	Grant Date	Shares Underlying pRSUs at Target (#)	Grant Date Fair Value at Target ($)	Shares Underlying pRSUs at Maximum (#)	Grant Date Fair Value at Maximum ($)
Rory P. Read	7/22/2013	812,500	$3,306,875	1,625,000	$6,613,750
Devinder Kumar	7/22/2013	212,500	$864,875	425,000	$1,729,750
John Byrne	7/22/2013	225,000	$915,750	450,000	$1,831,500
Mark D. Papermaster	7/22/2013	225,000	$915,750	450,000	$1,831,500
Lisa T. Su	7/22/2013	250,000	$1,017,500	500,000	$2,035,000

(4)	Amounts shown represent the aggregate grant date fair value of option awards granted in the year indicated computed in accordance with ASC Topic 718, except no assumptions for forfeiture were included. For a discussion of the assumptions made in the valuations reflected in this column, see Note 14 of the Notes to Consolidated Financial Statements in our Annual Report. The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting of that award, and upon the excess of our stock price over the exercise price, if any, on the date the option award is exercised. There is no assurance that the value, if any, eventually realized will correspond to the amount shown.

(5)	Amounts shown represent the annual cash performance bonuses earned under the EIP. Pursuant to the EIP, the bonus awards were based on our performance during the 2013 fiscal year (i.e., December 30, 2012 to December 28, 2013) as evaluated against the following pre-established Company-wide financial measures: adjusted non-GAAP net income, adjusted non-GAAP free cash flow and revenue. The funding and payment of any annual cash performance bonuses under the EIP for 2013 was contingent upon our maintaining a cash balance (i.e., cash, cash equivalents and marketable securities, including long-term marketable securities) of at least $700 million on the last day of each quarter of fiscal 2013. We exceeded this cash balance on the last day of each quarter of fiscal 2013. See “Compensation Discussion and Analysis,” above, for further information.
(6)	All Other Compensation for 2013 consists of the following amounts:

Name	Matching Contributions to 401(k)	Life Insurance Premiums Paid by Company	Spousal Travel at Company Request(12)	Gift of Personal Property(13)	Company Contribution Under Deferred Income Account Plan	Total
Rory P. Read	$11,475	$2,484	$17,862	$1,006	$0	$32,827
Devinder Kumar	$11,475	$1,242	$0	$503	$10,389	$23,609
John Byrne	$11,475	$1,270	$12,978	$503	$0	$26,226
Mark D. Papermaster	$11,475	$1,366	$756	$938	$5,211	$19,746
Lisa T. Su	$11,475	$1,428	$6,280	$938	$0	$20,121

(7)	Mr. Read joined us in August 2011.
(8)	Mr. Kumar was designated an executive officer by our Board in connection with his appointment as Senior Vice President, Interim Chief Financial Officer and Corporate Controller effective September 17, 2012 and was promoted to Senior Vice President and Chief Financial Officer effective January 2, 2013. Accordingly, we have only included compensation information for Mr. Kumar for 2013 and 2012.
(9)	Mr. Byrne was designated an executive officer by our Board in connection with his appointment as Senior Vice President and Chief Sales Officer effective August 2012. Accordingly, we have only included compensation information for Mr. Byrne for 2013 and 2012.
(10)	Mr. Papermaster joined us in October 2011.
(11)	Dr. Su joined us in January 2012.
(12)	This amount represents the direct costs of commercial airline flights and/or other travel expenses paid for by us for a spouse of a Named Executive Officer who accompanied such Named Executive Officer certain business-related travel where the spouse’s participation was requested by us. In addition, during 2013, Mr. Read’s spouse accompanied Mr. Read on certain business-related travel, including on Company-chartered aircraft. There was no incremental cost to us for flights by Mr. Read’s spouse on Company-chartered aircraft, except for the cost of meals. Therefore, no amounts related to these flights have been included in this column for Mr. Read, other than $247, the cost of meals for Mr. Read’s spouse on these flights, which is included in this column for Mr. Read. See “Compensation Discussion and Analysis,” above, for further information.
(13)	This amount represents the direct costs for Sony PlayStation®4 and/or Microsoft® Xbox OneTM game console systems paid for by us and gifted to a Named Executive Officer.

2013 NON-QUALIFIED DEFERRED COMPENSATION

Messrs. Kumar and Papermaster are the only Named Executive Officers who participate in the DIA, a non-qualified deferred compensation plan. Except for amounts deferred and vested prior to January 1, 2005, the DIA is subject to Section 409A of the Code. The following table shows certain information for these executives under the DIA for 2013.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)
Devinder Kumar	$124,815	$10,389	$155,082	$0	$1,291,773
Mark D. Papermaster	$10,423	$5,211	$2,013	$0	$12,436

(1)	For Mr. Kumar, this amount is included in the “Salary” column of the 2013 Summary Compensation Table. For Mr. Papermaster, this amount represents non-equity incentive compensation under the EIP earned in 2012 that would have been paid in 2013 if it had not been deferred under the DIA.
(2)	These amounts are included in the “All Other Compensation” column of the 2013 Summary Compensation Table and reflect contributions by us that posted in 2014 but are applicable to 2013.

(3)	Represents the net amounts credited to the DIA accounts of Messrs. Kumar and Papermaster as a result of the performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market or preferential earnings (within the meaning of 17 CFR Section 229.402(c)(2)(viii)), and thus are not reported in the 2013 Summary Compensation Table.
(4)	This amount includes $101,249 for Mr. Kumar that was previously included in the “Salary” column of the 2012 Summary Compensation Table of our 2013 proxy statement. Does not include amounts in column (c) because our contributions to Messrs. Kumar’s and Papermasters’s DIA posted in 2014, although they were applicable to 2013.

We maintain the DIA, which allows eligible employees, including the Named Executive Officers, to voluntarily defer receipt of a portion of their salary, bonus and any commission payments until the date or dates selected by the participant. Participants may defer up to 50% of annual base salary and/or 100% of commissions and bonuses. Earnings on the deferred accounts are based on the performance of the investment funds selected by the participants. Participants make a deferral election prior to the year in which the compensation is earned that may not be terminated or changed during the year for which it was made. Generally, we make a discretionary contribution to the participant’s account if his or her annual base salary, minus her or her Section 401(k) contribution before the deferral, is greater than the annual compensation limit for Section 401(k) plans. The contribution, if any, is equal to the lesser of (i) 50% of the deferred compensation credited to the participant’s account for the year or (ii) a discretionary percentage of the participant’s base salary in excess of the eligible Section 401(k) compensation limit for the year minus the participant’s Section 401(k) contributions. For 2013, our discretionary contribution percentage under option (ii) above was 4.5%. Participants are 100% vested in the value of their accounts. Participants may select their desired benchmark investment fund(s) in which their accounts are deemed to be invested and may change their investment elections at any time, with such change effective from the next business day. The amount of investment gain or loss that is credited to the participant’s account depends on the participant’s investment election. For 2013, we utilized investment funds in an array of asset classes, substantially aligned to those offered under our Section 401(k) plan. We have placed assets in mutual funds held in a Rabbi trust established for the DIA. For Mr. Kumar, the investment return was calculated by taking the aggregate gain in 2013 and dividing it by the aggregate balance as of the beginning of 2013. Because Mr. Papermaster began participating in the DIA in 2013 and did not have a balance in his account at the beginning of 2013, we calculated his investment return by using the dollar weighted rate of return, also known as the internal rate of return. For 2013, the investment return credited to the DIA accounts of Messrs. Kumar and Papermaster were 15.3% and 19.3% respectively, based on their respective investment elections for their DIA accounts.

The DIA accounts are distributed following a participant’s termination of employment with us unless the participant has elected an in-service withdrawal (scheduled or hardship withdrawal). At the time a participant makes his or her deferral election, he or she may elect a different form of distribution for such year’s deferred compensation. The participant may elect a single lump sum distribution or annual installment distributions over three to ten years. The default form of distribution is a single lump sum. A participant may change the form of distribution election, subject to the terms of the DIA.

A participant may elect to withdraw all or part of his or her account while employed by us, subject to the terms of the DIA. The in-service withdrawal date must be at least two years after the plan year in which the election was made. An in-service withdrawal date may be changed, subject to the terms under the DIA. An unscheduled payment may also be made, subject to the terms of the DIA.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

The following table shows all outstanding equity awards held by the Named Executive Officers as of December 28, 2013.

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)		(d)		(e)	(f)	(g)		(h)	(i)		(j)
Rory P. Read								239,000	(2)	$903,420
								181,305	(3)	$685,333
								406,250	(4)	$1,535,625
											287,000	(5)	$1,084,860
											543,914	(6)	$2,055,995
											812,500	(7)	$3,071,250
	1,231,333	615,667	(8)			$6.37	8/25/2018
	348,484	348,485	(9)			$5.87	6/15/2019
	0			739,000	(10)	$6.37	8/25/2018
	0	976,797	(11)			$3.90	7/22/2020

Devinder Kumar								12,270	(12)	$46,381
								13,946	(3)	$52,716
								336,322	(21)	$1,271,297
								106,250	(4)	$401,625
											41,839	(6)	$158,151
											212,500	(7)	$803,250
	730	0				$5.64	8/15/2015
	730	0				$2.43	11/15/2015
	77,800	0				$2.21	12/15/2015
	730	0				$2.42	2/15/2016
	26,875	0				$4.01	5/15/2016
	26,875	0				$3.69	8/15/2016
	6,111	0				$3.80	2/15/2015
	15,555	0				$3.80	2/15/2015
	1,944	0				$3.80	5/15/2015
	902	0				$3.80	2/15/2015
	270	0				$3.80	5/15/2014
	270	0				$3.80	8/15/2014
	270	0				$3.80	11/15/2014
	50,000	0				$6.19	10/15/2016
	26,875	0				$6.53	11/15/2016
	26,875	0				$7.87	2/15/2017
	21,875	0				$8.80	5/15/2017
	21,875	0				$6.49	8/15/2017
	21,875	0				$7.57	11/15/2017
	21,875	0				$8.60	2/15/2018
	61,349	12,271	(13)			$7.50	6/15/2018
	26,806	26,807	(9)			$5.87	6/15/2019
	0	726,556	(16)			$2.68	1/15/2020
	0	255,470	(11)			$3.90	7/22/2020

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)

John Byrne							9,203	(12)	$34,787
							36,772	(14)	$138,998
							27,893	(3)	$105,436
							59,032	(3)	$223,141
							205,450	(20)	$776,601
							112,500	(4)	$425,250
										83,679	(6)	$316,307
										225,000	(7)	$850,500
	5,001	0			$6.45	2/15/2015
	1,667	0			$7.41	5/15/2015
	1,667	0			$5.64	8/15/2015
	5,208	0			$4.01	5/15/2016
	5,208	0			$3.69	8/15/2016
	1,200	0			$3.80	5/15/2014
	15,625	0			$6.53	11/15/2016
	15,625	0			$7.87	2/15/2017
	12,500	0			$8.80	5/15/2017
	12,500	0			$6.49	8/15/2017
	12,500	0			$7.57	11/15/2017
	12,500	0			$8.60	2/15/2018
	46,011	9,203	(13)		$7.50	6/15/2018
	53,613	53,613	(9)		$5.87	6/15/2019
	94,553	132,376	(18)		$4.19	8/15/2019
	0	270,497	(11)		$3.90	7/22/2020

Mark D. Papermaster							93,239	(19)	$352,443
							55,786	(3)	$210,871
							205,450	(20)	$776,601
							112,500	(4)	$425,250
										167,358	(6)	$632,613
										225,000	(7)	$850,500
	297,987	149,006	(15)		$5.76	11/15/2018
	107,226	107,226	(9)		$5.87	6/15/2019
	0	270,497	(11)		$3.90	7/22/2020

Lisa T. Su							199,366	(17)	$753,603
							55,786	(3)	$210,871
							273,935	(20)	$1,035,474
							125,000	(4)	$472,500
										167,358	(6)	$632,613
										250,000	(7)	$945,000
	418,218	298,754	(22)		$5.66	1/15/2019
	107,226	107,226	(9)		$5.87	6/15/2019
	0	300,553	(11)		$3.90	7/22/2020

(1)	The dollar value of these awards is calculated by multiplying the number of units by $3.78 per share, the last reported sales price of our common stock on December 27, 2013, the last trading day of our 2013 fiscal year.
(2)	This award vested 33.33% on each of August 25, 2012 and 2013 and then vests 33.33% on August 25, 2014.
(3)	This award vested 33.33% on August 9, 2013 and then vests 33.33% on each of August 9, 2014 and 2015.
(4)	This award vests 33.33% on each of August 9, 2014, 2015 and 2016.
(5)	This performance-based RSU vests in three equal annual installments from the grant date if the market-based component is satisfied, meaning that the weighted average closing price of our common stock over any 30-day period during the three-year vesting period is equal to or greater than $11.00 per share, and Mr. Read continues his employment with us through the applicable vesting date.
(6)	This performance-based RSU vests in three equal annual installments from the grant date if the market-based component is satisfied, meaning that the weighted average closing price of our common stock over any 30-day period during the three-year vesting period is equal to or greater than $10.00 per share and the respective Named Executive Officer continues his or her employment with us through the applicable vesting date.
(7)

The target number of shares that may be earned upon vesting of the pRSUs is based in part on our non-GAAP operating income plus interest expense and in part based upon our TSR relative to the TSRs of the S&P 500 IT Sector over an 18-month performance period commencing on

July 1, 2013 and ending on December 31, 2014. The earned shares vest 50% on June 30, 2015, six month after the end of the performance period, and the remaining 50% vest on June 30, 2016, subject to the Named Executive Officer’s continued employment with us through each vesting date. For further information on these awards, see “Compensation Discussion and Analysis—2013 Executive Compensation Decisions,” above.

(8)	This option vested 33.33% on each of August 25, 2012 and 2013 and then vests 33% on August 25, 2014.
(9)	This option vested 33.33% on June 15, 2013 and then vests 8.33% quarterly for next two years.
(10)	This performance-based option vests in three equal installments from the grant date if the market-based component is satisfied, meaning that the weighted average closing price of our common stock over any 30-day period during the three-year vesting period is equal to or greater than $11.00 per share, and Mr. Read continues his employment with us through the applicable vesting date.
(11)	This option vests 33.33% on June 17, 2014 and then vests 8.33% quarterly for the next two years.
(12)	This award vested 33.33% on each of May 9, 2012 and 2013 and then vests 33.33% on May 9, 2014.
(13)	This option vested 33.33% on May 15, 2012 and then vests 8.33% quarterly for the next two years.
(14)	This award vested 100% on February 15, 2014.
(15)	This option vested 33.33% on November 15, 2012 and then vests 8.33% quarterly for the next two years.
(16)	This option vested 33.33% on January 15, 2014 and then vests 8.33% quarterly for the next two years.
(17)	This award vested 33.33% on each of February 9, 2013 and 2014 and then vests 33.33% on February 9, 2015.
(18)	This option vested 33.33% on August 15, 2013 and then vests 8.33% quarterly for the next two years.
(19)	This award vested 33.33% on each of November 9, 2012 and 2013 and then vests 33% on November 9, 2014.
(20)	This award vested 50% on January 15, 2014 and then vests 50% on January 15, 2015.
(21)	This award vested 33.33% on February 9, 2014 and then vests 33.33 on each of February 9, 2015 and 2016.
(22)	This option vested 33.33% on January 15, 2013 and then vests 8.33% quarterly for the next two years.

GRANTS OF PLAN-BASED AWARDS IN 2013

The following table sets forth all plan-based awards granted to the Named Executive Officers in 2013.

Name	Plan Name	Grant Date	Compensation Committee Action Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)		All Other Option Awards: Number of Securities Underlying Options (#)(5)		Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)(6)
				Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)		(k)		(l)	(m)
Rory P. Read	EIP(2)	2/6/2013	N/A	$1,500,000	$3,000,000
	2004 Plan	7/22/2013	7/16/2013			$243,750	$812,500	$1,625,000						$3,306,875
	2004 Plan	7/22/2013	7/16/2013						406,250	(7)				$1,584,375
	2004 Plan	7/22/2013	7/16/2013								976,797	(8)	$3.90	$1,582,411
Devinder Kumar	EIP(2)	2/6/2013	N/A	$500,000	$1,000,000
	2004 Plan	1/15/2013	1/2/2013								726,556	(11)	$2.68	$852,105
	2004 Plan	1/15/2013	1/2/2013						336,322	(10)				$901,343
	2004 Plan	7/22/2013	7/16/2013			$63,750	$212,500	$425,000						$864,875
	2004 Plan	7/22/2013	7/16/2013						106,250	(7)				$414,375
	2004 Plan	7/22/2013	7/16/2013								255,470	(8)	$3.90	$413,861
John Byrne	EIP(2)	2/6/2013	N/A	$455,000	$910,000
	2004 Plan	1/15/2013	12/22/2012						205,450	(9)				$550,606
	2004 Plan	7/22/2013	7/16/2013			$67,500	$225,000	$450,000						$915,750
	2004 Plan	7/22/2013	7/16/2013						112,500	(7)				$438,750
	2004 Plan	7/22/2013	7/16/2013								270,497	(8)	$3.90	$438,205
Mark D. Papermaster	EIP(2)	2/6/2013	N/A	$550,000	$1,100,000
	2004 Plan	1/15/2013	12/22/2012						205,450	(9)				$550,606
	2004 Plan	7/22/2013	7/16/2013			$67,500	$225,000	$450,000						$915,750
	2004 Plan	7/22/2013	7/16/2013								270,497	(8)	$3.90	$438,205
	2004 Plan	7/22/2013	7/16/2013						112,500	(7)				$438,750
Lisa T. Su	EIP(2)	2/6/2013	N/A	$575,000	$1,150,000
	2004 Plan	1/15/2013	12/22/2012						273,935	(9)				$734,146
	2004 Plan	7/22/2013	7/16/2013			$75,000	$250,000	$500,000						$1,017,500
	2004 Plan	7/22/2013	7/16/2013						125,000	(7)				$487,500
	2004 Plan	7/22/2013	7/16/2013								300,553	(8)	$3.90	$486,896

(1)	For Messrs. Byrne and Papermaster and Dr. Su, the actions necessary to approve their January 15, 2013 RSU awards were taken by the Compensation Committee on December 22, 2012. Mr. Kumar’s January 15, 2013 RSU and stock option awards were approved by the Compensation Committee at a special meeting on December 22, 2012, as part of the overall approval of Mr. Kumar’s compensation package prior to his appointment as our Senior Vice President and Chief Financial Officer. All actions necessary to approve all other RSU and stock option awards shown in this table for 2013 were taken by the Compensation Committee at its meeting on July 16, 2013. For further information on our equity grant procedures, see “Compensation Discussion and Analysis—2013 Executive Compensation Decisions—Elements of Compensation,” above.
(2)	For 2013, the Compensation Committee approved a short-term incentive award under the EIP for the Named Executive Officers. Accrual of cash performance bonuses under the EIP for the annual performance period was contingent upon our maintaining a cash balance (i.e., cash, cash equivalents and marketable securities, including long-term marketable securities) of at least $700 million on the last day of each quarter of fiscal 2013. We exceeded this cash balance on the last day of each quarter of fiscal 2013. The actual amount of the Named Executive Officers’ annual cash performance bonus was based on the following predetermined financial measures for the annual performance period in 2013: adjusted non-GAAP net income, adjusted non-GAAP free cash flow and revenue, with each of these performance measures weighted 50%, 25% and 25%, respectively. The fiscal 2013 performance period began on December 30, 2012 and ended on December 28, 2013. The actual amounts paid to the Named Executive Officers under the EIP are set forth in the “Non-Equity Incentive Plan Compensation” column of the “2013 Summary Compensation Table,” above. For further information on these awards, see “Compensation Discussion and Analysis—2013 Executive Compensation Decisions,” above.
(3)

Each pRSU represents a contingent right to receive between 0% and 200% of one share of common stock. The initial number of shares earned upon vesting of the pRSU is based on our non-GAAP operating income plus interest expense over an 18-month performance period commencing on July 1, 2013 and ending on December 31, 2014, and may vary between 0% of the target shares, if performance is below the minimum level, and 160% of target shares, if performance is at or above the maximum level. For performance between the minimum level and maximum level, a proportionate percentage between 40% and 160% is applied to the Target Shares based on relative performance between the minimum and maximum levels. Once the initial number of shares is determined, it will then be adjusted based upon our TSR relative to the TSRs of the S&P 500 IT Sector over the same 18-month performance period. If our TSR for the performance period is at or below the 25th percentile, then the Named Executive Officer will earn 75% of the initial number of shares. If our TSR for the performance period is at or above the 75th percentile, then the Named Executive Officer will earn 125% of the initial number of shares. If our TSR for the performance period is above the 25th percentile and below the 75th percentile, a proportionate adjustment between 75% and 125% is applied to the initial number of shares based on relative performance between the 25th and 75th percentile. The earned shares vest 50% on June 30, 2015, six month after the end of the performance period, and the remaining 50% vest on June 30, 2016, subject to the Named Executive Officer’s continued employment with us through each vesting date. For further information on these awards, see “Compensation Discussion and Analysis—2013 Executive Compensation Decisions,” above.

(4)	Amounts shown reflect time-based RSUs granted under the 2004 Plan.
(5)	Amounts shown reflect stock options granted under the 2004 Plan.
(6)	Amounts shown represent the grant date fair value of the respective award computed in accordance with ASC Topic 718, except no assumptions for forfeiture were included. The option exercise price has not been deducted from the amounts shown in this column. Regardless of the value on the grant date, the actual value that may be realized from an award is contingent upon the satisfaction of the applicable conditions to vesting of that award, and for stock options, also upon the excess of our stock price over the exercise price. With respect to the pRSUs described in Note 3 above, in accordance with SEC rules, amounts reported in this column with respect to these awards disclose the fair value at the date of grant determined using a Monte-Carlo simulation model and based upon a discounted cash flow analysis of the probability-weighted payoffs of a share-based payment assuming a variety of possible stock price paths and represents the estimate of aggregate compensation cost to be recognized over the requisite service period determined as of the grant date under ASC Topic 718, except no assumptions for forfeitures were included. For a discussion of the assumptions made in the valuation reflected in these amounts, see Note 14 of the Notes to Consolidated Financial Statements in our Annual Report.
(7)	This award vests 33.33% on each of August 9, 2014, 2015 and 2016.
(8)	This option vests 33.33% on June 17, 2014 and then vests 8.33% quarterly for the next two years.
(9)	This award vested 50% on January 15, 2014 and vests 50% on January 15, 2015.
(10)	This award vests 33.33% on each of February 9, 2014, 2015 and 2016.
(11)	This option vested 33.33% on January 15, 2014 and then vests 8.33% quarterly for the next two years.

OPTION EXERCISES AND STOCK VESTED IN 2013

The following table shows all stock options exercised and the value realized upon exercise and all stock awards that vested and the value realized upon vesting by the Named Executive Officers during 2013.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Rory P. Read	—	$—	329,652	$1,203,230
Devinder Kumar	—	$—	33,830	$129,119
John Byrne	—	$—	60,999	$226,329
Mark D. Papermaster	—	$—	121,104	$406,609
Lisa T. Su	—	$—	127,576	$359,988

(1)	Value is the market price of our common stock on the date of vesting multiplied by the number of vested shares.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

Mr. Read’s severance and change in control arrangement is set forth in our at-will employment agreement with Mr. Read, which sets forth his duties and obligations as our President and Chief Executive Officer (the “Employment Agreement”). In addition, each of the Named Executive Officers (other than Mr. Read) participates in the SVP Severance Plan and has entered into a change in control agreement with us. These agreements and arrangements are designed to (i) implement a uniform process for handling potential future involuntary departures of the Named Executive Officers and (ii) encourage the Named Executive Officers’ continued services in the event of a potential change in control of us and to allow for a smooth transition upon such a change in control. In addition, these arrangements are intended to provide incentives to the Named Executive Officers to effectively execute the directives of our Board, even in the event that such actions may result in the elimination of a Named Executive Officer’s position. Under the terms of these arrangements, a Named Executive Officer is eligible to receive certain specified compensatory payments and benefits only if (i) a “change in control” of us occurs and (ii) the Named Executive Officer’s employment is terminated, or the Named Executive Officer is constructively discharged, within two years of that change in control.

Rory Read’s Employment Agreement.    On August 25, 2011, we entered into the Employment Agreement with Mr. Read. Pursuant to its terms and conditions, the Employment Agreement may be terminated by (i) us for Cause (as defined in the Employment Agreement), (ii) Mr. Read’s Involuntary Termination Without Cause (as defined in the Employment Agreement), (iii) Mr. Read’s Constructive Termination (as defined in the Employment Agreement), (iv) Mr. Read’s voluntary election to terminate his employment with us, or (v) Mr. Read’s death or disability.

Except as otherwise described in the next paragraph, in the event of Mr. Read’s Involuntary Termination Without Cause or Constructive Termination, subject to Mr. Read’s execution of a full release of claims following such termination:

•

We will pay Mr. Read his earned but unpaid base salary through the date of termination and all other amounts to which Mr. Read is entitled under any of our compensation plans or practices on the date of termination.

•

All unvested equity awards then held by Mr. Read that would otherwise have vested during the 24-month period after Mr. Read’s termination will be deemed fully vested and vested stock options will be automatically exercisable for a one-year period following Mr. Read’s termination (or, if earlier, the remaining term of any such stock options), excluding unvested performance-based RSUs and performance-based stock options if the applicable performance conditions for such RSUs and options was not satisfied before the date of termination.

•	We will make a lump-sum cash payment to Mr. Read in an amount equal to two times his then base salary plus two times his then target annual bonus.

•	We will pay any applicable COBRA premiums on behalf of Mr. Read and his dependents for a period of 12 months following the date of termination.

In the event of Mr. Read’s Involuntary Termination Without Cause or Constructive Termination between the public announcement of a transaction that results in our Change of Control (as defined in the Employment Agreement) and 24 months after such Change of Control, subject to Mr. Read’s execution of a full release of claims following such termination:

•

We will pay Mr. Read his earned but unpaid base salary through the date of termination and all other amounts to which Mr. Read is entitled under any of our compensation plans or practices on the date of termination.

•

All unvested equity awards then held by Mr. Read will accelerate and be deemed fully vested and vested stock options will be automatically exercisable for a one-year period following Mr. Read’s termination (or, if earlier, the remaining term of any such stock options), excluding unvested performance-based RSUs and performance-based stock options granted to Mr. Read upon his hire if the market-based component of such RSUs and options was not satisfied before the date of termination.

•

We will make a lump-sum cash payment to Mr. Read in an amount equal to two times his base salary plus two times his target annual bonus, in each case at the rate in effect immediately before the date of termination or, if higher, the rate in effect six months before the date of termination.

•	We will pay Mr. Read the pro-rata amount of his annual bonus accrued under the EIP assuming performance at target levels for the portion of the year prior to the date of termination.

•

We will provide health and welfare benefits to Mr. Read for a period of 12 months following the date of termination. We will also pay Mr. Read an amount calculated to pay any income and employment taxes imposed on him as a result of the provision of such health and welfare benefits. In addition, we will provide for financial planning and tax planning services up to $4,000 to Mr. Read for 12 months following the date of termination.

Under the terms of the Employment Agreement, upon a termination of employment in connection with a change in control, Mr. Read’s severance payments and benefits will be made in full or as to such lesser amount as would result in no portion of the payments being subject to an excise tax imposed by Section 4999 of the Code relating to Section 280G of the Code, whichever of the foregoing amounts is greater on an after-tax basis (i.e., a parachute payment cut-back).

Executive Severance Plan for Senior Vice Presidents.    With the exception of Mr. Read, all of the Named Executive Officers participate in the SVP Severance Plan. The SVP Severance Plan was adopted by the Compensation Committee in June 2013 to implement a uniform process for handling potential future involuntary departures of U.S. senior executives (except Mr. Read) and to provide a level of transition assistance in the event of an involuntary termination of employment with the goal of keeping executives focused on our business rather than their personal circumstances. Under the Severance SVP Plan, participants who incur an involuntary termination, not for cause, and who execute a full release of claims following such termination are eligible to receive severance benefits of (i) a single lump sum payment of one-times the participant’s annual base salary, (ii) Company-paid COBRA continuation coverage under our group health plan for up to twelve months, and (iii) use of our Employee Assistance Plan for up to twelve months. A Named Executive Officer will not receive severance benefits under the SVP Severance Plan if he or she receives severance benefits in connection with a change in control pursuant to his or her change in control agreement.

Change in Control Agreements.    We entered into change in control agreements with Messrs. Kumar, Byrne and Papermaster and Dr. Su designed to encourage their continued services in the event of a change in control. For purposes of these change in control agreements, a change in control generally means any of the following events:

•	the acquisition by any person representing more than 50% of our then outstanding shares of stock or the combined voting power of our voting securities;

•	a change of the majority of the Board during any two consecutive years, unless certain Board approval conditions are met;

•

a merger or consolidation of us into any other corporation, where immediately after the merger or consolidation 50% or less of the combined voting power is held by holders of our voting securities immediately before such merger or consolidation; or

•	the stockholders approve a plan of complete liquidation or there is a consummated a sale of all or substantially all of our assets.

The change in control agreements provide that, if within two years after a change in control, the Named Executive Officer’s employment is terminated by us without cause or they are constructively discharged, the Named Executive Officer will receive:

•

a lump sum severance benefit equal to the sum of two times the executive’s rate of annual base compensation at the rate in effect immediately before the date of termination or, if higher, the rate in effect six months before the date of the change in control, plus two times the target annual bonus in the year of termination;

•	all unvested equity will vest and be exercisable, and options may be exercised for the period of one year from the date of termination or the original option term, whatever is shorter;

•	payment of the executive’s prorated accrued bonus assuming performance at target levels for the portion of the year prior to the date of termination;

•	reimbursement of personal financial and tax planning up to $4,000 for 12 months following the date of termination; and

•

12 months’ continued health and welfare benefits comparable to those in effect at termination and a gross-up for any income taxes due as a result of the payment by us for such health and welfare benefits.

The payments and benefits pursuant to the change in control agreements are subject to the executive’s execution and non-revocation of a release of claims. Further, upon a termination of employment in connection with a change in control, the executive’s severance payments and benefits will be made in full or as to such lesser amount as would result in no portion of the payments being subject to an excise tax imposed by Section 4999 of the Code relating to Section 280G of the Code, whichever of the foregoing amounts is greater on an after-tax basis (i.e., a parachute payment cut-back).

We have adopted a policy to not enter into any change in control agreements or arrangements containing an excise tax gross-up provision. Neither Mr. Read’s change in control arrangement nor the change in control agreements provide for an excise tax gross-up.

In March 2010, we adopted a policy to not enter into any change in control agreement or arrangement with any executive officer that provides for a cash severance payment (upon both our change in control and a subsequent termination of employment) in excess of (i) two times the sum of the respective executive officer’s base salary and annual target bonus, plus (ii) a prorated annual target bonus for the year in which the termination of employment occurs. Mr. Read’s change in control arrangement and the change in control agreements with all of the other Named Executive Officers comply with this limitation.

Vesting of Awards.    All awards granted under our equity incentive plans become fully vested (i) if our successor refuses to assume or substitute similar awards for outstanding awards, upon a change in control, or (ii) if our successor assumes or substitutes similar awards for outstanding awards and the participant’s employment is terminated by our successor for any reason (other than for misconduct) or by the participant due to a constructive termination within one year following a change in control, upon such termination of employment.

Table 1, below, reflects the amount of compensation and benefits payable to Mr. Read under the Employment Agreement in the event of (i) Involuntary Termination Without Cause or a Constructive Termination (without a change in control), and (ii) Involuntary Termination Without Cause or a Constructive Termination in connection with a change in control. The amounts shown assume that the termination was effective as of December 28, 2013, exclude amounts earned through that time and are estimates of the amounts that would be paid out to Mr. Read upon his termination. The actual amounts to be paid out can only be determined at the time of Mr. Read’s separation from us.

TABLE 1: Rory P. Read

Executive Benefits and Payments Upon Termination	Involuntary Termination Without Cause or Constructive Termination without a Change in Control		Involuntary Termination Without Cause or Constructive Termination in connection with a Change in Control
Compensation:
Severance(1)	$5,000,000		$5,000,000
Pro-Rata Annual Bonus	—		$1,500,000
Stock Options—Unvested and Accelerated(2)	—		—
Restricted Stock Units—Unvested and Accelerated	$2,612,498	(3)	$8,251,623	(4)
Benefits and Perquisites:
Health and Welfare Benefits	$19,528	(5)	$38,711	(6)
Financial Planning	—		$4,000

(1)	This amount represents two times Mr. Read’s base salary of $1,000,000, plus two times his target annual bonus.
(2)	The value of unvested stock options that would have accelerated upon Mr. Read’s termination of employment under the scenarios described above is $0. The value is calculated based on the difference between the exercise price of the options and $3.78 per share, the last reported sales price of our common stock on December 27, 2013, the last trading day of our 2013 fiscal year.
(3)	This amount reflects the value of unvested RSUs that would have vested during the 24-month period after his termination, but excludes the performance-based RSUs because the applicable performance-based conditions of those performance-based RSUs was not satisfied as of December 28, 2013. The value of the unvested and accelerated RSUs is $3.78 per share, the last reported sales price of our common stock on December 27, 2013, the last trading day of our 2013 fiscal year.
(4)	This amount reflects the value of all unvested RSUs that will vest in the event of the scenario described above, but excludes the performance-based RSUs that we granted Mr. Read upon his hire because the market-based component of such performance-based RSUs was not satisfied as of December 28, 2013; however, this amount includes the performance-based RSUs granted to Mr. Read subsequent to the date of Mr. Read’s hire because under the terms of the respective award agreements, such performance-based RSUs accelerate upon a change of control. The value of the unvested and accelerated RSUs is $3.78 per share, the last reported sales price of our common stock on December 27, 2013, the last trading day of our 2013 fiscal year.
(5)	This amount represents our cost of paying COBRA premiums on behalf of Mr. Read and his dependents for 12 months following his termination based on rates for a current employee.
(6)	This amount represents our cost of paying COBRA premiums on behalf of Mr. Read and his dependents for 12 months following his termination based on rates for a current employee and life insurance premiums to Mr. Read for 12 months following his termination. The actual cost to us of procuring life insurance after the occurrence of a termination event or change in control may vary. Upon death, Mr. Read’s life insurance policy would pay out $3,000,000. This amount also includes $16,699 to gross Mr. Read up for any income and employment taxes due by him as a result of our payment of these health and welfare benefits on his behalf.

Table 2, below, quantifies the amount that would be payable to Messrs. Kumar, Byrne and Papermaster and Dr. Su under their respective change in control agreements assuming a termination of employment without cause or a constructive discharge that occurred within 24 months of a change in control. The amounts shown assume that such termination was effective as of December 28, 2013, include amounts earned through that time and are estimates of the amounts that would be paid out to the Named Executive Officers upon their termination. The actual amounts to be paid out can only be determined at the time of the Named Executive Officer’s separation from us after the occurrence of a change in control.

TABLE 2:

	Devinder Kumar	John Byrne	Mark D. Papermaster	Lisa T. Su
Compensation:
Severance	$2,000,000	$1,820,000	$2,200,000	$2,300,000
Pro-Rata Annual Bonus	$500,000	$455,000	$550,000	$575,000
Stock Options—Unvested and Accelerated(1)	$799,212	—	—	—
Restricted Stock Units—Unvested and Accelerated(2)	$2,733,420	$2,871,020	$3,248,279	$4,050,062
Benefits and Perquisites:
Health and Welfare Benefit(3)	$39,993	$26,770	$43,115	$24,835
Financial Planning	$4,000	$4,000	$4,000	$4,000

(1)	The value of the unvested and accelerated stock options is the difference between the exercise price of the option and $3.78 per share, the last reported sales price of our common stock on December 27, 2013, the last trading day of our 2013 fiscal year. Amounts shown also reflect the value of stock option acceleration in the event of a change in control if our successor refuses to assume or substitute similar awards for outstanding stock options, pursuant to our equity incentive plans.
(2)	The value of the unvested and accelerated RSUs is $3.78 per share, the last reported sales price of our common stock on December 27, 2013, the last trading day of our 2013 fiscal year. Amounts shown also reflect the value of award acceleration in the event of a change in control if the successor refuses to assume or substitute similar awards for outstanding RSUs, pursuant to our equity incentive plans.
(3)	Includes our annual cost of paying COBRA premiums on behalf of each Named Executive Officer set forth above for 12 months following termination based on the rates of a current employee. Also includes the following amounts to gross-up each Named Executive Officer for income taxes due by them as a result of our payment on the Named Executive Officer’s behalf of these health and welfare benefits: $20,465, $11,548, $22,062 and $10,714 for Messrs. Kumar, Byrne and Papermaster and Dr. Su, respectively.

Table 3, below, quantifies the amount that would be payable to Messrs. Kumar, Byrne and Papermaster and Dr. Su under the SVP Severance Plan assuming an involuntary termination of employment without cause outside of a change in control. The amounts shown assume that such termination was effective as of December 28, 2013, include amounts earned through that time and are estimates of the amounts that would be paid out to the Named Executive Officers upon their termination. The actual amounts to be paid out can only be determined at the time of the Named Executive Officer’s separation from us.

TABLE 3:

	Devinder. Kumar	John Byrne	Mark D. Papermaster	Lisa T. Su
Compensation:
Severance(1)	$500,000	$455,000	$550,000	$575,000
Benefits and Perquisites:
Health and Welfare Benefit(2)	$19,528	$15,222	$21,052	$14,122

(1)	Under the SVP Severance Plan, the value of the severance benefit following an involuntary termination is equal to a single lump sum severance payment equivalent to 12 months of base pay.
(2)	Under the SVP Severance Plan, the value of the health and welfare benefit following an involuntary termination is equal to 12 months of COBRA medical, dental and/or vision insurance premiums, based on the participant’s benefits plan elections in effect at the time of termination, and use of the employee assistance plan provided by us as part of the 12 months of COBRA coverage.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit and Finance Committee monitors and reviews issues involving potential conflicts of interest and related party transactions. In doing so, the Audit and Finance Committee applies our Worldwide Standards of Business Conduct, which provides that directors, Named Executive Officers and all other employees are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Our Principles of Corporate Governance require a director to promptly disclose to the Chairman of the Board any conflict of interest involving the director.

Mubadala Relationships.    ATIC, WCH (our largest stockholder) and GLOBALFOUNDRIES Inc. (one of our foundry suppliers, “GF”) are wholly-owned subsidiaries of Mubadala, a joint stock company incorporated in the Emirate of Abu Dhabi and owned by the Government of the Emirate of Abu Dhabi. As of March 10, 2014, WCH beneficially owned approximately 18.6% of our outstanding common stock.

On March 2, 2009, we consummated the transactions contemplated by the Master Transaction Agreement among us, ATIC and WCH and issued to WCH 58 million shares of our common stock and a warrant to purchase up to 35 million shares of our common stock at an exercise price of $0.01 per share for an aggregate purchase price of approximately $125 million. On March 7, 2014, we issued 34,906,166 shares of our common stock to WCH, pursuant to the cashless exercise in full by WCH of its warrant. As a result, WCH’s warrant is no longer outstanding.

Pursuant to the Master Transaction Agreement, for so long as WCH and its permitted transferees beneficially own at least 10% of our outstanding common stock, WCH has the right to designate one person for election to our Board. On March 2, 2009, WCH designated and our Board appointed Mr. Muhairi to the Board. On February 22, 2013, Mr. Muhairi resigned from our Board, and WCH designated and our Board appointed Mr. Edelman to our Board, as the representative of WCH. Mr. Muhairi is the Deputy Group CEO and Chief Executive Officer, Emerging Sectors, of Mubadala, and Mr. Edelman is a senior advisor to Mubadala.

Mr. Yahia was appointed to our Board effective November 7, 2012. Mr. Yahia serves as the CEO of the Technology & Industry global platform of Mubadala. Mr. Yahia is a board member of GF.

Wafer Supply Agreement with GF.    On March 2, 2009, in connection with the consummation of the transactions contemplated by the Master Transaction Agreement, we entered into a Wafer Supply Agreement (the “WSA”) with GF. The WSA governs the terms by which we purchase products manufactured by GF. Pursuant to the WSA, we are required to purchase all of our microprocessor and APU product requirements from GF with limited exceptions. If we acquire a third-party business that manufactures microprocessor and APU products, we will have up to two years to transition the manufacture of such microprocessor and APU products to GF.

The WSA terminates no later than March 2, 2024. GF has agreed to use commercially reasonable efforts to assist us to transition the supply of products to another provider and to continue to fulfill purchase orders for up to two years following the termination or expiration of the WSA. During the transition period, pricing for microprocessor and APU products will remain as set forth in the WSA, but our purchase commitments to GF will no longer apply.

On April 2, 2011, we entered into a first amendment to the WSA. The primary effect of the first amendment was to change the pricing methodology applicable to wafers delivered in 2011 for our microprocessors and APU products. The first amendment also modified our existing commitments regarding the production of certain GPU and chipset products at GF.

On March 4, 2012, we entered into a second amendment to the WSA. The primary effect of the second amendment was to modify certain pricing and other terms of the WSA applicable to wafers for our microprocessor and APU products to be delivered by GF to us during 2012. Under the terms of the second amendment to the WSA, GF granted us rights to contract with another wafer foundry supplier with respect to specified 28 nanometer products for a specified period of time (the limited waiver of exclusivity). In consideration for the limited waiver of exclusivity, we recorded a charge of $703 million in the first quarter of 2012, consisting of a $425 million cash payment and a $278 million non-cash charge representing the transfer to GF of our remaining investment in GF at fair value.

On December 6, 2012, we entered into a third amendment to the WSA. Pursuant to the third amendment, we modified our wafer purchase commitments for the fourth quarter of 2012 made pursuant to the second amendment to the WSA. In addition, we agreed to certain pricing and other terms of the WSA applicable to wafers for our microprocessor and APU products, to be delivered by GF to us from the fourth quarter of 2012 through December 31, 2013. Pursuant to the third amendment, GF agreed to waive a portion of our wafer purchase commitments for the fourth quarter of 2012. In consideration for this waiver, we agreed to pay GF a fee of $320 million. As a result, we recorded a lower of cost or market charge of $273 million for the write-down of inventory to its market value in the fourth quarter of 2012. The cash impact of this $320 million fee was paid over several quarters, with $80 million paid on December 28, 2012, $40 million paid on April 1, 2013 and $200 million paid on December 31, 2013.

In 2013, we paid GF $962 million for wafer purchases under the WSA and $16 million for research and development services. We are currently in the process of negotiating a fourth amendment to the WSA, and we expect that our future purchases from GF will continue to be material.

John R. Harding.    Mr. Harding has served as a member of the Board since August 2012 and is the President and Chief Executive Officer of eSilicon, which is one of our suppliers. In 2013, we made payments to eSilicon in the approximate amount of $320,500. We did not receive any payments from eSilicon in 2013.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board consists of Dr. Barnes, as Chair, Mr. Chow and Mr. Harding. Each of the members of the Audit and Finance Committee is “independent” and “financially literate,” as determined by the Board and in compliance with NYSE and SEC rules. In addition, Dr. Barnes was determined to be an “audit committee financial expert,” as that term is defined under SEC rules.

The Audit and Finance Committee oversees our internal audit function and independent registered public accounting firm and assists the Board in fulfilling its oversight responsibilities on matters relating to the integrity of AMD’s financial statements and AMD’s internal controls over financial reporting, AMD’s compliance with legal and regulatory requirements, the performance of our internal audit function and the independent registered public accounting firm’s qualifications, independence and performance by meeting regularly with the independent registered public accounting firm, our senior management and our internal audit, financial, and legal personnel. Management is responsible for the preparation, presentation and integrity of AMD’s financial statements and internal controls. The independent registered public accounting firm is responsible for performing an audit of AMD’s annual financial statements and of the effectiveness of AMD’s internal controls over financial reporting, and expressing an opinion on both in accordance with the Standards of the Public Company Accounting Oversight Board (United States).

In fulfilling its oversight responsibilities, the Audit and Finance Committee reviewed and discussed AMD’s audited financial statements for the fiscal year ended December 28, 2013 with management and Ernst & Young LLP, AMD’s independent registered public accounting firm. The Audit and Finance Committee also discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of AMD’s accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit and Finance Committee. The Audit and Finance Committee also received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed the independence of Ernst & Young LLP with that firm.

Based on the Audit and Finance Committee’s review and discussions noted above, the Audit and Finance Committee recommended to the Board, and the Board approved, that the audited financial statements be included in AMD’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013 for filing with the SEC.

The Audit and Finance Committee and the Board also have recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as AMD’s independent registered public accounting firm for fiscal 2014.

AUDIT AND FINANCE COMMITTEE

February 5, 2014

W. Michael Barnes, Chair

Henry WK Chow

John R. Harding

ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Unless you indicate otherwise, your proxy will vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the current fiscal year. The Audit and Finance Committee meets with Ernst & Young LLP several times a year. A representative of Ernst & Young LLP is expected to be present at our Annual Meeting and will have an opportunity to make a statement if he or she so desires. He or she will also be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm’s Fees

Audit Fees.    Audit fees of Ernst & Young LLP during 2013 and 2012 were associated with our annual consolidated financial statement audit and audit of the effectiveness of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act, quarterly reports filed with the SEC, statutory audits required internationally and other regulatory filings. Audit fees for 2013 and 2012 were $3,868,889 and $3,485,226, respectively.

Audit-Related Fees.    Audit-related fees for services of Ernst & Young LLP during 2013 and 2012 included accounting advice and compliance related audits (including audits of our employee benefit plans). Audit-related fees for 2013 and 2012 were $143,528 and $126,063, respectively.

Tax Fees.    Tax fees for services of Ernst & Young LLP during 2013 were for tax compliance, advisory and planning services. Tax fees for 2013 were $52,706, of which $37,956 were for tax compliance services. Tax fees during 2012 were $45,638 and were for tax compliance services.

All Other Fees.    There were no other fees paid to Ernst & Young LLP for 2013 and 2012.

Pre-approval Policies and Procedures

Our Audit and Finance Committee Charter provides that the Audit and Finance Committee must pre-approve the engagement before an independent auditor is engaged by us or our subsidiaries to render audit or non-audit services. Audit and Finance Committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit and Finance Committee regarding our engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the committee is informed of each service provided and such policies and procedures do not include delegation to our management of the committee’s responsibilities under the Securities Exchange Act of 1934, as amended. The Audit and Finance Committee may delegate to one or more designated members of the committee the authority to grant pre-approvals, provided such approvals are presented to the committee at a subsequent meeting. If the Audit and Finance Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit and Finance Committee must be informed of each non-audit service provided by the independent auditor.

Our Audit and Finance Committee reviews both audit and non-audit services performed by Ernst & Young LLP and the fees charged for such services on at least an annual basis. Among other things, the Audit and Finance Committee examines the effect that the performance of non-audit services may have upon the independence of Ernst & Young LLP. All services provided by Ernst & Young LLP in 2013 and 2012 were pre-approved by the Audit and Finance Committee after review of each of the services proposed for approval.

Required Vote

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at our Annual Meeting. Abstentions have the same effect as a vote against this proposal. Because brokers and other nominees have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with this item.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current year. Unless you indicate otherwise, your proxy will vote FOR ratification.

ITEM 3—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2004 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the amendment and restatement of the 2004 Plan to amend the existing plan to:

•	Increase the number of authorized shares that can be awarded to our employees, consultants and directors under the 2004 Plan by 32.5 million shares;

•	extend the term of the 2004 Plan until July 31, 2024; and

•

remove the 180 million share limit for shares issued (counting each reissuance of a share that was previously issued and then forfeited or repurchased by us as a separate issuance) under the 2004 Plan upon exercise of an award.

Our Named Executive Officers and directors will be eligible to receive awards under the 2004 Plan and therefore have an interest in this proposal. In the event that the amendment and restatement of the 2004 Plan is not approved by our stockholders, the 2004 Plan, which was previously approved by our stockholders, will continue to be in full force in accordance with its terms. We may continue to grant performance-based and other equity awards under the 2004 Plan. Unless you indicate otherwise, your proxy will vote FOR the approval of the amendment and restatement of the 2004 Plan.

Introduction and Background for Current Request to Increase the Share Reserve and Other 2004 Plan Amendments

Awards of shares of our common stock are a major part of long-term incentive program for our employees, consultants and directors. As noted in the “Compensation Discussion and Analysis,” above, we have long recognized that having an ownership interest in us is critical to aligning the financial interests of our employees with the interests of our stockholders. In order to ensure that shares continue to be available for future grants, in March 2014, the Board amended the 2004 Plan, subject to stockholder approval, to increase the number of shares that may be granted under the 2004 Plan.

The Board believes it is important to obtain an additional 32.5 million shares for grant under the 2004 Plan, which is the sole equity compensation plan under which we grant equity compensation awards. In this proxy statement, we refer to any grant from the 2004 Plan as an “Award.”

As of March 10, 2014, under all of our equity compensation plans:

•	stock options covering 33,392,032 shares of our common stock, with a weighted average exercise price of $5.20 and a weighted average remaining term of 4.18 years, were outstanding; and

•	unvested RSUs covering 41,919,015 shares of our common stock were outstanding.

These numbers include shares of our common stock issuable upon the exercise of outstanding performance-based options and vesting of outstanding performance-based RSUs, in each case representing the number of shares that could be earned assuming maximum achievement of the applicable performance conditions.

In addition, as of March 10, 2014, 6,065,748 shares (assuming maximum achievement of the applicable performance conditions of our performance-based options and performance-based RSUs) were available for grant under the 2004 Plan, which is the sole equity compensation plan under which we grant equity awards. We do not believe that this amount is sufficient to meet our anticipated grants of Awards through the date of our 2015 annual meeting of stockholders. As of March 10, 2014, approximately 8,145 or 78% of our employees (including executive officers), consultants and directors were eligible to participate in the 2004 Plan, of which six were executive officers, nine were non-employee directors and none were consultants. If stockholders do not approve the amendment and restatement of the 2004 Plan (including the extension of the term of the existing plan until July 31, 2024), the 2004 Plan will remain in effect; however, the shares available for equity-based compensation may be quickly depleted, and we may lose our ability to use equity as a compensation tool. The Board anticipates that the additional shares requested, along with the removal of the 180 million share limit for shares issued and reissued under the 2004 Plan, will enable us to fund our current equity compensation program for at least the next year, accommodating anticipated grants related to the hiring, retention and promotion of employees.

In its determination to approve the amendment and restatement of the 2004 Plan, the Board reviewed the burn rate, dilution and overhang metrics disclosed in the section titled “Key Equity Metrics” below.

YOU ARE URGED TO READ THIS ENTIRE PROPOSAL, WHICH EXPLAINS OUR REASONS FOR SUPPORTING THE 2004 PLAN AMENDMENT AND RESTATEMENT.

The Importance of Equity Compensation

The Board believes that long-term equity awards in the form of stock options, RSUs and performance-based awards are an extremely important way to attract and retain key employees, including a talented executive team, and align the employees’ and executives’ interests with our stockholders. The Board also believes that long-term equity compensation is essential to link executive compensation with long-term stockholder value creation. Equity compensation represents a significant portion of the compensation package for our key employees. Since our equity awards generally vest over several years, the value ultimately realized from these awards depends on the long-term value of our common stock. We strongly believe that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for stockholders.

Key Equity Metrics

Approval of the amendment and restatement of the 2004 Plan will enable us to compete effectively in the competitive market for employee talent over the coming years, while maintaining reasonable burn rates and overhang.

The following table shows key equity metrics under the 2004 Plan:

Key Equity Metrics	2013(1)	3-Year Average (2011-2013)(2)
Shares subject to awards granted(3)	34,572,469	27,865,891
Gross burn rate(4)	4.81%	3.94%
Net burn rate(5)	3.54%	2.50%
Dilution at fiscal year end(6)	11.57%	10.82%
Overhang at fiscal year end(7)	10.45%	9.20%

(1)	Includes (i) no shares of our common stock issuable upon the exercise of performance-based options because no performance-based options were granted in our 2013 fiscal year and (ii) 3,243,649 shares of our common stock issuable from performance-based RSUs granted in our 2013 fiscal year, representing the number of shares that could be earned assuming achievement of the applicable performance conditions at target.
(2)	Includes (i) 1,987,108 shares of our common stock issuable upon the exercise of performance-based options granted in in our 2011, 2012 and 2013 fiscal years and (ii) 5,409,742 shares of our common stock issuable from performance-based RSUs granted in our 2011, 2012 and 2013 fiscal years, in each case representing the number of shares that could be earned assuming achievement of the applicable performance conditions at target.
(3)	Reflects total number of shares subject to equity awards granted under the 2004 Plan during the fiscal year.

(4)	Gross burn rate is calculated by dividing the total number of shares subject to equity awards granted under the 2004 Plan during the fiscal year by the total weighted-average number of shares outstanding during the period and is expressed as a percentage.
(5)	Net burn rate is calculated by dividing the number of shares subject to equity awards granted under the 2004 Plan during the fiscal year, minus the total number of shares returned to the 2004 Plan through equity awards cancelled or forfeited, by the total weighted-average number of shares outstanding during the period and is expressed as a percentage.
(6)	Dilution is calculated by dividing the sum of the number of shares subject to equity awards outstanding and available for future grants under the 2004 Plan at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year and is expressed as a percentage.
(7)	Overhang is calculated by dividing the number of shares subject to equity awards outstanding under the 2004 Plan at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year and is expressed as a percentage.

We believe strongly that the approval of the amendment and restatement of the 2004 Plan is essential to our continued success. Our employees are our most valuable asset. Awards such as those provided under the 2004 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Such Awards also are crucial to our ability to motivate employees to achieve our goals.

Summary of the 2004 Plan

The following paragraphs provide a brief summary of the principal features of the 2004 Plan and its operation. Because the following is a summary, it may not contain all of the information that is important to you. A copy of the 2004 Plan, as amended and restated, is attached as Exhibit A to this proxy statement. The description that follows is qualified in its entirety by reference to the full text of the 2004 Plan as set forth in Exhibit A. The closing price of our common stock on March 10, 2014 was $3.81.

Background and Purpose of the Plan.    The 2004 Plan permits the grant of the following types of Awards: (i) non-statutory stock options that are not intended to qualify for favorable tax treatment under Section 422 of the Code, incentive stock options that are intended to qualify for favorable tax treatment under Section 422 of the Code and stock appreciation rights granted at the fair market value of our common stock on the date of grant (“Fair Market Value Awards”), and (ii) restricted stock awards and RSUs (“Full Value Awards”). This amendment and restatement will increase the total number of shares remaining available for grant under the 2004 Plan to 38,565,748 (based on 6,065,748 shares remaining available for grant as of March 10, 2014, assuming maximum achievement of the applicable performance conditions of our performance-based options and performance-based RSUs). If an Award or an award currently outstanding under any of the following prior equity compensation plans: 1995 Stock Plan of NexGen, Inc., 1996 Stock Incentive Plan, 1998 Stock Incentive Plan and 2000 Stock Incentive Plan (collectively, the “Prior Plans”) expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the 2004 Plan. As of March 10, 2014, there were 3,250 shares of our common stock subject to awards outstanding under the Prior Plans.

The 2004 Plan is intended to attract, motivate and retain employees, consultants and directors who provide significant services to us. The 2004 Plan also is intended to further our growth and profitability.

Administration of the 2004 Plan.    The Board or a delegate or committee appointed by the Board (the “Committee”) administers the 2004 Plan. Awards may also be made pursuant to the Outside Director Equity Compensation Policy.

Subject to the terms of the 2004 Plan, the Committee has the sole discretion to select the employees and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule) and interpret the provisions of the 2004 Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the 2004 Plan to one or more of our directors and/or executive officers, but only the Committee itself can grant Awards to participants who are our executive officers In addition, Awards that are intended to be qualified performance-based compensation as described under Section 162(m) of the Code may only be granted by a committee comprised exclusively of non-employee independent directors.

If we experience a stock dividend, reorganization or other change in our capital structure, the Committee has the discretion to adjust the number of shares available for issuance under the 2004 Plan, the outstanding Awards and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards; Performance Criteria.    The Committee selects the employees and consultants who will be granted Awards under the 2004 Plan. Non-statutory stock options, restricted stock, RSUs and stock appreciation rights may be granted to employees, consultants and directors. Incentive stock options can only be granted to employees. The actual number of individuals who will receive an Award under the 2004 Plan cannot be determined in advance because the Committee has the discretion to select the participants. No individual may receive Award(s) covering more than 3 million shares under the 2004 Plan in any calendar year, except that an individual may receive Award(s) covering up to 6 million shares during the first 12 months of employment.

In determining whether an Award should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting that it determines to be appropriate. For example, the Committee may decide to grant an Award only if the participant satisfies performance goals established by the Committee. The Committee may set performance periods and performance goals that differ from participant to participant. The Committee may choose performance goals based on either Company-wide or business unit results, as deemed appropriate in light of the participant’s specific responsibilities. For purposes of qualifying Awards as performance-based compensation under Section 162(m) of the Code, the Committee may (but is not required to) specify performance goals for the entire Company and/or a business unit. Currently, performance goals may be based on the following, which may be measured on a GAAP or non-GAAP basis: net income, operating income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, return on investment, return on capital, return on invested capital, return on capital compared to cost of capital, return on capital employed, return on equity, return on assets, return on net assets, total shareholder return, cash return on capitalization, revenue, revenue ratios (per employee or per customer), stock price, market share, shareholder value, net cash flow, cash flow, cash flow from operations, cash balance, cash conversion cycle, cost reductions and cost ratios (per employee or per customer), new product releases and strategic positioning programs, including the achievement of specified milestones or the completion of specified projects. The performance goals may differ from participant to participant and from Award to Award. Such performance goals also may (but is not required to) be based solely by reference to the performance of the individual, the Company as a whole or any subsidiary, division, business segment or business unit of the Company, or any combination thereof or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to a peer group of other companies. Unless otherwise stated, a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee, in its sole discretion, may provide that one or more objectively determinable adjustments will be made to one or more of the performance goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle, (ii) items relating to financing activities, (iii) expenses for restructuring or productivity initiatives, (iv) other non-operating items, (v) items related to acquisitions, (vi) items attributable to the business operations of any entity we acquire during the applicable performance period, (vii) items related to the disposal of a business or segment of a business, (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards, (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the applicable performance period, (x) any other items of significant income or expense which are determined to be appropriate adjustments, (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets, (xiii) items that are outside the scope of our core, on-going business activities, (xiv) items related to acquired in-process research and development, (xv) items relating to changes in tax laws, (xvi) items relating to major licensing or partnership arrangements, (xvii) items relating to asset impairment charges, (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements, or (xix) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions. To the extent that the Committee determines it to be desirable for Awards granted under the 2004 Plan to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder.

After the end of each performance period, a determination will be made as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual Award (if any) for each participant will be determined by the level of actual performance.

Fair Market Value Awards.    Under the 2004 Plan, the Committee can make the following Fair Market Value Awards:

Stock Options. A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. Under the 2004 Plan, the Committee may grant non-statutory and incentive stock options. The Committee determines the number of shares covered by each option.

The exercise price of the shares subject to each non-statutory stock option and incentive stock option cannot be less than 100 percent of the fair market value of our common stock on the date of the grant. The 2004 Plan prohibits any repricing of options after their grant, other than with stockholder approval.

Any option granted under the 2004 Plan cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of the grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the 2004 Plan expire at the times established by the Committee, but not later than ten years after the grant date.

The exercise price of each option granted under the 2004 Plan must be paid in full at the time of the exercise. The Committee may also permit payment by check, the tender of shares that are already owned by the participant, a broker-assisted cashless exercise, any combination of the foregoing or by any other means that the Committee determines to be consistent with the purpose of the 2004 Plan.

Stock Appreciation Rights. Awards of stock appreciation rights may be granted pursuant to the 2004 Plan. The Committee determines the terms and conditions of stock appreciation rights. However, no stock appreciation right may be granted with an exercise price that is less than fair market value of our common stock on the date of grant or have a term of over ten years from the date of grant. Upon exercising a stock appreciation right, the holder of such right shall be entitled to receive payment from us in an amount determined by multiplying (i) the difference between the closing price of a share of our common stock on the date of exercise and the exercise price by (ii) the number of shares with respect to which the stock appreciation right is exercised. Our obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Committee may determine. The Committee may choose to grant stock appreciation rights in tandem with the grant of stock options, such that the exercise of either the stock option or the stock appreciation right would cancel the other.

Awards to Non-Employee Directors.    Non-employee directors’ initial and annual equity awards are made in the form of RSUs. See “Directors’ Compensation and Benefits,” above, for a discussion of our Outside Director Equity Compensation Policy.

Full Value Awards.    Under the 2004 Plan, the Committee can make the following Full Value Awards:

Restricted Stock. Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee. The purchase price for an award of restricted stock is $0.00 per share. The Committee determines the number of shares of restricted stock granted to any employee or consultant and any terms and conditions that must be satisfied, including vesting conditions and/or satisfaction of performance goals.

Once the restricted stock is issued, voting, dividend and other rights as a stockholder will exist with respect to the restricted stock. However, the restricted stock will not be transferable until the restricted stock vests.

Restricted Stock Units. RSUs obligate us to pay the recipient of the award a value equal to the fair market value of a specific number of shares of our common stock in the future if the terms and conditions scheduled by the Committee are satisfied. Payment under an RSU may be made in cash or in shares of our common stock. The purchase price for the shares is $0.00 per share. The Committee determines the number of shares that are subject to such RSUs and any terms and conditions that must be satisfied, including vesting conditions and/or satisfaction of performance goals. A holder of an RSU does not have any rights as a stockholder until shares of common stock, if any, are issued with respect to the RSU. Payment under a RSU will be made at a time that is permissible under or exempt from Section 409A of the Code. The Committee may permit a participant to defer the receipt of cash or shares pursuant to a RSU under the 2004 Plan. Any such deferral will be administered as determined by the Committee and in a manner that is intended to comply with Section 409A of the Code.

Change of Control

Awards. In the event of a merger or sale of substantially all of our assets, our successor will either assume or provide a substitute award for each outstanding Award. In the event our successor refuses to assume or provide a substitute award, the Committee is required to provide at least 15 days’ notice that the Award will immediately vest and become exercisable, as applicable, as to all of the shares subject to such Award and that such Award will terminate upon the expiration of such notice period.

Non-Employee Director Awards. In the event of our change of control, the Awards described under “Awards to Non-Employee Directors,” above, will vest 100 percent immediately upon the change of control.

Acceleration in Connection with a Termination of Employment. If, within one year after a change of control, a participant’s employment is terminated for any reason other than for misconduct (as defined in the 2004 Plan) or, with respect to certain participants who are executive officers, there is a constructive termination of their employment, all Awards held by that participant become fully vested (unless otherwise specified in the participant’s Award agreement, employment agreement or other agreement with us, see “Severance and Change in Control Arrangements,” above)). A constructive termination generally occurs if the executive officer resigns because of a diminution or adverse change in his or her conditions of employment. In general, a “change of control” will be deemed to have occurred upon the acquisition of more than 20 percent of either the then-outstanding shares of our common stock or the combined voting power of our then outstanding securities, a change in the majority of the Board over a two-year period (generally excluding any new directors approved by two-thirds of the existing members of the Board), certain mergers or corporate transactions in which we are not the surviving entity, our liquidation or a sale of substantially all of our assets.

Non-Transferability of Awards.    Unless a participant’s employment or award agreement provides otherwise, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than by will or by the laws of descent or distribution, and may be exercised, during the lifetime of the participant, only by the participant.

Federal Tax Aspects

The following is a general summary under current law of the material federal income tax consequences of the grant, vesting and exercise of Awards under the 2004 Plan. This summary deals with general tax principles that apply only to employees who are citizens or residents of the United States and is provided only for general information purposes. The following discussion does not address the tax consequences of Awards that may be subject to and do not comply with the rules and guidance issued pursuant to Section 409A of the Code. Section 409A has implications that affect traditional deferred compensation plans, as well as certain equity awards. Accordingly, additional adverse tax consequences could apply to certain equity awards as a result of Section 409A based on the terms of the equity awards or modifications that have been made to the provisions of the equity awards.

The following discussion does not purport to be complete, and does not cover, among other things, federal employment tax and state and local income and employment tax treatment of participants in the 2004 Plan. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of personal investment circumstances. This summarized tax information is not tax advice.

Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted to a participant, when that option vests or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for a participant for purposes of the alternative minimum tax, unless the participant sells or otherwise disposes of the shares in the year of exercise. Gain realized on the sale of shares issued under an incentive stock option is taxable at capital gains rates, unless the participant disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred to the participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year or two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the options’ exercise will be taxed at ordinary income rates. If the participant sells or otherwise disposes the shares before the end of the one-year or two-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the participant recognizes on the disposition of the shares.

Non-statutory Stock Options.    No taxable income is reportable when a non-statutory stock option is granted to a participant or when the option vests. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option.

Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant or when the stock appreciation right vests. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares issued would be capital gain or loss.

Restricted Stock.    Generally, a participant will not have taxable income upon grant of restricted stock. Instead, he or she will recognize ordinary income, if any, at the time of vesting equal to the fair market value of the shares received (determined as of the date of vesting) minus any amount paid for the shares.

Restricted Stock Units.    A participant will generally not recognize taxable income at the time of the grant of a RSU or when the RSU vests. When an award is paid (whether it is at or after the time that the award vests), the participant will recognize ordinary income. In the event of an award that is paid or settled at a time following the vesting date, income tax may be deferred beyond vesting and until shares are actually delivered or payment is made to the participant if deferred in compliance with the timing of distributions and other requirements under Section 409A of the Code.

Gain or Loss on Sale or Disposition of Shares.    In general, gain or loss from the sale or disposition of shares granted or awarded under the 2004 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Withholding.    Where an award results in income subject to withholding, we may require the participant to remit the withholding amount to us or cause shares of common stock to be withheld or sold in order to satisfy the tax withholding obligations.

Tax Effect for Us.    Generally we will be entitled to a tax deduction in connection with an Award under the 2004 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a non-statutory stock option), provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Special rules under Section 162(m) of the Code limit the deductibility of compensation paid by a public company during a tax year to its chief executive officer and its other three most highly compensated executive officers (other than its chief financial officer) for that tax year. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. However, under Section 162(m) of the Code qualifying performance-based compensation, including income from stock options and other performance based awards, may be deductible if the conditions of Section 162(m) are met. These conditions include, among other things, stockholder approval of the material terms of the 2004 Plan as discussed above, setting limits on the number of Awards that any individual may receive and establishing performance criteria that must be met before the Award (other than certain stock options) actually will vest or be paid. The 2004 Plan has been designed to permit the Committee in its discretion to grant Awards which may qualify as performance-based for purposes of satisfying the conditions of Section 162(m) which may permit us to receive a federal income tax deduction in connection with such Awards.

Additionally, under the so-called “golden parachute” provisions of Section 280G of the Code, the accelerated vesting of options and benefits paid under other Awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible by us.

Amendment and Termination of the 2004 Plan and Prohibition on Repricing or Exchange of Awards Without Stockholder Approval

The Board generally may amend or terminate the 2004 Plan at any time and for any reason; provided, however, that the Board cannot reprice or otherwise exchange awards under the 2004 Plan, amend the 2004 Plan to increase the number of shares available under the 2004 Plan or change the class of employees eligible to participate in the 2004 Plan without stockholder consent. If this proposal to approve the amendment and restatement of the 2004 Plan is approved by our stockholders, the 2004 Plan will continue in effect until July 31, 2024.

Plan Benefits

The amount, if any, of equity compensation to be awarded to employees (including executive officers), consultants and directors is determined from time to time by the Compensation Committee or the Board, as applicable, and is not presently determinable.

Historically, our non-employee directors have received annual equity grants under the 2004 Plan. Under our current Outside Director Equity Compensation Policy, each non-employee director (other than the Chairman of the Board) who has served on the Board for at least six months prior to an annual meeting of stockholders, is granted the number of RSUs equal to the quotient of (i) $225,000 divided by (ii) the trailing average closing price of our common stock for the 30-day period preceding and ending with the date of the respective RSU grant. Commencing with the 2013 annual meeting of stockholders, the Chairman of the Board is granted two times the number of RSUs received by the other non-employee directors. If a non-employee director has served on the Board for less than six months prior to the respective annual meeting, his or her grant will be pro-rated based on the number of months of service divided by 12. For purposes of the pro-rata calculation, service during any portion of a month, counts as a full month of service. See “Directors’ Compensation and Benefits,” above, for equity grants received by our non-employee directors in 2013.

The following table sets forth, as of March 10, 2014, summary information concerning the number of shares of our common stock subject to stock options and RSUs made under the 2004 Plan to our Named Executive Officers, director nominees, all executive officers as a group, all current directors who are not executive officers as a group, all associates of any of such director nominees, executive officers or director, all other persons who received or is to receive 5% of such options or RSUs and all employees, including current officers who are not executive officers as a group:

Name and Position	Number of Shares Underlying Option Grants (#)		Number of Shares Underlying Performance- Based Option Grants (#)(1)	Number of Shares Underlying RSU Grants (#)		Number of Shares Underlying Performance- Based RSU Grants (#)(1)
Rory P. Read President, Chief Executive Officer and Director	3,520,766		739,000	1,538,207		2,455,914
Devinder Kumar Senior Vice President and Chief Financial Officer	1,677,469	(2)	0	683,301		537,089	(3)
John Byrne Senior Vice President and Chief Sales Officer	850,266	(4)	0	583,365		533,679
Mark D. Papermaster Chief Technology Officer and Senior Vice President—Technology and Engineering	931,942		0	681,290		617,358
Lisa T. Su Senior Vice President and General Manager, Global Business Units	1,231,977		0	781,663		667,358
Bruce L. Claflin Director	100,000		0	492,126		0
W. Michael Barnes Director	100,000		0	232,723		0
John E. Caldwell Director	50,000		0	232,723		0
Henry WK Chow Director	0		0	127,474		0
Nora M. Denzel(5) Director	0		0	0		0
Nicholas M. Donofrio Director	0		0	176,473		0
Martin L. Edelman Director	0		0	53,169		0
John R. Harding Director	0		0	99,349		0
Michael J. Inglis(5) Director	0		0	0		0
Ahmed Yahia Director	0		0	99,349		0
All current executive officers as a group (6 persons)	9,484,930	(6)	739,000	4,883,174		5,395,492	(7)
All current directors who are not executive officers as a group (11 persons)	350,000		0	1,746,109		0
All associates of any of such director nominees, executive officers or directors	0		0	0		0
All other persons who received or is to receive 5% of such options or RSUs	0		0	0		0
All employees, including current officers who are not executive officers as a group	73,987,030	(8)	1,248,108	93,641,851	(9)	6,176,698	(10)

(1)	Includes the number of shares of our common stock that could be earned assuming maximum achievement of the applicable performance conditions.

(2)

Includes 151,250 shares of our common stock subject to stock option grants that were cancelled in connection with a stock option exchange program in 2009 and 64,160 shares of our common stock subject to replacement stock options that were granted in connection with the option exchange program.

(3)	Includes 46,075 shares of our common stock subject to performance-based RSUs that were cancelled or forfeited.
(4)

Includes 20,000 shares of our common stock subject to stock option grants that were cancelled in connection with a stock option exchange program in 2009 and 4,000 shares of our common stock subject to replacement stock options that were granted in connection with the option exchange program.

(5)	Effective March 19, 2014, Ms. Denzel and Mr. Inglis were each appointed to the Board and each granted 69,269 RSUs. 69,269 shares of our common stock are subject to these RSUs.
(6)

Includes 319,951 shares of our common stock subject to stock option grants that were cancelled or forfeited. Of this amount, 310,856 shares of our common stock were cancelled in connection with a stock option exchange program in 2009. Also includes 103,608 shares of our common stock subject to replacement stock options that were granted in connection with the option exchange program.

(7)	Includes 115,893 shares of our common stock subject to performance-based RSUs that were cancelled or forfeited.
(8)

Includes 34,808,715 shares of our common stock subject to stock option grants that were cancelled or forfeited. Of this amount, 7,747,124 shares of our common stock were subject to option grants that were cancelled in connection with a stock option exchange program in 2009. Also includes 3,886,371 shares of our common stock subject to replacement stock options that were granted in connection with the option exchange program.

(9)	Includes 19,063,093 shares of our common stock subject to RSUs have been cancelled or forfeited.
(10)	Includes 2,306,723 shares of our common stock subject to performance-based RSUs that have been cancelled or forfeited.

Summary

We believe strongly that the approval of the amendment and restatement of the 2004 Plan is essential to our success. Awards such as those provided under the 2004 Plan constitute an important incentive for our key employees and other service providers and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the amendment and restatement of the 2004 Plan is essential for us to compete for talent in the very difficult labor markets in which we operate.

Required Vote

The proposal to amend and restate the 2004 Plan requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at our Annual Meeting. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote FOR the approval of the amendment and restatement of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan. Unless you indicate otherwise, your proxy will vote FOR the amendment and restatement.

ITEM 4—APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are seeking an advisory vote from our stockholders to approve the compensation paid to the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Unless you indicate otherwise, your proxy will vote FOR the approval of the compensation paid to the Named Executive Officers.

The Compensation Committee, with assistance from its independent executive compensation consultant and counsel, has structured our executive compensation program to reflect our “pay-for-performance” philosophy. A significant portion of the compensation opportunities provided to the Named Executive Officers are dependent on our financial performance, which are intended to drive the creation of stockholder value. The Compensation Committee intends to continue to emphasize responsible compensation arrangements that attract, retain and motivate high caliber executive officers, motivate these executive officers to achieve our short-term and long-term business strategies and objectives and support career development and succession goals.

We have determined to hold a “say-on-pay” advisory vote every year. In accordance with this determination and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, you have the opportunity to vote “for” or “against,” or to “abstain” from voting on, the following non-binding resolution relating to executive compensation:

“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2014 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and the narrative discussion of such proxy statement.”

In deciding how to vote on this proposal, you are encouraged to consider our executive compensation philosophy and objectives and the elements of our executive compensation program, as contained in “Compensation Discussion and Analysis,” above, as well as the following principles of our executive compensation program and other information:

•

Pay-for-Performance is Important. The Compensation Committee places a strong emphasis on performance-based compensation. To this end, approximately 89% of Rory Read’s, and 82% of the other Named Executive Officer’s, aggregate total direct compensation opportunity (i.e., base salary, annual target cash performance bonus opportunity and target value of annual long-term equity awards, but excluding special retention awards, non-recurring new hire awards and promotional awards) for 2013 was in the form of a cash performance bonus and long-term equity awards.

•

Claw-Back Provisions and Policies in Effect. In addition to the adoption of other related policies, the Compensation Committee has implemented “claw-back” provisions and policies applicable to equity awards granted since May 2010 to employees at or above the senior vice president level, which includes all of the Named Executive Officers.

•

Pay Practices Aligned with Sound Risk Management. The Compensation Committee endeavors to structure our executive compensation program to motivate and reward the Named Executive Officers for appropriately balancing opportunity and risk, such as investing in key initiatives designed to advance our growth in existing and new markets while at the same time avoiding pay practices that encourage excessive risk-taking. In connection with the Compensation Committee’s review of our compensation policies and practices for all employees in general, the Compensation Committee concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

•

Stock Ownership Guidelines in Effect. Our stock ownership requirements are designed to increase the Named Executive Officers’ stakes in us and to align their interest more closely with those of our stockholders. As of December 28, 2013, each of the Named Executive Officers were on track to comply with our stock ownership guidelines.

•

Policies Intended to Comport to Best Practices with respect to Change in Control Payments in Effect. During 2013, the Compensation Committee continued to adhere to the executive compensation policies it previously adopted, namely, the Compensation Committee will not approve any change in control arrangement that provides for excise tax gross-ups or cash severance payments in excess of (i) two times the sum of the executive officer’s base salary and annual target bonus, plus (ii) a prorated annual target bonus for the year in which termination occurs.

Required Vote

Approval, on an advisory basis, of the compensation of our Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, requires the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at our Annual Meeting. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

While your vote on this proposal is advisory and will not be binding on the Compensation Committee, the Board or us, the Compensation Committee values the opinions of our stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding our executive compensation program. Unless the Compensation Committee or the Board modifies the determination on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at our 2015 annual meeting of stockholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote FOR the approval of the compensation paid to the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Unless you indicate otherwise, your proxy will vote FOR the approval of the compensation paid to the Named Executive Officers.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the information in the “Compensation Committee Report” and “Audit and Finance Committee Report” of this proxy statement will not be incorporated by reference into any such filings, nor will it be deemed to be soliciting material or deemed filed with the SEC under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended. In addition, information contained on our Web site is not incorporated by reference in, or considered to be a part of, this proxy statement.

AVAILABLE INFORMATION

Our Annual Report, which includes our audited financial statements for the fiscal year ended December 28, 2013, has accompanied this proxy statement. You may also access a copy of our Annual Report at www.proxyvote.com and on the Investor Relations pages of our Web site at www.amd.com or ir.amd.com. Upon your request, we will provide, without any charge, a copy of any of our filings with the SEC. Requests should be directed to our Secretary at Advanced Micro Devices, Inc., One AMD Place, Sunnyvale, California 94088 or by email to Corporate.Secretary@amd.com.

Important notice regarding Internet availability of proxy materials: This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 28, 2013 are available at www.proxyvote.com and on the Investor Relations pages of our Web site at www.amd.com or ir.amd.com.

AMD, the AMD arrow logo and combinations thereof are either trademarks or registered trademarks of Advanced Micro Devices, Inc. Microsoft and Xbox One are registered trademarks of Microsoft Corporation in the United States and/or other jurisdictions. PlayStation is a registered trademark of Sony Computer Entertainment, Inc. Other product and company names used in this publication are for identification purposes only and may be trademarks of their respective companies.

Exhibit A

ADVANCED MICRO DEVICES, INC.

2004 EQUITY INCENTIVE PLAN

(Amendment and Restatement Adopted by the Board of Directors on March 22, 2006)

(Approved by the Stockholders on May 5, 2006)

(Amendment Adopted by the Board of Directors on October 13, 2006)

(Second Amendment and Restatement Adopted by the Board of Directors on February 26, 2009)

(Approved by Stockholders on May 7, 2009)

(Third Amendment and Restatement Adopted by the Board of Directors on March 5, 2010)

(Approved by Stockholders on April 29, 2010)

(Fourth Amendment and Restatement Adopted by the Board of Directors on March 14, 2012)

(Approved by Stockholders on May 10, 2012)

(Fifth Amendment and Restatement Adopted by the Board of Directors on March 16, 2013)

(Approved by Stockholders on July 12, 2013)

(Sixth Amendment and Restatement Adopted by the Board of Directors on March 19, 2014)

1.	Purposes of the Plan. The purposes of this 2004 Equity Incentive Plan (the “Plan”) are:

•	to attract and retain the best available personnel,

•	to compete effectively for the best personnel, and

•	to promote the success of the Company’s business by motivating Employees, Directors and Consultants to superior performance.

Awards granted under the Plan may be Nonstatutory Stock Options (NSOs), Incentive Stock Options (ISOs), Stock Appreciation Rights (SARs), Restricted Stock, or Restricted Stock Units (RSUs), as determined by the Administrator at the time of grant.

2.	Definitions. As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board or any of its delegates, including committees, administering the Plan, in accordance with Section 4 of the Plan.

(b)	“Affiliate” means any corporation, partnership, joint venture or other entity in which the Company holds an equity, profit or voting interest of thirty percent (30%) or more; provided, however, that with respect to Awards granted on or after May 5, 2006 “Affiliate” shall mean any corporation, partnership, joint venture or other entity in which the Company holds an equity, profit or voting interest of more than fifty percent (50%).

(c)	“Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)	“Award” means, individually or collectively, a grant under the Plan of NSOs, ISOs, SARs, Restricted Stock, or RSUs.

(e)	“Award Documentation” means any written agreement or documentation published by the Company setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Documentation is subject to the terms and conditions of the Plan.

(f)	“Awarded Stock” means the Common Stock subject to an Award.

(g)	“Board” means the Board of Directors of the Company or its delegate.

(h)	“Change of Control” Unless otherwise defined in Award Documentation or a Participant’s employment agreement, the term “Change of Control” shall mean any of the following events:

(i)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including the securities beneficially owned by such person any securities acquired directly from the Company or any of its Affiliates) representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities;

(ii)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause (i) or (ii) of this sentence) whose appointment, election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(iii)	there is consummated a merger or consolidation of the Company or subsidiary thereof with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or

(iv)	the stockholders of the Company approve a plan of complete liquidation of the Company and such plan of complete liquidation of the Company is consummated or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing: (y) unless otherwise provided in a Participant’s employment agreement, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (z) unless otherwise provided in a Participant’s employment agreement, “Change of Control” shall exclude the acquisition of securities representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities by the Company or any of its wholly owned subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company.

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(j)	“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k)	“Common Stock” means the common stock of the Company.

(l)	“Company” means Advanced Micro Devices, Inc., a Delaware corporation.

(m)	“Constructive Termination” shall mean a resignation by a Participant who has been selected by the Board as a corporate officer of the Company due to diminution or adverse change in the circumstances of such Participant’s service as such a corporate officer, as determined in good faith by the Participant; including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment. Constructive Termination shall be communicated by written notice to the Company (or successor to the Company), and such termination shall be deemed to occur on the date such notice is so delivered.

(n)	“Consultant” means any natural person, including an advisor, engaged by the Company or Affiliate to render services to such entity.

(o)	“Director” means a member of the Board of Directors of Advanced Micro Devices, Inc.

(p)	“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(q)	“Employee” means any person, including Officers and Directors, who is an employee of the Company or any Affiliate. An Employee shall not cease to be treated as an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Affiliate, or any successor corporation. Neither service as a Director nor payment of a director’s fee by the Company or any Affiliate shall be sufficient to constitute status as an Employee.

(r)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange, including without limitation the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported by Bloomberg.com or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for such date, or if no bid or asked prices were reported for such date, then the bid and asked prices on the date immediately prior to such date during which bid and asked prices were reported; or

(iii)	In the absence of an established market for the Common Stock, its Fair Market Value shall be determined in good faith by the Administrator.

(t)	“Incentive Stock Option” or “ISO” means an option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)	“Independent Director” means a Director of the Company who is not also an Employee of the Company and who qualifies as an “outside director” for purposes of Section 162(m) of the Code, and/or as a “Non-Employee Director” for purposes of Section 16(b) of the Exchange Act.

(v)	“Misconduct” means a Participant is determined by the Administrator to have:

(i)	committed an act of theft, embezzlement, fraud, dishonesty or other criminal act,

(ii)	breached a fiduciary duty owed to the Company (or Affiliate),

(iii)	deliberately disregarded rules of the Company (or Affiliate),

(iv)	made any unauthorized disclosure of any of the trade secrets or confidential information of the Company (or Affiliate),

(v)	engaged in any conduct constituting unfair competition with the Company (or Affiliate),

(vi)	induced any customer of the Company (or Affiliate) to break any contract with the Company (or Affiliate), or

(vii)	induced any principal for whom the Company (or Affiliate) acts as agent to terminate such agency relationship

(w)	“Nonstatutory Stock Option” or “NSO” means an Option not intended to qualify as an Incentive Stock Option.

(x)	“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Documentation.

(y)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)	“Option” means an NSO or ISO granted pursuant to Section 8 of the Plan.

(aa)	“Option Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(bb)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc)	“Participant” means the holder of an outstanding Award granted under the Plan.

(dd)

“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement, measured on a generally accepted accounting principles (GAAP) or non-GAAP basis, relating to net income, operating income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, return on investment, return on capital, return on invested capital, return on capital compared to cost of capital, return on capital employed, return on equity, return on assets, return on net assets, total shareholder return, cash return on capitalization, revenue, revenue ratios (per employee or per customer), stock price, market share, shareholder value, net cash flow, cash flow, cash flow from operations, cash balance, cash conversion cycle, cost reductions and cost ratios (per employee or per customer), new product releases and strategic positioning programs, including the achievement of specified milestones or the completion of specified projects. The Performance Goals may differ from Participant to Participant and from Award to Award. Such Performance Goals also may (but is not required to) be based solely by reference to the performance of the individual, the Company as a whole or any subsidiary, division, business segment or business unit of the Company, or any combination thereof or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to a peer group of other companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the applicable performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the applicable performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, such Performance Goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

(ee)	“Plan” means this Advanced Micro Devices, Inc. 2004 Equity Incentive Plan, as amended and restated.

(ff)	“Restricted Stock” means shares of Common Stock granted pursuant to Section 10 of the Plan that are subject to vesting, if any, based on continuing as a Service Provider and/or based on Performance Goals.

(gg)	“Restricted Stock Unit” or “RSU” means an Award, granted pursuant to Section 11 of the Plan.

(hh)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii)	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option that is granted pursuant to Section 9 of the Plan.

(jj)	“Section 16(b)” means Section 16(b) of the Exchange Act.

(kk)	“Service Provider” means an Employee, Director or Consultant; subject to the limitations in Section 12 of the Plan with regard to Awards granted to Outside Directors.

(ll)	“Share” means each share of Common Stock reserved under the Plan or subject to an Award, and as adjusted in accordance with Section 15(a) of the Plan.

(mm)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Stock Subject to the Plan.

(a)	Reserve. Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 169,150,000 Shares plus: (i) the number of shares of Common Stock reserved under the Company’s the 1995 Stock Plan of NexGen, Inc., 1996 Stock Incentive Plan, the 1998 Stock Incentive Plan and the 2000 Stock Incentive Plan (the “Prior Plans”) that are not subject to outstanding awards under the Prior Plans on April 29, 2004 (the “Effective Date”), and (ii) the number of shares of Common Stock that are released from, or reacquired by the Company from, awards outstanding under the Prior Plans at the Effective Date. Shares reserved under this Plan that correspond to shares of Common Stock covered by part (ii) of the immediately preceding sentence shall not be available for grant and issuance pursuant to this Plan except as such shares of Common Stock cease to be subject to such outstanding awards, or are repurchased at the original issue price by the Company, or are forfeited. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)	Reissuance. If Shares are: (i) subject to an Award that terminates without such Shares being issued, or (ii) issued pursuant to an Award, but are repurchased at the original issue price by the Company, or (iii) forfeited; then such Shares will again be available for grant and issuance under this Plan. At all times the Company will reserve and keep available the number of Shares necessary to satisfy the requirements of all Awards then vested and outstanding under this Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), no Shares may again be optioned, granted or awarded if such action would cause an ISO to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)	Non-Reissuance. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Shares authorized for grant under this Section 3: (i) Shares tendered by the Participant or withheld by the Company in payment of the exercise price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award and (iii) Shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR.

4.	Administration of the Plan.

(a)	Procedure.

(i)	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption of “performance-based compensation” under Section 162(m) of the Code and related regulations.

(ii)	Rule 16b-3. To the extent that the Administrator determines it to be desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)	Other Administration. Other than as provided above, the Plan shall be administered by the Administrator in a manner to satisfy Applicable Laws.

(b)	Powers of the Administrator. Subject to the provisions of the Plan, including, without limitation Section 17, and in the case of a Board delegate, subject to the specific duties delegated by the Board to such Board delegate, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value as defined above;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)	to approve forms of agreement and documentation for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised (which may be based on performance criteria), transferability, any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)	to modify or amend each Award (subject to Section 17 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs;

(ix)	to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)	to ensure that all Awards granted pursuant to the Plan comply with or are exempt from the provisions of Section 409A of the Code; and

(xii)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c)	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants.

5.	Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights may be granted to Service Providers. Incentive Stock Options may only be granted to employees of the Company and any Parent or Subsidiary of the Company.

6.	Limitations on Awards.

(a)	No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing their relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or any Affiliate to terminate such relationship at any time, with or without cause or to adjust the compensation of any Participant.

(b)	Exercise; Rights as a Stockholder; Effect of Exercise.

(i)	Any Award granted hereunder shall be exercisable or vest according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Documentation, including, without limitation, Participant’s continuous status as a Service Provider and/or Participant’s satisfaction of Performance Goals. An Award may not be exercised for a fraction of a Share. An Award shall be deemed exercised when the Company receives written or electronic notice of exercise (in accordance with the Award Documentation) from the person entitled to exercise the Award. The Participant must remit to the Company full payment for the Shares with respect to which the Award is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Documentation and the Plan. Shares issued upon exercise of an Award shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and Participant’s spouse, or after the death of the Participant in the name of the Participant’s beneficiaries or heirs or as directed by the executor of Participant’s estate under Applicable Laws.

(ii)	Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Award. The Company shall issue (or cause to be issued) such Shares promptly after the Award is exercised or vests. No adjustment of an Award will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15(a) of the Plan or specified in such Award’s Award Documentation.

(iii)	Exercising an Award in any manner that results in the issuance of Shares shall decrease the number of Shares thereafter available, both for purposes of the Plan and for issuance under the Award, by the number of Shares as to which the Award is exercised.

(c)	Misconduct. If a Participant is determined by the Administrator to have committed Misconduct then, unless otherwise provided in a Participant’s agreement for services as a Service Provider, neither the Participant, the Participant’s estate nor such other person who may then hold any Award granted to the Participant shall be entitled to exercise any such Award with respect to any Shares, after termination of status as a Service Provider, whether or not the Participant may receive from the Company (or Affiliate) payment for: vacation pay, services rendered prior to termination, services rendered for the day on which termination occurs, salary in lieu of notice, or any other benefits. In making such determination, the Administrator shall give the Participant an opportunity to present evidence to the Administrator. Unless otherwise provided in a Participant’s agreement for services as a Service Provider, termination of status as a Service Provider shall be deemed to occur on the date when the Company (or Affiliate) dispatches notice or advice to the Participant that status as a Service Provider is terminated.

(d)	162(m) Limitations.

(i)	Except in connection with his or her initial service, no Service Provider shall be granted, in any calendar year, Awards covering in the aggregate more than 3,000,000 Shares.

(ii)	In connection with his or her initial service, a Service Provider may be granted Awards covering in the aggregate up to 6,000,000 Shares in the first twelve (12) months of such Service Provider’s service, rather than the limit set forth in subsection (i) above.

(iii)	The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15(a).

(iv)	If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15(b), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above.

(e)	Tax Withholding.

(i)	Where, in the opinion of counsel to the Company, the Company has or will have an obligation to withhold foreign, federal, state or local taxes relating to the exercise of any Award, the Administrator may in its discretion require that such tax obligation be satisfied in a manner satisfactory to the Company. With respect to the exercise of an Award, the Company may require the payment of such taxes before Shares deliverable pursuant to such exercise are transferred to the holder of the Award.

(ii)	With respect to the exercise of an Award, a Participant may elect (a “Withholding Election”) to pay the minimum statutory withholding tax obligation by the withholding of Shares from the total number of Shares deliverable pursuant to the exercise of such Award, or by delivering to the Company a sufficient number of previously acquired shares of Common Stock, and may elect to have additional taxes paid by the delivery of previously acquired shares of Common Stock, in each case in accordance with rules and procedures established by the Administrator. Previously owned shares of Common Stock delivered in payment for such additional taxes may be subject to conditions as the Administrator may require. The value of each Share withheld, or share of Common Stock delivered, shall be the Fair Market Value per share of Common Stock on the date the Award becomes taxable. All Withholding Elections are subject to the approval of the Administrator and must be made in compliance with rules and procedures established by the Administrator.

7.	Term of Plan. The Plan shall continue in effect until July 31, 2024, unless terminated earlier under Section 17 of the Plan.

8.	Options.

(a)	Term of Options. The term of each Option shall be not greater than ten (10) years from the date it was granted.

(b)	Option Exercise Price and Consideration.

(i)	Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(ii)	In the case of an ISO granted to any Employee who, at the time the ISO is granted owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(iii)	In the case of an ISO granted to any Employee other than an Employee described in subsection (ii) immediately above, the per Share price shall be no less than 100% of the Fair Market Value per Share on the date of the grant.

(iv)	In the case of a NSO, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(v)	The exercise price for the Shares to be issued pursuant to an already granted Option may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

(c)	Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

(i)	Check;

(ii)	other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iii)	broker-assisted cashless exercise; or

(iv)	any combination of the foregoing methods of payment; or

(v)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d)	Termination of Relationship as Service Provider. When a Participant’s status as a Service Provider terminates, other than from Misconduct, death or Disability, the Participant’s Option may be exercised within the period of time specified in the Option Agreement to the extent that the Option is vested on the date of termination or such longer period of time determined by the Administrator (which may so specify after the date of the termination but before expiration of the Option) not to exceed five (5) years (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified period of time in the Plan or the Award Documentation, the Option shall remain exercisable for three (3) months following the date Participant ceased to be a Service Provider. If, on the date of termination, such Participant’s Option is not fully vested, then the unvested Shares shall revert to the Plan. If, after termination, the Participant’s Option is not fully exercised within the time specified, then the unexercised Shares covered by such Option shall revert to the Plan and such Option shall terminate.

(e)	Death or Disability of Participant. If a Participant’s status as a Service Provider terminates from death or Disability, then the Participant or the Participant’s estate, or such other person as may hold the Option, as the case may be, shall have the right for a period of twelve (12) months following the date of death or termination of status as a Service Provider for Disability, or for such other period as the Administrator may fix, to exercise the Option to the extent the Participant was entitled to exercise such Option on the date of death or termination of status as a Service Provider for Disability, or to such extent as may otherwise be specified by the Administrator (which may so specify after the date of death or Disability but before expiration of the Option), provided the actual date of exercise is in no event after the expiration of the term of the Option. A Participant’s estate shall mean his legal representative or any person who acquires the right to exercise an Option by reason of the Participant’s death or Disability.

(f)	Events Not Deemed Terminations: Unless otherwise provided in a Participant’s agreement for services as a Service Provider, such Participant’s status as a Service Provider shall not be considered interrupted in the case of (i) a leave of absence (approved by the Administrator) by a Participant who intends throughout such leave to return to providing services as a Director, Employee, or Consultant; (ii) sick leave; (iii) military leave; (iv) any other leave of absence approved by the Administrator, provided such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; or (v) in the case of transfer between locations of the Company or among the Company and its Affiliates. In the case of any Participant on an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of the Option while on a leave described in subparts (i) through (v) above and/or resumption of vesting on return from such leave as it may deem appropriate, except that in no event shall an Option be exercised after the expiration of the term set forth in the Option.

(g)	ISO Rules. The Option Agreement for each ISO shall contain a statement that the Option it documents is an ISO. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which all ISOs held by a Participant are exercisable for the first time by such Participant during any calendar year exceeds $100,000, such excess Shares shall be treated as Shares subject to an NSO. For purposes of this Section 8(g), ISOs shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares subject to an ISO shall be determined as of the time the ISO with respect to such Shares is granted.

(h)	Buyout Provisions. Subject to Section 8(b)(v), the Administrator may offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made; provided that the Administrator shall not make such offer without the consent of the Company’s stockholders with respect to an Option with a per share exercise price that is greater than Fair Market Value on the date of such offer.

9.	Stock Appreciation Rights.

(a)	Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b)	Exercise Price and other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. In the case of an SAR, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award.

(c)	Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)	the number of Shares with respect to which the SAR is exercised.

(d)	Payment upon Exercise of SAR. At the discretion of the Administrator, payment for an SAR may be in cash, Shares or a combination thereof.

(e)	SAR Agreement. Each SAR grant shall be evidenced by Award Documentation (a “SAR Agreement”) that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f)	Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Documentation.

(g)	Termination of Relationship as Service Provider. When a Participant’s status as a Service Provider terminates, other than from Misconduct, death or Disability, the Participant’s SAR may be exercised within the period of time specified in the SAR Agreement to the extent that the SAR is vested on the date of termination or such longer period of time determined by the Administrator (which may so specify after the date of the termination but before expiration of the SAR) not to exceed five (5) years (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified period of time in the Plan or the SAR Agreement, the SAR shall remain exercisable for three (3) months following the date Participant ceased to be a Service Provider. If, on the date of termination, such Participant’s SAR is not fully vested, then the unvested Shares shall revert to the Plan. If, after termination, the Participant’s SAR is not fully exercised within the time specified, then the unexercised Shares covered by such SAR shall revert to the Plan and such SAR shall terminate.

(h)	Death or Disability of Participant. If a Participant’s status as a Service Provider terminates from death or Disability, then the Participant or the Participant’s estate, or such other person as may hold the SAR, as the case may be, shall have the right for a period of twelve (12) months following the date of death or termination of status as a Service Provider for Disability, or for such other period as the Administrator may fix, to exercise the SAR to the extent the Participant was entitled to exercise such SAR on the date of death or termination of status as a Service Provider for Disability, or to such extent as may otherwise be specified by the Administrator (which may so specify after the date of death or Disability but before expiration of the SAR), provided the actual date of exercise is in no event after the expiration of the term of the SAR. A Participant’s estate shall mean his legal representative or any person who acquires the right to exercise an SAR by reason of the Participant’s death or Disability.

(i)	Events Not Deemed Terminations. Unless otherwise provided in a Participant’s agreement for services as a Service Provider, such Participant’s status as a Service Provider shall not be considered interrupted in the case of (i) a leave of absence (approved by the Administrator) by a Participant who intends throughout such leave to return to providing services as a Director, Employee, or Consultant; (ii) sick leave; (iii) military leave; (iv) any other leave of absence approved by the Administrator, provided such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; or (v) in the case of transfer between locations of the Company or among the Company and its Affiliates. In the case of any Participant on an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of the SAR while on a leave described in subparts (i) through (v) above and/or resumption of vesting on return from such leave as it may deem appropriate, except that in no event shall a SAR be exercised after the expiration of the term set forth in the SAR.

(j)	Buyout Provisions. Subject to Section 9(b), the Administrator may offer to buy out for a payment in cash or Shares an SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made; provided that the Administrator shall not make such offer without the consent of the Company’s stockholders with respect to an SAR with a per share exercise price that is greater than Fair Market Value on the date of such offer.

10.	Restricted Stock.

(a)	Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock Award granted to any Participant, and (ii) the conditions that must be satisfied, the vesting of which typically will be based on continued provision of services and/or satisfaction of Performance Goals. Once the Shares are issued, voting, dividend and other rights as a stockholder shall exist with respect to Restricted Stock.

(b)	Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions, including the purchase price, if any, of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Restricted Stock is granted. Any certificates representing the Restricted Stock shall bear such legends as shall be determined by the Administrator.

(c)	Restricted Stock Award Documentation. Each Restricted Stock grant shall be evidenced by Award Documentation (a “Restricted Stock Award Documentation”) that shall specify the purchase price (if any) and such other terms conditions, and restrictions as the Administrator, in its sole discretion, shall determine.

11.	Restricted Stock Units.

(a)	Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to each Restricted Stock Units Award, and (ii) the conditions that must be satisfied, the vesting of which typically will be based on continued provision of services and/or satisfaction of Performance Goals. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Restricted Stock Units.

(b)	Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions, including the purchase price, if any, of Restricted Stock Units granted under the Plan. Restricted Stock Units Awards shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Restricted Stock Units Award is granted. Restricted Stock Units shall be denominated in units with each unit equivalent to one Share for purposes of determining the number of Shares subject to any Restricted Stock Units Award.

(c)	Restricted Stock Units Agreement. Each Restricted Stock Units grant shall be evidenced by Award Documentation (a “Restricted Stock Units Agreement”) that shall specify the purchase price, if any, and such other terms conditions, and restrictions as the Administrator, in its sole discretion, shall determine. Each Restricted Stock Units Agreement shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. A Restricted Stock Units Agreement may provide for dividend equivalent units.

(d)

Settlement. Settlement of vested Restricted Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination, as determined by the Administrator and may be settled in a lump sum or in installments. Distribution to a Participant of an amount (or amounts) from settlement of vested Restricted Stock Units may be deferred to a date after settlement as determined by the Administrator and in such manner as shall comply with Section 409A of the Code. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to the Plan. Notwithstanding the foregoing, settlement of vested Restricted Stock Units held by Participants who are residents of Canada or employed in Canada may be made only in the form of Shares.

12.	Awards to Outside Directors. Notwithstanding anything herein to the contrary, the grant of any Award to a Director who is not also an Employee (an “Outside Director”) shall be made by the Board pursuant to a written non-discretionary formula established by the Board (the “Outside Director Equity Compensation Policy”). The Outside Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Outside Directors, the number of shares of Common Stock to be subject to Outside Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Board determines in its discretion. For the avoidance of doubt, Awards granted to Outside Directors shall be subject to all of the limitations set forth in the Plan.

13.	Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. Notwithstanding the foregoing, in no event may an Award be sold, pledged, assigned, hypothecated, transferred, or disposed of for consideration absent stockholder approval. If the Administrator makes an Award transferable in accordance with this Section 13, the Award Documentation for such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

14.	Reserved.

15.	Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)	Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, in each case as set forth in Section 3, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) annual share issuance limits under Section 6(d) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested an Award will terminate immediately prior to the consummation of such proposed action.

(c)	Merger or Asset Sale. In the event of a merger of the Company with or into another corporation (as such merger is described in Section 2(h) herein), or the sale of substantially all of the assets of the Company (as such sale is described in Section 2(h) herein), each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or related corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to fully exercise the Awards and all forfeiture restrictions on any or all of such Awards shall lapse, including Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of such a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this subsection, the Award shall be considered assumed if, following such merger or sale of assets, the Award confers the right to purchase or receive, for each Share of Awarded Stock subject to the Award immediately prior to such merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in such merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in such merger or sale of assets is not solely common stock of the successor corporation or related corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share of Awarded Stock subject to the Award, to be solely common stock of the successor corporation or related corporation equal in fair market value to the per share consideration received by holders of Common Stock in such merger or sale of assets.

(d)	Change of Control. Unless otherwise provided in a Participant’s agreement for services as an employee of the Company, if, within one year after a Change of Control has occurred, such Participant’s status as an employee of the Company is terminated by the Company (including for this purpose any successor to the Company due to such Change of Control and any employer that is an Affiliate of such successor) for any reason other than for Misconduct or, if applicable, terminated by such Participant as a Constructive Termination, then all Awards held by such Participant shall become fully vested for exercise upon the date of termination of such status, irrespective of the vesting provisions of such Participant’s Award Documentations.

(e)	Other Terms.

(i)	The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(ii)

With respect to Awards which are granted to “covered employees” within the meaning of Section 162(m) of the Code and are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, no adjustment or action described in this Section 15 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as performance-based compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 15 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate

Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16(b) or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(iii)	The existence of the Plan, the Award Documentation and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(iv)	No action shall be taken under this Section 15 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

16.	Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each recipient within a reasonable time after the date of such grant. The date of grant of an Option or SAR shall be the date the Company completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Option or SAR; provided that such corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased under the Option and the minimum Option price are fixed or determinable.

17.	Amendment and Termination of the Plan.

(a)	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)	Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws and shall obtain stockholder approval for any amendment to the Plan to increase the number of shares available under the Plan, to change the class of employees eligible to participate in the Plan, to permit the Administrator to grant Options and SARs with an exercise price that is below Fair Market Value on the date of grant, to permit the Administrator to extend the exercise period for an Option or SAR beyond ten years from the date of grant, or to provide for additional material benefits under the Plan.

(c)	Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18.	Conditions Upon Issuance of Shares.

(a)

Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or

(b) completion of any registration or other qualification of such Shares under Applicable Laws. The Company will be under no obligation to register the Shares with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

(b)	Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19.	Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder (or the cash equivalent thereof), shall relieve the Company of any liability in respect of the failure to issue or sell such Shares (or the cash equivalent thereof) as to which such requisite authority shall not have been obtained.

20.	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21.	Stockholder Approval. This Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date of adoption by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

22.	Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Documentation evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Documentations shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Accordingly, with respect to an Award that the Administrator determines is subject to Section 409A of the Code, (a) termination of services as a Service Provider shall be determined based on the principles under Section 409A of the Code regarding a separation from service, (b) if the Change of Control definition contained in the Award Documentation does not comport with the definition of “change of control” for purposes of a distribution under Section 409A of the Code, then any payment due under such Award shall be delayed until the earliest time that such payment would be permitted under Section 409A of the Code and (c) if the Administrator determines that the Participant granted such Award is a “specified employee” as defined under Section 409A of the Code, then any payment due under such Award upon the Participant’s separation from service shall not be paid until the first business day following the date that is 6 months following the date of the Participant’s separation from service. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Documentation or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

ADVANCED MICRO DEVICES, INC.

PROXY SERVICES

C/O COMPUTERSHARE

P.O. BOX 43004

PROVIDENCE, RI 02940

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2014. Have your proxy card in hand when you access the web site, the control number that is printed in the box marked by the arrow below available and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AMD14

You may attend the Meeting via the Internet and vote during the Meeting. Have your proxy card in hand when you access the web site, the control number that is printed in the box marked by the arrow below available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 7, 2014. Have your proxy card in hand when you call, the control number that is printed in the box marked by the arrow below available and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M68900-P46258	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

             ADVANCED MICRO DEVICES, INC.

The Board of Directors recommends you vote FOR the following proposals:
1. Election of Directors

Nominees:	For	Against	Abstain

1a. Bruce L. Claflin	☐	☐	☐

1b. W. Michael Barnes	☐	☐	☐

1c. John E. Caldwell	☐	☐	☐

1d. Henry WK Chow	☐	☐	☐

1e. Nora M. Denzel	☐	☐	☐

1f. Nicholas M. Donofrio	☐	☐	☐

1g. Martin L. Edelman	☐	☐	☐

1h. John R. Harding	☐	☐	☐

1i. Michael J. Inglis	☐	☐	☐

1j. Rory P. Read	☐	☐	☐

1k. Ahmed Yahia	☐	☐	☐

		For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as AMD’s independent registered public accounting firm for the current fiscal year.	☐	☐	☐

3.	Approval of the amendment and restatement of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan.	☐	☐	☐

4.	Advisory vote to approve the compensation of AMD’s named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the

meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. If the stock is issued in the name of two or more persons, all of them should sign the proxy. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

ONE AMD PLACE

P.O. BOX 3453

SUNNYVALE, CALIFORNIA 94088-3453

(408) 749-4000

You are cordially invited to attend our 2014 annual meeting of stockholders to be held on Thursday, May 8, 2014 at 9 a.m. Pacific Time at AMD, “Commons Building,” One AMD Place, Sunnyvale, CA 94088.

Regardless of whether or not you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you either vote by Internet or by telephone or sign and return your proxy card as soon as possible in the envelope provided.

Stockholders of record at the close of business on March 10, 2014 and holders of proxies for those stockholders may attend and vote at our annual meeting. To attend our annual meeting in person, you must present valid photo identification, and, if you hold shares through a broker, bank, trustee or nominee (i.e., in street name), you must also present a letter from your broker or other nominee showing that you were the beneficial owner of the shares on March 10, 2014.

This year, we are also pleased to offer a virtual annual meeting at which our stockholders can view our annual meeting at www.virtualshareholdermeeting.com/AMD14. Stockholders at the close of business on March 10, 2014 may also ask questions and vote at our annual meeting via the Internet. We hope this will allow our stockholders who are unable to attend our annual meeting in person to participate in our annual meeting.

Important Notice Regarding Internet Availability of Proxy Materials:

The Notice and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 28, 2013 are available at www.proxyvote.com.

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M68901-P46258

PROXY

ADVANCED MICRO DEVICES, INC.

Annual Meeting of Stockholders on May 8, 2014

This proxy is solicited by the Board of Directors

The undersigned appoints RORY P. READ and HARRY A. WOLIN as proxies for the undersigned, with full power of substitution, to represent and to vote all the stock of the undersigned in the matters set forth in the 2014 Proxy Statement related to the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. (AMD) to be held on Thursday, May 8, 2014 and at any adjournment(s) or postponement(s) thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment(s) or postponement(s) thereof.

If properly executed, this proxy shall be voted in accordance with the instructions given. To the extent no directions are given on a proposal, the proxyholder will vote FOR the nominees listed on the reverse side, FOR the ratification of the appointment of Ernst & Young LLP as AMD’s independent registered public accounting firm for the current fiscal year, FOR the approval of the amendment and restatement of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan and FOR the advisory vote to approve the compensation of AMD’s named executive officers, and in the discretion of the proxyholder, on other matters that may properly be presented at the meeting.

The undersigned may revoke this proxy at any time prior to its exercise or may attend the meeting and vote in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

Continued and to be signed on reverse side